UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ICF INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE
HELD ON JUNE 2, 2026

John Wasson
Chair & Chief
Executive Officer

Date:	Time:	Place:
June 2, 2026	8:00 a.m. ET	Virtual Meeting: Online via live webcast www.virtualshareholdermeeting.com/ICFI2026

AGENDA:
•	To elect three (3) directors for a term expiring in 2029 (Proposal 1);
•
To approve, on an advisory basis, ICF International, Inc.’s (“ICF International,” “ICF,” the “Company,” “we” or “our”) overall pay-for-performance named executive officer compensation program, as disclosed in the Proxy Statement (Proposal 2);

•	To approve the ICF International, Inc. 2026 Omnibus Incentive Plan (Proposal 3);
•	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2026 (Proposal 4); and
•	To transact any other business that is properly brought before the meeting or any adjournment or postponement.
Pursuant to the Delaware General Corporation Law and ICF International’s Amended and Restated Bylaws, stockholders of record at the close of business on April 8, 2026, are entitled to notice of, and to vote at, the 2026 annual meeting of stockholders (the “Annual Meeting”). This Notice of Annual Meeting, the Proxy Statement, and a form of proxy or voting instruction form are being distributed and made available to stockholders on or about April 22, 2026.
To help manage costs and to reduce the environmental impact of the annual meeting process, the Annual Meeting will be a virtual meeting. You will not be able to attend the Annual Meeting physically. Instead, you will be able to attend the Annual Meeting, as well as vote and submit your questions, during a live webcast by visiting www.virtualshareholdermeeting.com/ICFI2026 and entering the 16-digit control number included on your notice, proxy card or voting instruction form. Further details regarding the virtual meeting format can be found in the “Voting and Meeting” section of the Proxy Statement.
We are pleased to utilize the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials to stockholders over the Internet. We believe that this allows us to provide you with all the information you need while lowering the costs of delivery for, as well as reducing the environmental impact of, our Annual Meeting. As a result, many of our stockholders will receive a notice of the Internet availability of our Proxy Statement and our Annual Report for the fiscal year ended December 31, 2025 (“2025 Form 10-K”). This notice contains instructions on how to access those documents over the Internet. We direct your attention to the attached Proxy Statement for more information, including instructions on how stockholders can receive a paper copy of our proxy materials, including our Proxy Statement, our 2025 Form 10-K and a form of proxy or voting instruction form. All stockholders who have previously requested to receive paper copies of proxy materials will receive a paper copy of the proxy materials by mail. Employing this electronic distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.
It is important that your shares of ICF International common stock be represented at the Annual Meeting in order to ensure the presence of a quorum. Even if you plan to attend the Annual Meeting via live webcast, please vote your shares of ICF International common stock in advance by mailing your completed proxy or voting instruction form, or voting electronically or telephonically, to ensure your representation at the Annual Meeting. Thank you for your cooperation and continued support of ICF International.

CAST YOUR VOTE RIGHT AWAY
We hope you will exercise your rights as a stockholder and fully participate in our virtual Annual Meeting. It is very important that you vote in order to play a part in the future of our Company. You do not need to attend the virtual Annual Meeting to vote your shares.
If you hold your shares through a broker, bank or nominee, they are not permitted to vote on your behalf for the election of directors and other matters to be considered at the Annual Meeting (except for ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for fiscal year 2026), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the Internet, all as provided to you or as instructed by your broker, bank or other nominee. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the Annual Meeting.
Even if you plan to attend our Annual Meeting via live webcast, please read the Proxy Statement with care and vote right away using any of the following methods. In all cases, have your notice, proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Visit 24/7 www.proxyvote.com	Registered Owners dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by free post

PARTICIPATING IN THE ANNUAL MEETING
A summary of the information you need to participate in the Annual Meeting online is provided below:
1.	Any stockholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/ICFI2026.
2.	Webcast starts at 8:00 a.m. Eastern Time.
3.	Stockholders may vote and submit questions while attending the Annual Meeting on the Internet.
4.	Please have your 16-digit control number to participate in the Annual Meeting.
5.	Information on how to participate via the Internet is posted at www.virtualshareholdermeeting.com/ICFI2026.

PROXY SUMMARY
To assist you in reviewing the proposals to be acted upon at the 2026 annual meeting of stockholders (the “Annual Meeting”), we call your attention to the following information about ICF International, Inc.’s (“ICF International,” “ICF,” the “Company,” “we,” “our” or “us”) 2025 financial performance, key executive compensation actions and decisions and corporate governance highlights. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2026, (the “2025 Form 10-K”), and the complete Proxy Statement that follows.

PROPOSALS WHICH REQUIRE YOUR VOTE

		More Information	Board Recommendation	Votes Required for Approval
PROPOSAL 1	Elect three (3) directors to the Board to serve for a term expiring at our annual meeting of stockholders in 2029.	Page 5	FOR each Director Nominee	Majority of the votes cast with respect to each director in the election of directors.
PROPOSAL 2	Provide an advisory vote regarding ICF International’s overall pay-for-performance named executive officer compensation program (the “Say on Pay” vote).	Page 15	FOR
Majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.

PROPOSAL 3	Approve the ICF International, Inc. 2026 Omnibus Incentive Plan (the “2026 Incentive Plan”)	Page 16	FOR	Majority of the votes entitled to be cast for the proposal.
PROPOSAL 4	Ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal year 2026.	Page 25	FOR
Majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting for this advisory vote. While this vote is not binding on the Audit Committee, the Audit Committee will seriously consider the outcome.

ABOUT ICF INTERNATIONAL

ICF provides professional services and technology-based solutions to government and commercial clients, including management, technology and policy consulting and implementation services. We help our clients conceive, develop, implement and improve solutions that address complex business, natural resources, social, technological and public safety issues. Our approximately eighty-four hundred (8,400) employees serve clients from our headquarters in the Washington D.C. metropolitan area, our approximately forty-nine (49) regional offices throughout the U.S. and the approximately fourteen (14) offices outside the U.S., including offices in the United Kingdom, Belgium, India and Canada. ICF’s website is www.icf.com.
As of December 31, 2025, ICF had total annual consolidated revenue of $1.9 billion, total consolidated assets of $2.1 billion and total consolidated stockholders’ equity of $1.0 billion.
ICF International is a Delaware corporation, and our principal executive offices are located at 1902 Reston Metro Plaza, Reston, Virginia 20190.

2026 Proxy Statement	i

2025 Business Highlights
Financial Performance. All financial numbers referenced below were previously reported in the 2025 Form 10-K. Additional discussion of each of the metrics listed below can also be found in the 2025 Form 10-K.
Beginning in 2025, the professional services market in which the Company serves the federal government underwent dramatic change resulting from the implementation of numerous executive orders and significant and fundamental changes to federal procurement policies and practices. More significantly, across the federal government contracting environment, there was a major reduction in the federal government workforce of approximately 20%, accordingly to some publications. There were widespread contract and grant terminations reported to range from $1-2 trillion, further procurement consolidation advanced by the General Services Administration, and a major overhaul to the Federal Acquisition Regulations was initiated. The U.S. Congress was unable to agree on appropriations for Government Fiscal Year 2026 and a federal government shutdown began on October 1, 2025, which lasted until November 12, 2025, and resulted in the longest shutdown of the federal government in U.S. history.
The impacts of these unprecedented changes were widespread and substantially affected many federal government contractors. The Company itself saw a reduction of $279.5 million in revenue in 2025 from its U.S. federal government clients, primarily as a result of terminated contracts due to the Administration’s changing priorities and substantial disruption in the typical U.S. federal government procurement cycle.
Notwithstanding the dramatic change in its federal government business, the Company sharpened its focus in its federal government market and emphasized other growing and diversified portions of its client portfolio, which include commercial, international government and U.S. state and local government clients. The Company was therefore able to offset the impacts to its federal business with increases of $117.2 million, $8.5 million, and $6.9 million from its commercial, international government, and U.S. state and local government clients, respectively. Despite the major challenges presented at the outset of the year, the Company and its management exceeded its initial guidance framework and it did so despite a six-week U.S. government shutdown that occurred late in fiscal year 2025. The Company also maintained margins that were similar to 2024, despite the revenue decline. Furthermore, the Company ended 2025 with a firm backlog, a healthy book-to-bill ratio of 1.19 and a business development pipeline of $8.6 billion, reflecting effective execution on existing contracts and agility in capturing new business opportunities with capabilities that support laying the foundation for a return to growth in 2026.
Despite the challenges faced in 2025, this performance underscores the Company’s competitive strengths, namely its diversified business model, deep domain expertise, and cross-cutting technology offerings, most of which are provided under outcome-based or fixed price contracts.

ii	2026 Proxy Statement

COMPENSATION HIGHLIGHTS

The Human Capital Committee of the Board (the “Human Capital Committee”) approved the following actions during fiscal year 2025 to maintain governance best practices and the pay-for-performance nature of our executive compensation program:
•	There were no structural changes to the compensation program for 2025.
•
In light of the anticipated impact of changes in federal government spending priorities on the Company’s near-term revenue outlook, the Committee determined not to increase base salaries for any of our named executive officers (“NEOs”) for 2025. During the federal government shutdown in the fourth quarter of 2025, the Board also approved a temporary twenty percent (20%) reduction to each NEO’s base salary for the duration of the shutdown.

•
Following its review of the Company’s 2025 financial results, the Committee exercised discretion to reduce each NEO’s earned short-term incentive payout by five percent (5%), reflecting the Committee’s assessment that a downward adjustment was appropriate to align incentive outcomes with overall Company performance.

•
Continued utilizing performance-based share awards (“PSAs”) as a key component of ICF’s long-term incentive program. PSAs are performance contingent awards under which executives may earn shares depending on the Company’s actual performance against pre-established performance measures. The performance periods of the PSAs are long-term and further align executives’ interests with the interests of long-term stockholders.

•
Conducted an annual review to ensure compliance with stock ownership guidelines for our NEOs. As of April 8, 2026, each NEO met the stock ownership guidelines or is expected to meet the applicable stock ownership guidelines within the specified time period.

•
Continued the performance focus of the Company’s annual bonus program, (the “Annual Incentive Plan”), rigorously linking pay to performance. Annual threshold, target and maximum performance goals were established with appropriate incentive payouts at each level.

•	Continued the annual review of NEO compensation against best practices and competitive market data.
•
Extensively reviewed external executive compensation trends to ensure that the Company’s executive compensation practices align with market best practices. The peer group data and other market data from nationwide salary surveys are used to provide a relevant basis for determining executive pay levels.

•
Supported the continuation of an annual, non-binding, advisory vote of the Company’s stockholders regarding the Company’s overall pay-for-performance NEO compensation program (“Say on Pay”). The Say on Pay vote at the Annual Meeting (Proposal 2) will be the sixteenth consecutive annual Say on Pay vote by stockholders.

For additional information on compensation-related matters, see the Compensation Discussion & Analysis (the “CD&A”) section of this Proxy Statement, beginning on Page 47.

2026 Proxy Statement	iii

2025 EXECUTIVE TOTAL COMPENSATION MIX
Under our executive compensation program, a significant portion of the 2025 Chair, President and Chief Executive Officer’s (“CEO’s”) and other NEOs’ annual total compensation opportunity is variable (85.3% and 72.9% respectively), based on our operating performance and/or our stock price.

Short-Term Incentives
Long-Term Incentives
Base Salary
SOURCES OF TARGET TOTAL COMPENSATION: SHORT-TERM vs. LONG-TERM INCENTIVE
(Numbers have been rounded)
16.4%
14.7%
CEO Target Total Compensation
68.9%
16.4%
27.1%
Other NEOs Target Total Compensation
56.5%

iv	2026 Proxy Statement

CORPORATE GOVERNANCE HIGHLIGHTS

✔
The Board reflects a range of talents, ages, skills, perspectives, and expertise.
✔
Each director attended over 75% of applicable Board/committee meetings in 2025.
✔
The Board has three (3) independent standing committees, each operating under a written charter, chaired by an independent director and composed entirely of independent directors: Audit, Human Capital, and Governance and Nominating.
✔
The Board has adopted comprehensive Corporate Governance Guidelines to guide its oversight and leadership.
✔
The Governance and Nominating Committee regularly reviews director education opportunities available to the Board and has identified a series of courses and programs suited to the Directors’ service on the Board and Board committees.
✔
While management is responsible for the day-to-day management of risk, the Board has responsibility for the oversight of enterprise risk management and the annual enterprise risk management plan.
✔
The Board conducts an annual evaluation of the Chair and CEO.
✔
ICF has stock ownership guidelines for directors and executive officers.
✔
Pursuant to our Hedging and Pledging Policy, short sales and other hedging transactions, pledging and establishment of margin accounts are fully restricted from use by directors and executive officers.
✔
The Board reviews management talent and succession planning annually.
✔
No stockholder rights plan or “poison pill” has been adopted.
✔
The Human Capital Committee, in conjunction with an independent compensation consultant, routinely reviews our pay-for-performance executive compensation program.
✔
Neither the Board nor management has engaged in related party transactions.
✔
The severance agreements with the NEOs have a “double trigger” in connection with any severance benefits payable following a change of control.
✔
The Company maintains compensation recovery policies and practices, including a Nasdaq-compliant Compensation Recovery Policy, as well as compensation recovery provisions (including upon events of fraud or detrimental conduct that causes reputational harm to the Company) in its equity compensation plan and related award agreements and severance arrangements.
✔
The Human Capital Committee annually reviews an assessment of compensation-related risks, as more fully described in the CD&A.
✔
The Board has a strong Lead Independent Director with clearly articulated responsibilities.
✔
All current directors are independent, except Mr. Wasson, the Chair and CEO.
✔
The Company has a majority voting standard in uncontested director elections.
✔
The Board holds regular executive sessions of non-management directors.
✔
The Board and its committees conduct an annual evaluation process, in the form of either a self-evaluation or an external evaluation.

2026 Proxy Statement	v

STOCKHOLDER ACTIONS

ELECT THREE DIRECTORS TO SERVE FOR A TERM EXPIRING AT OUR ANNUAL MEETING IN 2029 (PROPOSAL 1)
Stockholders are being asked to elect three (3) director nominees to our Board of Directors. You will find important information in this Proxy Statement about the qualifications and experience of each of the director nominees you are being asked to elect. The Governance and Nominating Committee performs an annual assessment to evaluate whether ICF’s directors have the skills and experience to effectively oversee the Company. Each of our director nominees is a current director of the Company and has demonstrated leadership ability, sound judgment, integrity and a commitment to the success of our Company.
Director Nominees

Name	Director Since	Age	Independent	Principal Occupation	Other Public Boards	ICF International Board Committees
Ms. Marilyn Crouther	2020	60	YES	CEO & Principal, Crouther Consulting, LLC	Capri Holdings, Limited	Audit (Chair) and Human Capital
Mr. Michael J. Van Handel	2017	66	YES	Retired Executive Vice President & CFO, Manpower Group	Manpower Group, Inc.	Audit; Governance and Nominating (Chair)
Dr. Michelle A. Williams	2021	64	YES	Professor of Epidemiology & Population Health, Standford University	None	Audit

PROVIDE AN ADVISORY VOTE REGARDING ICF INTERNATIONAL’S OVERALL
PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM (PROPOSAL 2)
Stockholders are being asked to cast a non-binding, advisory vote on our overall pay-for-performance NEO compensation program. Last year, approximately ninety-eight percent (98%) of the votes cast by our stockholders supported ICF’s overall pay-for-performance executive compensation program. In evaluating this year’s Say on Pay proposal, we recommend that you carefully review the CD&A section of this Proxy Statement which explains how and why the Human Capital Committee arrived at its executive compensation actions and decisions for 2025.
APPROVE THE ICF INTERNATIONAL, INC. 2026 OMNIBUS INCENTIVE PLAN (PROPOSAL 3)
Stockholders are being asked to vote in favor of the Company’s adoption of the ICF International, Inc. 2026 Omnibus Incentive Plan (the “2026 Incentive Plan”). If approved, the 2026 Incentive Plan will replace the ICF International, Inc. Amended and Restated 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”) and no further awards will be issued under the 2018 Incentive Plan. The 2026 Incentive Plan authorizes one million three hundred twenty-one thousand (1,321,000) shares of ICF International common stock for issuance. Detailed information on Proposal 3 can be found on pages 16 through 24 in this Proxy Statement and a copy of the ICF International, Inc. 2026 Incentive Plan is attached as Exhibit A to this Proxy Statement.
The Board voted to approve the adoption of the 2026 Incentive Plan on April 8, 2026. If our stockholders vote to approve the 2026 Incentive Plan at the Annual Meeting, the plan will become effective upon such approval.
Detailed information on Proposal 3 can be found on pages 16 through 24 in this Proxy Statement and a copy of the ICF International, Inc. 2026 Incentive Plan is attached as Exhibit A to this Proxy Statement.
RATIFY THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026 (PROPOSAL 4)
The Audit Committee has appointed, and the Board has approved the appointment of, Grant Thornton as the Company’s independent registered public accounting firm (the “independent auditor”) for the fiscal year ending December 31, 2026. While we are not required to have stockholders ratify the selection of Grant Thornton as the Company’s independent auditor, we are doing so because, among other reasons, we believe it is good corporate governance practice. If stockholders do not ratify the selection, the Audit Committee will reconsider

vi	2026 Proxy Statement

the appointment but may nevertheless retain Grant Thornton as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

SUBMISSION OF STOCKHOLDER PROPOSALS OR NOMINATIONS FOR 2027 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals submitted for inclusion in our 2027 proxy statement pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us by December 24, 2026. Notice of stockholder proposals to nominate a person for election as a director or to introduce an item of business at the 2027 annual meeting of stockholders outside Rule 14a-8 must be received by us no earlier than February 2, 2027, and no later than March 4, 2027.
In addition to complying with the procedures described above, stockholders who intend to solicit proxies in support of a director nominee other than the Company’s nominees for consideration by the stockholders at the Company’s 2027 annual meeting of stockholders must also comply with the SEC’s “universal proxy card” rules under Rule 14a-19 of the Exchange Act (“Rule 14a-19”). Rule 14a-19 requires proponents to provide a notice to the Corporate Secretary of the Company, no later than April 5, 2027, setting forth all of the information and disclosures required by Rule 14a-19. If the 2027 annual meeting of stockholders is set for a date that is not within thirty (30) calendar days of the anniversary of the date of the 2026 Annual Meeting of Stockholders, then notice must be provided by the later of sixty (60) calendar days of the anniversary of the date of the 2026 Annual Meeting of Stockholders or by the close of business on the tenth (10th) calendar day following the day on which a public announcement of the date of the 2027 annual meeting of stockholders is first made.

2026 Proxy Statement	vii

viii	2026 Proxy Statement

VOTING AND MEETING INFORMATION
PROXY STATEMENT
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ICF International, Inc. (“ICF International,” “ICF,” the “Company,” “we,” “our” or “us”) to be used at the 2026 annual meeting of stockholders of the Company (the “Annual Meeting”). In an effort to manage costs and to reduce the environmental impact of the annual meeting process, the Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/ICFI2026, on June 2, 2026, at 8:00 a.m., Eastern Time. You will not be able to attend the Annual Meeting physically. This Proxy Statement and the enclosed proxy form are being made available over the Internet or delivered by mail, on or about April 22, 2026, to stockholders of record.
VOTING AND MEETING INFORMATION
What is the purpose of the Annual Meeting?
At our Annual Meeting, you will be asked to:

		More Information	Board Recommendation	Votes Required for Approval
PROPOSAL 1	Elect three (3) directors to the Board to serve for a term expiring at our annual meeting of stockholders in 2029.	Page 5	FOR each Director Nominee	Majority of the votes cast with respect to each director in the election of directors.
PROPOSAL 2	Provide an advisory vote regarding ICF International’s overall pay-for-performance named executive officer compensation program (the “Say on Pay” vote).	Page 15	FOR
Majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.

PROPOSAL 3	Approve the ICF International, Inc. 2026 Omnibus Incentive Plan (the “2026 Incentive Plan”)	Page 16	FOR	Majority of the votes entitled to be cast for the proposal.
PROPOSAL 4	Ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal year 2026.	Page 25	FOR
Majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting for this advisory vote. While this is not binding on the Audit Committee, the Audit Committee will seriously consider the outcome.

2026 Proxy Statement	1

VOTING AND MEETING INFORMATION
How does the Board recommend that I vote?
Our Board recommends that you vote your shares: (a) FOR each of the nominees for election to the Board; and (b) FOR Proposals 2, 3, and 4.
Who is entitled to vote?
Holders of record of our common stock as of the close of business on April 8, 2026, are entitled to vote at the Annual Meeting. On that date, we had 18,112,370 outstanding shares of common stock. We have no other outstanding classes of stock that are entitled to vote at the Annual Meeting. Voting stockholders are entitled to one (1) vote per share.
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
We are pleased to utilize the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we are mailing to many of our stockholders a notice of the Internet availability of the proxy materials instead of a paper copy of such materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and to request a paper copy of the proxy materials by mail.
To reduce the expense of delivering duplicate notices to stockholders, we are relying upon SEC rules that permit us to deliver only one (1) set of proxy materials to multiple stockholders who share an address. We will send a separate notice to each stockholder about this option, and we will deliver (a) a separate copy of proxy materials to any stockholder at a shared address who requests their own copy or (b) a single copy of proxy materials if multiple copies are sent to one (1) address and the stockholders who share the address would like to receive a single copy. Requests should be made to ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia 20190, Attention: Corporate Secretary, phone number (703) 934-3000.
How can I access the proxy materials over the Internet?
Your notice of the Internet availability of proxy materials, proxy form, or voting instruction form will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also publicly available, free of charge, at www.proxyvote.com. Our proxy materials will be available at this website through the conclusion of the Annual Meeting.
Your notice of the Internet availability of proxy materials, proxy form, or voting instruction form will contain instructions on how you may request electronic access to proxy materials on an ongoing basis. Choosing to access your proxy materials electronically will help us conserve natural resources and reduce costs of printing and distributing our proxy materials.
How may I obtain a paper copy of the Company’s proxy
materials, 2025 Form 10-K, and/or other financial
information?
Stockholders receiving a notice of the Internet availability of the proxy materials will find instructions regarding how to obtain a paper copy of the proxy materials on their notice. Stockholders also may request a free copy of this Proxy Statement and/or our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026 (the “2025 Form 10-K”), by writing to: ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia 20190, Attention: Corporate Secretary. Alternatively, stockholders can access our 2025 Form 10-K on our Investor Relations website at: http://investor.icf.com. We will also furnish any exhibit to the 2025 Form 10-K, if specifically requested.
How do I vote?
You may vote electronically via live webcast at the Annual Meeting, or in advance of the Annual Meeting on the Internet, by telephone, or through a proxy or voting instruction form. Stockholders who have received a notice of the Internet availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received a paper copy of a proxy form or a voting instruction form by mail may either:
•	submit their proxy over the Internet using their computer or by telephone by following the instructions on the proxy form or voting instruction form; or
•	submit their proxy by mail by signing and dating the proxy form or voting instruction form received and returning it in the prepaid envelope.
What if I hold shares indirectly?
If you hold shares in a stock brokerage account, or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote. If you do not direct your broker, bank or nominee how to vote, they are permitted to vote your shares on the ratification of the selection of the independent registered public accounting firm, even if you do not furnish voting instructions; however, they are generally not permitted to vote on other matters.
If your shares are held in street name, your broker, bank or other nominee may have procedures that will permit you to vote by telephone or electronically through the Internet.
Can I change my vote?
You have the right to revoke your proxy at any time before votes are counted at the Annual Meeting by:
•	voting electronically via live webcast at the Annual Meeting;
•
entering a new vote by using the Internet or the telephone, or by mailing a new proxy form or new voting instruction form bearing a later date, which will automatically revoke your earlier voting instructions; or

2	2026 Proxy Statement

VOTING AND MEETING INFORMATION
•	notifying us at our corporate offices by writing to ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia, 20190, Attention: Corporate Secretary.
Attendance at the Annual Meeting via attending the webcast will not itself constitute revocation of your proxy.
Attending the Annual Meeting
Attendance at the Annual Meeting is limited to stockholders who, as of the record date, are:
•	stockholders of record;
•	beneficial holders of ICF International common stock held by a broker, bank, or other nominee; or
•	authorized representatives of entities who are record or beneficial holders.
To listen and participate in the Annual Meeting, please visit www.virtualshareholdermeeting.com/ICFI2026 and enter the sixteen (16)-digit control number included on your notice, proxy card or voting instruction form. You may log in fifteen (15) minutes before the start of the Annual Meeting to test your Internet connectivity. You can vote and submit questions while attending the meeting online.
How do I submit questions and vote electronically?
You may log in fifteen (15) minutes before the start of the Annual Meeting to submit questions online. You will be able to submit questions during the Annual Meeting as well. Once you have logged into the webcast, type your question into the “Ask a Question” box and click “Submit”. The webcast will be available at www.virtualshareholdermeeting.com/ICFI2026.
You will also be able to vote during the Annual Meeting by providing your sixteen (16)-digit control number when logging into the webcast at www.virtualshareholdermeeting.com/ICFI2026.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.
What are the requirements and procedures for a quorum, abstentions, and broker non-votes?
Your shares are counted as “present” at the Annual Meeting if you attend the meeting electronically, if you properly return a proxy by mail, if you vote by telephone or electronically, or if you hold your shares in street name and your broker, bank, or other nominee votes your shares on Proposal 3. In order for us to vote on matters at the Annual Meeting, a majority in voting power of our outstanding shares of common stock as of April 8, 2026, entitled to vote at the Annual Meeting, must be present electronically via live webcast or by proxy at the Annual Meeting. This is referred to as a quorum. If a quorum is not present, the Annual Meeting will be adjourned or postponed until a quorum is present. Generally, abstentions will be counted for purposes of establishing a quorum at the meeting and will be counted as having voted against a particular proposal. Broker non-votes will generally be counted for purposes of establishing a quorum but will not be counted as having voted at all on a particular proposal. A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and/or has not received voting instructions from the beneficial owner.
How many votes are needed to approve each item?
For Proposal 1, the election of three (3) directors, each for a term of three (3) years:
•	You may vote “for” or “against” each nominee or you may abstain from voting.
•
For uncontested director elections, each director nominee must be elected by a majority of the votes cast, which means that nominee(s) receiving more “for” votes than “against” votes cast will be elected.

•	There is no cumulative voting for the election of directors.
•	Abstentions will have no effect on the outcome of the election.
•
The election of directors is a non-routine proposal, which means that brokers, banks, or other nominees do not have discretion to vote any uninstructed shares. Broker non-votes represent votes not entitled to be cast on this matter and thus will have no effect on the result of the vote.

With respect to each of Proposal 2, an advisory vote regarding the overall pay-for-performance compensation program for the Company’s named executive officers (“NEOs”), Proposal 3, approval of the 2026 Incentive Plan, and Proposal 4, ratification of the selection of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:
•	You may vote “for” or “against” the Company’s compensation program, or you may abstain from voting.
•
In accordance with the Company’s Bylaws, each of Proposals 2, 3, and 4 must be approved by a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting.

•	Abstentions will have the same effect as voting against this proposal.
•
Proposals 2 and 3 are “non-routine matters” according to NYSE Rule 452 (which Nasdaq incorporates by reference), meaning that brokers, banks, or other nominees do not have discretion to vote any uninstructed shares on those matters. Broker non-votes represent votes not entitled to be cast on Proposals 2 and 3 and thus will have no effect on the result of the vote.

•	Proposal 4 is a “routine matter” according to NYSE Rule 452 (which Nasdaq incorporates by reference), meaning that brokers, banks, or other nominees do have

2026 Proxy Statement	3

VOTING AND MEETING INFORMATION
discretion to vote any uninstructed shares on those matters. Accordingly, the Company does not expect to receive broker non-votes for this Proposal.
•
While Proposal 2 is a non-binding advisory vote and the Board is not bound by the outcome of this vote, the Human Capital Committee of the Board (the “Human Capital Committee”) will seriously consider the outcome when making compensation decisions (and recommending compensation with respect to our Chief Executive Officer (“CEO”) to the full Board) in future years.

•	While the outcome of Proposal 4 is not binding on the Audit Committee, the Audit Committee will seriously consider the outcome.
To minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice of Internet Availability of Proxy Materials or voting instruction form and/or by the organization that holds your shares.
How will voting on any other business be conducted?
We currently do not know of any business to be considered at the Annual Meeting other than the four (4) proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your proxy gives authority to the named proxies to vote your shares on such matters, including any adjournment or postponement of the meeting, at their discretion.
Who will count the vote?
A representative of American Election Services, LLC will tabulate the votes and act as inspector of elections.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published within four (4) business days following the conclusion of the Annual Meeting via a Current Report on Form 8-K.

4	2026 Proxy Statement

PROPOSAL 1
PROPOSAL 1
ELECTION OF DIRECTORS
Our authorized number of directors is presently fixed at eight (8) and divided into three (3) classes, as noted below:

CLASS I	CLASS II	CLASS III
Ms. Caroline Angoorly	Ms. Marilyn Crouther	Mr. Randall Mehl
Dr. Srikant M. Datar	Mr. Michael J. Van Handel	Mr. Scott Salmirs
Mr. John M. Wasson	Dr. Michelle A. Williams

Our directors are elected to serve three (3)-year terms, and only the term of office of one (1) class of directors expires at each annual meeting of stockholders.
The Board has nominated the following individuals for election as directors for a term expiring at our annual meeting of stockholders in 2029 or until their respective successors have been elected and qualified. Each are currently Class II directors.
➢   Ms. Marilyn Crouther
➢   Mr. Michael J. Van Handel
➢   Dr. Michelle A. Williams
If any of these nominees becomes unavailable for election, the proxy may be used to vote for a substitute, or in favor of holding a vacancy to be filled by the directors. We have no reason to believe that any nominee will be unavailable.
Each of the nominees and each continuing director is a seasoned business leader who contributes an array of experience, qualifications, attributes, and skills to the Board. The following pages regarding each nominee and each continuing director provide background information and a summary of some of each person’s key qualifications to serve as a director, including each person’s business experience for at least the last five (5) years. Please also see the chart summarizing how each nominee and each continuing director reflects Board selection criteria, as adopted by our Governance and Nominating Committee of the Board (the “Governance and Nominating Committee”). The age indicated for each individual is as of December 31, 2025.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES

2026 Proxy Statement	5

PROPOSAL 1
The Governance and Nominating Committee maintains, and regularly reviews and updates, a Director Qualifications matrix to assist the committee in evaluating director candidates for the Board. These qualifications (including integrity as a pre-requisite), and an indication of which qualifications, experience and other factors are particularly satisfied by each nominee and continuing director, are summarized below:

INTEGRITY
Integrity Reputation for integrity, honesty and adherence to high ethical standards, and no conflict of interest that would impair ability to fulfill responsibilities as a director	Prerequisite
Governance and Risk Management Strengths and experience that contribute to an ability to serve effectively on one (1) or more Board Committee(s) (Audit, Human Capital, Governance and Nominating)
Leadership and Professional Experience Experience or equivalent as chief executive, chief financial officer or other significant and relevant leadership
Relevant Industry Relevant and sustained experience in the industries in which we participate
Government Contracting
Energy
Public Health
Technology
SIGNIFICANT COMPLEMENTARY EXPERIENCE AND FACTORS
Financial Demonstrated finance, public reporting and/or capital markets experience
Mergers and Acquisitions Demonstrated experience in mergers and acquisitions and integration
Technology, Innovation and Design Thinking Contributions to development and innovation in business systems, technology, design thinking, analytics and digital transformation
Sales and Marketing Demonstrated experience in sales and marketing, market development and driving large-scale services enterprises
Commitment and Collaboration Commitment to devoting appropriate effort to Board service and collegial decision making, as well as charitable or other community service endeavors

6	2026 Proxy Statement

PROPOSAL 1
Class II Directors, Term Expiring in 2026

Marilyn Crouther
CEO & Principal, Crouther Consulting, LLC
Director Since 2020 Age 60 Board Committees: Audit (Chair) and Human Capital

WHY THIS DIRECTOR IS VALUABLE TO ICF
Ms. Crouther brings expertise in IT modernization and more than 30 years of experience to ICF’s Board. She has a distinguished career as a senior business and finance executive at leading companies in our industry as well as extensive experience as an executive in government contracting and the technology space. Ms. Crouther also has expertise in governance and risk management, as a director and an executive at public companies. She has demonstrated and sustained financial, mergers and acquisitions, transformational technology and IT modernization, and sales and marketing experience during her career, along with her commitment to industry, community and non-profit organizations.

Integrity	Governance	Leadership	Relevant Industry	Financial	M&A	Technology/ Innovation	Sales & Marketing	Commitment/ Collaboration

CAREER HIGHLIGHTS
Crouther Consulting, LLC., a provider of consulting services to IT companies, corporate executives and small businesses
CEO and Principal (2018 to present)
DXC Technology, a global IT services and solutions leader (resulting from the merger of Hewlett Packard Enterprise-Enterprise Services and Computer Science Corporation) (NYSE: DXC)
Senior Vice President and General Manager, US Public Sector (2017 to 2018)
Hewlett Packard Enterprise, an information technology company (NYSE: HPE)
Senior Vice President and General Manager (2015 to 2017)
Hewlett Packard Company, a Fortune 500 developer and provider of hardware, software and related services
Senior Vice President and General Manager, US Public Sector (2011 to 2015)
Vice President & CFO, US Public Sector (1999 to 2011)
Several other senior finance and accounting positions (1989 to 1999)
CURRENT PUBLIC COMPANY DIRECTORSHIPS
Capri Holdings Limited, a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style, and craftsmanship (NYSE: CPRI)
Director (2021 to present)
Audit Committee member (2021 to present), Chair (2023 to present)
Compensation and Talent Committee member (2021 to present)
CURRENT NON-PUBLIC DIRECTORSHIPS
Information Technology Senior Management Forum (2020 to present)
PAST NON-PUBLIC DIRECTORSHIPS
Center for Innovative Technology (2017 to 2020)
Northern Virginia Technology Council, Vice Chair (2017 to 2018), Director (2012 to 2017)
Collaborate to Educate Our Sons (2018 to 2020)
EDUCATION
B.S in Professional Accountancy, Mississippi State University
Finance Certificate, Southern Methodist University
Thunderbird Executive Development Program, Arizona State University
Corporate Director Certificate, Harvard Business School

2026 Proxy Statement	7

PROPOSAL 1

Michael J. Van Handel
Retired Executive Vice President and Chief Financial Officer of ManpowerGroup
Director Since 2017 Age 66 Board Committees: Audit and Governance and Nominating (Chair)

WHY THIS DIRECTOR IS VALUABLE TO ICF
Mr. Van Handel brings decades of financial, operational and mergers and acquisitions experience to ICF’s Board as the former chief financial officer of a publicly traded company. He has demonstrated extensive financial and planning analysis, capital markets and mergers and acquisitions experience throughout his career. Additionally, Mr. Van Handel brings significant governance and risk management experience as a director and senior executive of a public company. Mr. Van Handel is also highly active in service to community and educational organizations.

Integrity	Governance	Leadership	Relevant Industry	Financial	M&A	Technology/ Innovation	Commitment/ Collaboration

Career Highlights
ManpowerGroup Inc., a leading global workforce solutions company (NYSE: MAN)
Senior Executive Vice President (2016 to 2017)
Chief Financial Officer (1998 to 2016)
Several other senior finance and accounting positions (1989 to 1998)
Current Public Company Directorships
ManpowerGroup Inc.
Director (2017 to present)
Governance and Sustainability Committee member (2022 to present), Chair (2024 to present)
Current Non-Public Directorships
BMO Financial Corporation, a U.S. bank and financial holding company, and wholly-owned subsidiary of Bank of Montreal
Director (2006 to present)
Audit Committee member (2006 to present) Chair (2012 to present)
Nominating & Governance Committee member (2012 to present), Chair (2017 to present)
Risk Oversight Committee member (2006 to 2017)
Cedar Street Charitable Foundation (Board Member - 2025 to present)
Galt (Director - 2025 to present)
Past Non-Public Directorships
Milwaukee Youth Symphony Orchestra Director (2007 to 2018)
Professional and Leadership Positions
Leadership Council Member for Marquette University College of Business Administration (2007 to 2017)
Education
B.S. in Accounting, Marquette University
M.B.A. in Banking and Finance, University of Wisconsin - Madison

8	2026 Proxy Statement

PROPOSAL 1

Dr. Michelle A. Williams
Professor of Epidemiology and Population Health, Stanford University and Adjunct Professor, Harvard T.H. Chan School of Public Health
Director Since 2021 Age 64 Board Committees: Audit

WHY THIS DIRECTOR IS VALUABLE TO ICF
Dr. Williams brings to ICF’s Board her distinguished contributions and thought leadership relevant to one of our core businesses. She previously served as the Dean of Harvard T.H. Chan School of Public Health. For more than 35 years, she has been a public health research and academic leader. Dr. Williams has nationally recognized expertise in epidemiology. Her expertise in design thinking and analytics, particularly at the intersection of health, data and technology experience, and her work across government, non-governmental organizations and other companies in the field of public health enables her to provide important insights and contributions to ICF’s business. Additionally, Dr. Williams is highly active in service to global and national public health organizations.

Integrity	Leadership	Relevant Industry	Technology/ Innovation	Commitment/ Collaboration

Career Highlights
Stanford University
Professor of Epidemiology and Population Health (2025 to present)
Harvard University
Adjunct professor, Harvard T.H. Chan School of Public Health (2025 to present)
Joan and Julius Jacobson Professor of Epidemiology and Public Health, Harvard T.H. Chan School of Public Health (2023 to 2024)
Dean, Harvard T. H. Chan School of Public Health, and Angelopoulos Professor in Public Health and International Development at the Harvard Kennedy School (2015 to 2023)
Stephan B. Kay Family Professor of Public Health and Chair of Epidemiology Department (2011 to 2015)
Program Leader of Population Health and Health Disparities Research Programs (2015 to 2020)
Fred Hutchins Cancer Research Center, Seattle WA, Affiliate Investigator (1992 to 2010)
University of Washington School of Public Health
Professor (1992 to 2011)
Williams Consulting, LLC (2001 to present)
Current Non-Public Directorships
Mental Health Coalition Director (2023 to present)
Al4 Healthy Cities (Novartis Foundation), Co-Chair of Expert Council (2023 to present)
Mass. General Hospital, McCance Center, External Advisory Board Member (2020 to present)
Vanke School of Public Health, Tsinghua University, International Advisory Board (2020 to present)
Chulalongkorn University, School of Global Health, Advisory Board Member (2021 to present)
McLean Hospital, Director (2019 to present)
Americares, Director (2021 to present)
Professional Associations
National Academy of Medicine (2016 to present)
Society for Epidemiologic Research (1989 to present)
American Epidemiological Society (2006 to present), President (2019)
Education
A.B. in Biology and Genetics, Princeton University
M.S. in Civil Engineering, Tufts University
ScD and S.M, in Epidemiology, Harvard T.H. Chan School of Public Health

2026 Proxy Statement	9

PROPOSAL 1
Class III Directors, Term Expiring in 2027

Randall Mehl
President & Chief Investment Officer of Stewardship Capital LLC
Director Since 2017 Age 58 Board Committees: Human Capital

WHY THIS DIRECTOR IS VALUABLE TO ICF
Mr. Mehl brings significant leadership experience to the ICF Board. Having served on the boards of multiple companies in the technology and technology-enabled services sectors, including two other public companies, Mr. Mehl brings meaningful insights to strategy, governance, and risk management. As a former leader in private equity and equity research, he has demonstrated expertise in areas such as capital deployment, mergers and acquisitions, and financing, especially in the areas of technology and technology-enabled services sectors. Mr. Mehl is also highly active in charitable and community service organizations.

Integrity	Governance	Leadership	Relevant Industry	Financial	M&A	Technology/ Innovation	Commitment/ Collaboration

Career Highlights
Stewardship Capital LLC, which provides investment advisory services and manages a family office fund that invests in technology and services sectors
President & Chief Investment Officer (2017 to present)
Baird Capital Partners, a private equity investing company focused on middle market buyouts
Partner (2005 to 2016)
Robert W. Baird & Co., a full-service investment banking, asset management and capital markets company
Managing Director (1996 to 2005)
Accenture, a leading global professional services company focused on innovation
Business Systems Consultant (1990 to 2003)
Current Public Company Directorships
Kforce, Inc., a professional staffing provider (NASDAQ: KFRC)
Director (2017 to present)
Audit Committee member (2017 to 2022)
Compensation Committee (Chair) (2022 to present)
Corporate Governance Committee member (2017 to present)
Nominating Committee member (2020 to present)
Insperity, Inc., a professional employer organization (NYSE: NSP)
Director (2017 to present)
Compensation Committee member (2018 to present)
Finance, Risk Management and Audit Committee member (2017 to 2018)
Current Non-Public Company Directorships
Krueger International, Director (2024 to present)
Eastbrook Academy, Vice Chairman (2020 to present)
Education
B.S. in Business Administration and Management, Bowling Green State University
M.B.A., University of Chicago Graduate School of Business

10	2026 Proxy Statement

PROPOSAL 1

Scott Salmirs
President and Chief Executive Officer, ABM Industries Incorporated
Director Since 2021 Age 63 Board Committees: Human Capital and Governance and Nominating

WHY THIS DIRECTOR IS VALUABLE TO ICF
Mr. Salmirs brings extensive executive leadership experience to ICF’s Board, including decades of experience in maintaining business growth through transformative strategies. Prior to joining ABM, Mr. Salmirs held leadership positions at Goldman Sachs, Lehman Brothers, and CBRE. He has experience in clean energy initiatives, mergers and acquisitions, and extensive experience with financial and capital markets. Throughout his career, Mr. Salmirs has developed key governance, risk management, technology and innovation, and sales and marketing expertise. Mr. Salmirs is also highly active in multiple community service and charitable organizations.

Integrity	Governance	Leadership	Relevant Industry	Financial	M&A	Technology/ Innovation	Sales & Marketing	Commitment/ Collaboration

Career Highlights
ABM Industries, Incorporated, a facility management provider (NYSE: ABM)
President and Chief Executive Officer (2015 to present)
Executive Vice President, ABM Industries (2014 to 2015)
Executive Vice President, ABM Onsite Services, Northeast (2003 to 2014)
Lehman Brothers, Inc., a global financial services firm
Senior Vice President (2001 to 2003)
The Goldman Sachs Group, Inc., a global financial services firm
Vice President (1998 to 2001)
CBRE (Insignia/Edward S. Gordon Company, Inc.), a leading real estate services company
Managing Director (1993 to 1998)
Current Public Company Directorships
ABM Industries Incorporated, a facility management provider (NYSE: ABM)
Executive Director, (2015 to present)
Current Non-Public Directorships
Partnership for New York City, Board Member (2018 to present)
Outreach Project, Board Member (2007 to present)
Donate 8, Founding Board Member (2014 to present)
LiveOnNY, Board Member (2024 to present)
State University of New York College at Oneonta, Board Member, Board Advisory Council (2007 to present)
Education
B.S. in Economics, State University of New York at Oneonta
M.B.A., State University of New York at Binghamton

2026 Proxy Statement	11

PROPOSAL 1
Nominees for Election as Class I Directors for a Term expiring in 2028

Caroline Angoorly
Managing Partner of GreenTao LLC
Director Since 2025 Age 61 Board Committees: Audit

WHY THIS DIRECTOR IS VALUABLE TO ICF
Ms. Angoorly brings significant energy-related experience to ICF’s Board. She is an experienced non-executive director and C-level executive of both public and private companies in the energy, environmental and sustainable infrastructure sectors and well positioned to contribute to businesses in or adjacent to process industries where energy inputs and emissions outputs are central. Ms. Angoorly has particular expertise in devising and integrating sustainability strategies, developing and financing greenfield power projects, and building and running clean energy and sustainable infrastructure businesses and funds, including self-sustaining green banks.

Integrity	Governance	Leadership	Relevant Industry	Financial	M&A	Sales & Marketing	Commitment/ Collaboration	Technology/ Innovation

CAREER HIGHLIGHTS
GreenTao, LLC, a specialized business growth, project development, financing, strategy and execution firm
Managing Partner and Founder (2009 to present)
Low Carbon Infrastructure, a targeted developer of energy transition projects
Chief Commercial Officer (2024 to 2025)
Senior Advisor (2020 to 2024)
NY Green Bank, a division of NYSERDA and a state-sponsored specialized investment fund dedicated to bridging financial gaps in clean energy and renewable infrastructure markets.
Founding Chief Operating Officer (2014 to 2019)
J.P. Morgan Chase & Co., Inc., advancing solutions that help address climate change and contribute to sustainable development.
Head of Environmental Markets, North America (2008 to 2009)
NRG Energy, Inc., a Fortune 500 leading energy and home services company operating in the United States and Canada
Senior Vice President and Head of Development, Northeast (2006 to 2007)
Vice President, Environmental and New Business (2004 to 2006)
Enel SpA, an Italian multinational manufacturer and distributor of electricity and gas.
Vice President and General Counsel, Enel Green Power North America, Inc. (2001 to 2004)
Line56 Media, a business-to business e-commerce start-up in Los Angeles
Chief Financial Officer (2000 to 2001)
Milbank LLP, a leading international law firm handling complex, high-value transactions; top tier AmLaw 100 firm
Partner, Global Project Finance Group (1996-2000)
Senior Associate (1994-1996)
PAST PUBLIC COMPANY DIRECTORSHIPS
Denbury, Inc. a carbon solutions company acquired by Exxon Mobil in 2023
Non-Executive Director (2020 to 2023)
Sustainability & Governance Committee, chair (2020 to 2023)
PAST NON-PUBLIC COMPANY DIRECTORSHIPS
Cyrq Energy, Non-Executive Director (2021 to 2025)
Evolution Markets, Non-Executive Director (2020-2023)
EDUCATION
M.B.A., The University of Melbourne (Australia)
B.S. in Geology and Bachelor of Laws (Honors), Monash University (Australia)

12	2026 Proxy Statement

PROPOSAL 1

Dr. Srikant M. Datar
Dean, Harvard Business School at Harvard University
Director Since 2006 Age 72 Board Committees: Audit and Governance and Nominating

WHY THIS DIRECTOR IS VALUABLE TO ICF
Dr. Datar brings nationally recognized contributions and thought leadership to ICF’s Board, which are relevant to our core business. He has extensive leadership and experience in technology, innovation and design thinking through teaching and research involving data science, machine learning and artificial intelligence, as well as implementation of large transformation projects. His governance and risk management experience includes his service as a director at multiple public companies and as Dean of the Harvard Business School. His work entails extensive financial, capital markets and mergers and acquisition experience, along with a commitment to serving charitable and community service organizations. In recognition of his extensive contributions and experience as a director, Dr. Datar received the 2020 Public Company Director Award from the National Association of Corporate Directors.

Integrity	Governance	Leadership	Relevant Industry	Financial	M&A	Technology/ Innovation	Commitment/ Collaboration

Career Highlights
Harvard University
Dean of the Business School (2021 to present)
George F. Baker Professor of Administration (2021 to present)
Arthur Lowes Dickinson Professor at the Graduate School of Business Administration at Harvard University (1996 to 2020)
Faculty Chair for Harvard Innovation Labs and Senior Associate Dean University Affairs (2015 to 2020)
Current Public Company Directorships
T-Mobile US, Inc. a U.S. based wireless network operator (NYSE: TMUS)
Director, (2013 to present)
Audit Committee, Chair (2013 to present)
Past Public Company Directorships
Stryker Corporation, a medical technologies firm (NYSE: SYK)
Director (2009 to 2024)
Compensation Committee member (2016 to 2024)
Nomination and Governance Committee member (2016 to 2024)
Novartis AG, a holding company organized under Swiss law and publicly traded on the SWX Swiss Stock Exchange and the NYSE (NYSE: NVS), in the form of American Depositary Shares
Director, (2003 to 2021)
Audit and Compliance Committee member (2005 to present), Chair (2009 to 2016)
Compensation Committee member (2008 to 2021)
Risk Committee member (2011 to present), Chair (2016 to 2021)
Education
Ph.D. in Business, M.S. Statistics and Economics, Stanford University
B.S. in Math and Economics, Bombay University, India

2026 Proxy Statement	13

PROPOSAL 1

John M. Wasson
Chair and Chief Executive Officer, ICF International, Inc.
Director Since 2019 Age 64

WHY THIS DIRECTOR IS VALUABLE TO ICF
Mr. Wasson is an expert in strategic growth and operational excellence. During his over 35-year career at ICF,
Mr. Wasson has led government and commercial client work in energy, environment, transportation, public health, and technology markets. He served as Chief Operating Officer from 2003 to 2019, before ICF’s Board of Directors appointed him as Chief Executive Officer on October 1, 2019. He has extensive experience leading ICF’s business and growth in its core areas and has demonstrated governance and risk management experience as a C-suite executive. He also has significant and sustained financial, mergers and acquisition, technology and innovation, and sales and marketing experience. Mr. Wasson is highly active in charitable organizations and educational institutions.

Integrity	Governance	Leadership	Relevant Industry	Financial	M&A	Technology/ Innovation	Sales & Marketing	Commitment/ Collaboration

Career Highlights
ICF International, Inc.
Chair of the Board (2021 to present)
Chief Executive Officer (2019 to present)
President (2019 to 2026)
President and Chief Operating Officer (2010 to 2019)
Chief Operating Officer (2003 to 2010)
Joined ICF in 1987 as an associate and in 1994 became an officer of the Company
Current Non-Public Directorships
Northern Virginia Technology Council, Board Member (2018 to present)
The Flint Hill School, Member, Board of Trustees (2017 to present)
PAST NON-PUBLIC DIRECTORSHIPS
UC Davis Foundation, Board of Trustees (2018 to 2020)
Professional and Leadership Positions
University of California Davis College of Engineering, Member, Dean’s Executive Committee (2014 to present)
Education
B.S. in Chemical Engineering, University of California, Davis
M.S. in Technology and Policy Program, Massachusetts Institute of Technology

14	2026 Proxy Statement

PROPOSAL 2
PROPOSAL 2
ADVISORY SAY ON PAY VOTE REGARDING ICF’S
OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER
COMPENSATION PROGRAM
In April of 2023, the Board approved a resolution providing that the Company would hold an annual stockholder advisory vote on executive compensation, as advised by the Company’s stockholders at the 2023 annual meeting of stockholders. Pursuant to that resolution and as required pursuant to Regulation 14A of the Exchange Act, this proposal, commonly known as a “Say on Pay” proposal gives you, as a stockholder, the opportunity to endorse or not endorse the Company’s NEO compensation program through the following resolution:
“Resolved, that the stockholders approve ICF International’s overall pay-for-performance executive compensation program for its named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in the Proxy Statement.”
Approval of the Say on Pay proposal requires the affirmative vote of a majority of the votes entitled to vote thereon to be present electronically via live webcast or by proxy at the Annual Meeting.
The Human Capital Committee and the full Board believe that the Company’s executive compensation program, as described in the Compensation Discussion and Analysis (“CD&A”) and other sections noted in the resolution set forth above, reflects a pay-for-performance culture at the Company that is rooted in our values. The Human Capital Committee and the Board believe that the executive compensation program is rational and effective in that it aligns the interests of the NEOs with both the short-term and long-term interests of stockholders, while reducing incentives for unnecessary and excessive risk taking.
In making a decision on the Say on Pay proposal the Board asks that stockholders consider the following:
○	ICF’s NEO compensation is competitive and in line with its market peers.
○	ICF’s executive compensation program is incentive-based and reflects a pay-for-performance culture.
○	ICF’s executive compensation program relies heavily on stock-based awards vesting over a period of time.
○	Performance Share Awards vest over three (3) years, contingent on achievement of certain performance thresholds.
○
Restricted Stock Units vest over a period of three (3) years with twenty-five percent (25%) vesting on each of the first (1st) anniversary and second (2nd) anniversary, and fifty percent (50%) vesting on the third (3rd) anniversary.

○	Our performance-equity program (the “Performance Program”) further emphasizes ICF’s commitment to a pay-for-performance culture that links compensation to positive results.
○	ICF offers no material perquisites.
○
ICF maintains compensation recovery policies and practices that meet and exceed the requirements of Rule 5608 of the Nasdaq Rulebook by providing for potential recovery of incentive compensation in the event of financial restatements (whether or not the result of fraud) or detrimental conduct causing business or reputational harm to the Company, among other triggers.

○	ICF maintains strong corporate governance practices.
At the Company’s 2025 annual meeting of stockholders, approximately ninety-eight percent (98%) of the votes cast on the Say on Pay proposal were voted in favor of our overall pay-for-performance NEO compensation program. The Human Capital Committee and the Board believe this affirms the stockholders’ strong support of the Company’s approach to NEO compensation.
In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Human Capital Committee and Board but will not be binding. The Human Capital Committee and the Board will seriously consider the outcome of this vote when determining future compensation arrangements for NEOs.
It is expected that the next Say on Pay vote will occur at the 2027 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADVISORY SAY ON PAY VOTE REGARDING ICF’S OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM

2026 Proxy Statement	15

PROPOSAL 3
PROPOSAL 3
APPROVAL OF THE ICF INTERNATIONAL, INC. 2026 OMNIBUS INCENTIVE PLAN
OVERVIEW
We are asking our stockholders to approve the ICF International, Inc. 2026 Omnibus Incentive Plan (the “2026 Incentive Plan” or the “Plan”), which was adopted by our Board of Directors, subject to stockholder approval, on April 8, 2026. If approved by our stockholders, the 2026 Incentive Plan will become effective on June 2, 2026, (the “Effective Date”) and will replace the ICF International, Inc. Amended and Restated 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”). No new awards will be granted under the 2018 Incentive Plan on or after the Effective Date, and any shares remaining available under the 2018 Incentive Plan as of the Effective Date will be forfeited and will not be available under the 2026 Incentive Plan. For purposes of clarity, the number of shares relating to awards granted between April 8, 2026 (the record date) and the 2026 Annual Meeting under the 2018 Incentive Plane will be deducted from the 1,321,000 share pool of the 2026 Incentive Plan. Outstanding grants under the 2018 Incentive Plan will be unaffected. Any capitalized terms used but not defined within this proposal shall have the meanings ascribed to such terms in the 2026 Incentive Plan.
We are requesting stockholder approval of the 2026 Incentive Plan for the following reasons:
•	Nasdaq listing requirements require stockholder approval of equity compensation plans;
•	Sections 422 and 424 of the Internal Revenue Code require stockholder approval for incentive stock options to qualify for favorable tax treatment;
•
The 2018 Incentive Plan was approved by our stockholders in 2018, and the available share reserve under that plan has been substantially consumed through grants made in the ordinary course of our long-term incentive program over the intervening years; and

•
The 2026 Incentive Plan incorporates current governance best practices and reflects the evolution of our compensation program since the 2018 Incentive Plan was adopted, including compliance with the SEC’s Rule 10D-1 compensation recovery requirements adopted in 2022.

The 2026 Incentive Plan authorizes 1,321,000 shares of ICF International common stock (the “Initial Share Reserve”) for issuance. The Board and the Human Capital Committee (the “Human Capital Committee” or the “Committee”) believe this share reserve is reasonably sized to support our long-term incentive program for approximately three (3) years based on our current grant practices.
The full text of the 2026 Incentive Plan is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference. The following description of the 2026 Incentive Plan is a summary only and is qualified in its entirety by reference to the full text of the 2026 Incentive Plan.

16	2026 Proxy Statement

PROPOSAL 3
PLAN GOVERNANCE HIGHLIGHTS
The 2026 Incentive Plan incorporates the following governance features that align with stockholder interests and current best practices:

	Plan Feature	Description / Plan Reference
✔	No Repricing Without Stockholder Approval
The Plan expressly prohibits repricing of Options or Stock Appreciation Rights (“SARs”)—whether by amendment, exchange, cash buyout, or cancellation and re-grant—without prior stockholder approval. (§§ 3.2(aa), 6.10, 7.11, 18.1(b))

✔	No Liberal Change of Control Definition	Change of Control requires a ≥50% change in voting power, a sale of substantially all assets, or a twenty-four (24)-month board turnover—and does not include shareholder approval alone. (§ 2.9)
✔	Double-Trigger Vesting Acceleration for Employees
Equity awards held by employees do not automatically vest upon a Change of Control; full vesting requires both a Change of Control and a qualifying termination within twenty-four (24) months. (§§ 17.1, 17.3(b))

✔	Minimum One (1)-Year Vesting for All Awards	All Awards are subject to a minimum one (1)-year vesting or Performance Period, with only a five percent (5%) carve-out for limited exceptions. (§§ 4.4, 6.5, 7.5, 8.2, 9.1, 10.2)
✔	No Dividends or Dividend Equivalents on Unvested Awards
Dividends on Restricted Stock are reinvested and subject to the same vesting and forfeiture conditions. Dividend equivalents may not be paid until the underlying Award vests. No dividend equivalents on Options, SARs, or cash-settled Restricted Stock Units (“RSUs”). (Art. 14)

✔	No Recycling of Option/SAR Exercise Shares
Shares withheld or tendered to pay an Option or SAR exercise price or to satisfy tax withholding, and shares repurchased on the open market with Option exercise proceeds, do not return to the share reserve. (§ 4.1)

✔	No Tax Gross-Ups	The Plan expressly prohibits the grant of tax gross-up payments to any Participant in connection with any Award. (§ 3.2(cc))
✔	No Company Loans or Extensions of Credit	The Plan prohibits the Company from providing loans, extensions of credit, or promissory notes to finance the grant, purchase, or exercise of any Award. (§ 3.2(dd))
✔	Robust Clawback / Recoupment
All Awards are subject to the Company’s Rule 10D-1 Compensation Recovery Policy (the “Compensation Recovery Policy”) and any other applicable clawback policy, with the mandatory clawback taking priority over any discretionary recoupment. (§ 21.1(c))

✔	Annual Director Compensation Cap	Total aggregate compensation to any Nonemployee Director in any fiscal year—equity Awards plus cash—is capped at $750,000. (§ 4.2)
✔	Fixed Share Reserve—No Evergreen Provision	The Plan has a fixed authorization of 1,321,000 Shares. There is no formula-based or automatic replenishment of the share reserve.
✔	Clean Start—No 2018 Incentive Plan Rollover
Any shares remaining available under the 2018 Incentive Plan as of the Effective Date are forfeited and will not be available under the 2026 Incentive Plan, consistent with ISS share cost modeling. (§ 4.1)

✔	Ten (10)-Year Plan Term	No Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date. (§§ 1.3, 6.8(i))
✔	Performance-Based Compensation Design	The Plan supports performance-conditioned vesting and payout across all full-value Award types, with a broad menu of Performance Measures. (Art. 12)

2026 Proxy Statement	17

PROPOSAL 3
EQUITY DILUTION ANALYSIS
When determining the size of the share reserve to request under the 2026 Incentive Plan, the Board and the Committee considered, among other factors, our historic burn rate, our current overhang under the 2018 Incentive Plan, our equity compensation grant practices, our overall compensation philosophy, and the views of institutional stockholders and proxy advisory firms on equity plan governance. The table below sets forth information relevant to the dilution impact of the 2026 Incentive Plan.

Shares Available for Issuance Under the 2026 Incentive Plan
Shares requested under the 2026 Incentive Plan (Initial Share Reserve)	1,321,000
Shares remaining available under the 2018 Incentive Plan (forfeited at effectiveness)	579,624
Total shares available for grant under the 2026 Incentive Plan	1,321,000
Outstanding Awards Under the 2018 Incentive Plan (as of April 8, 2026)
Stock Options and SARs outstanding (weighted average exercise price):	0
Full-value awards outstanding (unvested RSUs and performance shares at target)	476,772
Total awards outstanding under the 2018 Incentive Plan	476,772
Dilution Analysis (as of April 8, 2026)
Common shares outstanding	18,112,370
Shares requested as % of common shares outstanding	7.29%
Total potential overhang (shares requested + awards outstanding) as % of common shares outstanding	9.93%
Three (3)-Year Average Annual Burn Rate (2023–2025)
Shares granted (full-value awards + Options/SARs, counting full-value awards at 1:1)	482,081
Weighted average common shares outstanding (3-year average)	18,811,761
Three (3)-year average annual burn rate	86%
2025 Annual Burn Rate
Shares granted (full-value awards + Options/SARs, counting full-value awards at 1:1)	199,655
Weighted average common shares outstanding	18,516,493
Annual burn rate	1.08%
2024 Annual Burn Rate
Shares granted (full-value awards + Options/SARs, counting full-value awards at 1:1)	139,676
Weighted average common shares outstanding	18,924,588
Annual burn rate	0.74%
2023 Annual Burn Rate
Shares granted (full-value awards + Options/SARs, counting full-value awards at 1:1)	142,740
Weighted average common shares outstanding	18,994,202
Annual burn rate	0.75%

Note: The dilution data in the table above reflect shares outstanding and award information as of April 8, 2026. Because the grant of future awards under the 2026 Incentive Plan will be subject to the discretion of the Committee, the actual number of shares issued under the 2026 Incentive Plan and the resulting dilution to stockholders cannot be determined at this time. ISS and Glass Lewis model the cost of equity compensation plans based on, among other factors, share reserve size, burn rate, and projected equity value transfer. The clean start approach adopted in the 2026 Incentive Plan—under which no shares remaining available under the 2018 Incentive Plan carry over to the 2026 Incentive Plan—is consistent with the methodologies employed by proxy advisory firms in evaluating stockholder value transfer for new equity plan proposals.

18	2026 Proxy Statement

PROPOSAL 3
KEY CHANGES FROM THE 2018 INCENTIVE PLAN
The 2026 Incentive Plan is generally consistent with the 2018 Incentive Plan but incorporates the following notable changes and updates:

Shares
The Initial Share Reserve of 1,321,000 Shares reflects a new fixed share authorization sized to support ICF’s long-term incentive program on a go-forward basis. No shares from the 2018 Incentive Plan carry over to the 2026 Incentive Plan.

Rule 10D-1 Clawback
The 2026 Incentive Plan explicitly incorporates compliance with the SEC’s Rule 10D-1 mandatory compensation recovery rules and requires that the Company’s Compensation Recovery Policy (adopted pursuant to those rules) take priority over any other recoupment provisions of the Plan. (Section 21.1(c))

Tax Gross-Up Prohibition	The 2026 Incentive Plan expressly codifies the prohibition on tax gross-up payments to any Plan participant in connection with any award. (Section 3.2(cc))
Loan Prohibition	The 2026 Incentive Plan expressly codifies the prohibition on the Company extending loans or credit to finance the grant, purchase, or exercise of any award. (Section 3.2(dd))
Vesting Acceleration Limitation	The 2026 Incentive Plan expressly limits the Committee’s authority to accelerate vesting of awards to circumstances of death, disability, Retirement, or a Change of Control. (Section 3.2(bb))
Retirement Definition
The 2026 Incentive Plan defines “Retirement” to mean termination other than for Cause by a Participant who is at least age sixty (60) with a minimum of five (5) years of service and authorizes the Committee to provide special vesting or payment provisions in such circumstances.

Performance Period Clarification	The 2026 Incentive Plan clarifies that, except upon a Change of Control, no Performance Period shall be less than twelve (12) consecutive months.

SUMMARY OF MATERIAL TERMS OF THE 2026 INCENTIVE PLAN

Plan Name	ICF International, Inc. 2026 Omnibus Incentive Plan
Effective Date	June 2, 2026 (subject to stockholder approval)
Plan Term	No Awards may be granted on or after the tenth (10th) anniversary of the Effective Date.
Shares Available (Initial Share Reserve)	1,321,000 Shares. This is a fixed authorization; there is no evergreen or automatic increase provision.
Incentive Stock Option Limit	Up to 750,000 Shares may be issued pursuant to Incentive Stock Options (“ISOs”).
Plan Administration	The Human Capital Committee of the Board of Directors (composed of at least two (2) Nonemployee Directors meeting the requirements of Rule 16b-3), or a subcommittee or delegate thereof.
Eligibility
All officers and employees of ICF International and its affiliates and subsidiaries, all Nonemployee Directors, and consultants and independent contractors providing bona fide services to the Company. Approximately one thousand four hundred (1,400) employees, seven (7) Nonemployee Directors, and zero (0) consultants are currently eligible to participate.

Award Types	Nonqualified Stock Options (“NQSOs”), ISOs, SARs, Restricted Stock, RSUs, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.
Minimum Exercise / Grant Price
Options and SARs may not have an exercise or grant price below one hundred percent (100%) of Fair Market Value (closing price on the Nasdaq Global Select Market) on the date of grant. (For ISOs granted to ten percent (10%) stockholders, the minimum price is one hundred ten percent (110%) of Fair Market Value.)

2026 Proxy Statement	19

PROPOSAL 3

Maximum Option / SAR Term	Options and SARs have a maximum term of ten (10) years from the date of grant (five (5) years for ISOs granted to ten percent (10%) stockholders).
Minimum Vesting / Performance Period
All Awards are subject to a minimum one (1)-year vesting period or Performance Period, subject to a five percent (5%) exception carve-out for up to five percent (5%) of the Initial Share Reserve (and any subsequent stockholder-approved increases).

Share Counting / Recycling Rules
Shares subject to Awards that expire, are forfeited, are cancelled, or are settled in cash are available again for grant. Shares used for Option/SAR exercises (whether by net settlement, tender, or withholding), shares withheld for taxes, and shares repurchased on the open market with Option exercise proceeds do NOT return to the Plan reserve.

Repricing
Prohibited without prior stockholder approval. The Plan prohibits reduction of Option or SAR exercise prices, exchanges of underwater Options or SARs for other awards or cash, and cancellation and re-grant of underwater Options or SARs—in each case without stockholder approval.

Dividends / Dividend Equivalents
Dividends on Restricted Stock are reinvested in additional Restricted Stock subject to the same vesting and forfeiture conditions. Dividend equivalents may not be granted with respect to Options, SARs, or cash-settled RSUs. No dividends or dividend equivalents are paid on any unvested Award.

Director Compensation Cap	Total annual aggregate compensation (equity Awards plus cash fees) to any Nonemployee Director is capped at $750,000 per fiscal year.
Change of Control / Double-Trigger
Employee equity awards do not automatically vest upon a Change of Control. Full vesting is triggered only upon both a Change of Control and a qualifying termination (without Cause or for Good Reason) within twenty-four (24) months following the Change of Control. Nonemployee Director awards vest upon a termination of directorship in connection with or during the twenty-four (24)-month post-Change of Control period.

Clawback / Recoupment
All Awards are subject to (i) the Company’s Compensation Recovery Policy (adopted pursuant to Rule 10D-1 under the Exchange Act), (ii) any other applicable clawback or recoupment policy, and (iii) the discretionary recoupment provisions of the Plan. The Compensation Recovery Policy takes priority over the Plan’s discretionary recoupment provisions.

Tax Gross-Ups	No tax gross-ups may be paid to any Participant in connection with any Award.
Company Loans / Extensions of Credit	The Company may not extend loans or other credit to finance the grant, purchase, or exercise of any Award, and may not accept promissory notes as consideration.
Performance Measures
Awards may be conditioned on achievement of objective performance goals based on measures designated by the Committee, including (without limitation) net earnings or net income, EPS, revenue growth, operating profit, return measures, cash flow, EBITDA, share price, total stockholder return, expense targets, market share, contract backlog, book-to-bill ratio, and other measures set forth in Section 12.1 of the Plan.

Amendment and Termination
The Board may amend or terminate the Plan at any time; provided, that (i) stockholder approval is required for amendments that would reduce the exercise price of outstanding Options or SARs or cancel underwater Options or SARs in exchange for cash or new awards, and (ii) no amendment may materially adversely affect outstanding Awards without the affected Participant’s written consent (except as required by law or to comply with applicable legal requirements).

Governing Law	State of Delaware

20	2026 Proxy Statement

PROPOSAL 3
Administration
The Plan is administered by the Human Capital Committee, which consists of at least two (2) Nonemployee Directors within the meaning of Rule 16b-3 under the Exchange Act. The Committee has broad authority to administer the Plan, including the authority to select participants, determine the type and amount of Awards, interpret the Plan, approve Award Agreements, and determine the terms and conditions of each Award. The Committee may delegate limited administrative authority to officers of the Company with respect to Awards to non-Insiders, subject to the conditions specified in Section 3.3 of the Plan. All determinations of the Committee are final and binding on all persons.
Types of Awards
Stock Options (NQSOs and ISOs)
The Committee may grant NQSOs and ISOs at an exercise price no less than one hundred percent (100%) of Fair Market Value on the grant date (or one hundred ten percent (110%) for ISOs to ten percent (10%) stockholders). Options have a maximum term of ten (10) years (five (5) years for ISOs to ten percent (10%) stockholders). No Option may contain a deferral feature other than the inherent deferral of income recognition until exercise. Options vest no earlier than one (1) year from the grant date (subject to the five percent (5%) exception carve-out). The exercise price may be paid in cash, in previously owned shares, or by cashless exercise.
Stock Appreciation Rights (SARs)
The Committee may grant SARs at a grant price no less than one hundred percent (100%) of Fair Market Value on the grant date. SARs have a maximum term of ten (10) years. Upon exercise, the participant receives the excess of the Fair Market Value on the exercise date over the grant price, multiplied by the number of shares exercised, payable in cash, shares, or a combination. SARs vest no earlier than one (1) year from the grant date (subject to the five percent (5%) exception carve-out).
Restricted Stock and Restricted Stock Units (RSUs)
The Committee may grant Restricted Stock (actual shares subject to forfeiture during a restriction period) and RSUs (contractual rights to receive shares or cash in the future). Awards are subject to a minimum one (1)-year Period of Restriction. Holders of Restricted Stock have voting rights during the Period of Restriction; RSU holders do not. Dividends on Restricted Stock are reinvested in additional Restricted Stock subject to the same vesting and forfeiture conditions; no dividend equivalents may be granted on cash-settled RSUs.
Performance Shares and Performance Units
The Committee may grant Performance Shares (denominated in shares) and Performance Units (denominated in units) that vest and are earned based on the achievement of performance goals during a Performance Period of at least one (1) year. After the applicable Performance Period, the Committee certifies goal achievement and the earned Awards are paid in cash, shares, or a combination, generally within seventy-four (74) days after the close of the Performance Period, subject to Section 409A.
Cash-Based Awards and Other Stock-Based Awards
The Committee may grant Cash-Based Awards denominated in cash, and Other Stock-Based Awards (including unrestricted shares and equity-related awards not otherwise described in the Plan). Other Stock-Based Awards with a vesting or Performance Period are subject to the one (1)-year minimum requirement. Any grant of unrestricted shares must comply with the five percent (5%) exception carve-out for the minimum vesting requirement.
Dividend Equivalents
Dividend equivalents may be granted based on dividends declared on shares subject to Awards other than Options, SARs, or cash-settled RSUs. Dividend equivalents are credited during the period between the grant date and the date the Award is exercised, vests, or expires. Dividend equivalents are subject to the same vesting and forfeiture conditions as the underlying Award and are paid only if, when, and to the extent the underlying Award vests.
Change of Control
Under the Plan, a “Change of Control” occurs upon: (i) a sale or disposition of substantially all of the Company’s assets; (ii) any Person becoming the Beneficial Owner of more than fifty percent (50%) of the total voting power of the Company’s outstanding voting stock (including by merger or consolidation); or (iii) a majority change in Board composition over a rolling twenty-four (24)-month period (subject to the Incumbent Board carve-out for approved director elections).
Stockholder approval of a transaction alone does not constitute a Change of Control, and a sale or disposition of an affiliate does not constitute a Change of Control for participants employed by that affiliate. For Awards that constitute nonqualified deferred compensation subject to Section 409A, a Change of Control must also qualify as a “change in ownership or effective control” under Section 409A for purposes of any payment or benefit triggered by such event.
Treatment of Awards Upon Change of Control. Upon a Change of Control, if Replacement Awards are provided, outstanding Options and SARs are cancelled and replaced. Outstanding service-vesting Awards (other than Options and SARs) and outstanding Options/SARs not exchanged for Replacement Awards continue to vest according to their terms. The treatment of performance-conditioned Awards not subject to the foregoing is determined by the applicable Award Agreement.
Double-Trigger Acceleration. For employees, full vesting of Awards described in Sections 17.1(a), (b), and (c) is triggered only upon both a Change of Control and a termination of employment by the Company without Cause or by the employee as a result of (i) a material reduction in such employee’s authority, duties, or responsibilities; (ii) the employee’s relocation by the Company of

2026 Proxy Statement	21

PROPOSAL 3
more than fifty (50) miles from the employee’s then-current work location; (iii) a reduction of the employee’s then-current annual base salary or target incentive compensation; or (iv) failure of the surviving company to assume the employee’s employment agreement or other applicable employment-related agreements (clauses (i) – (iv), “Good Reason”) within twenty-four (24) months following the Change of Control.
Nonemployee Directors. Upon a termination of directorship of a Nonemployee Director in connection with or within twenty-four (24) months following a Change of Control, other than for Cause, all Awards described in Sections 17.1(a), (b), and (c) held by the Nonemployee Director become fully vested and (if applicable) exercisable.
Clawback and Recoupment
All Awards (and amounts paid or shares issued thereunder) are subject to (i) the Company’s Compensation Recovery Policy adopted pursuant to Rule 10D-1 under the Exchange Act and Nasdaq listing standards, and (ii) any other clawback, recoupment, or similar policy maintained by the Company (any such policy described in clauses (i) or (ii), a “Clawback Policy”). In the event of a conflict between the Plan or an Award Agreement and any Clawback Policy, the Clawback Policy controls.
In addition to the mandatory Compensation Recovery Policy, the Committee has discretionary authority to seek recovery of Awards in circumstances involving financial restatement resulting from errors, omissions, or fraud, and may specify in Award Agreements that Awards are subject to reduction, cancellation, or forfeiture upon termination for Cause, breach of restrictive covenants, or other conduct detrimental to the Company. This policy covers both equity and cash awards.
U.S. Federal Income Tax Consequences
The following is a summary of the material U.S. federal income tax consequences of Awards under the 2026 Incentive Plan. This summary is based on current law, does not address employment, state, local, or foreign tax consequences, and does not address the tax consequences applicable to any particular participant. Tax law is complex and may change, and participants are strongly encouraged to consult their own tax advisors. This summary does not constitute tax advice.
Nonqualified Stock Options (NQSOs)
No income is recognized by the participant at the time of grant of an NQSO. Upon exercise, the participant recognizes ordinary income equal to the excess of the Fair Market Value of the shares on the exercise date over the exercise price (the “spread”). The Company generally is entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, subject to Code Section 162(m) and other limitations. The participant’s tax basis in the shares acquired upon exercise equals the exercise price plus the amount of ordinary income recognized. Upon a subsequent sale, any gain or loss is a capital gain or loss (long-term or short-term depending on the holding period).
Incentive Stock Options (ISOs)
No regular taxable income is recognized by the participant at the time of grant or exercise of an ISO; provided, the participant satisfies the applicable holding periods. However, the spread upon exercise is an adjustment item for purposes of the alternative minimum tax. If shares acquired upon the exercise of an ISO are held for the required holding period (the later of two (2) years from the grant date or one year (1) from the exercise date), the participant recognizes long-term capital gain (or loss) upon a disposition, and the Company is not entitled to a tax deduction. If the required holding periods are not met (a “disqualifying disposition”), the participant recognizes ordinary income equal to the lesser of the spread at exercise or the actual gain, and the Company receives a corresponding deduction.
Stock Appreciation Rights (SARs)
No income is recognized at grant. Upon exercise, the participant recognizes ordinary income equal to the amount received (whether in cash or shares). The Company is generally entitled to a corresponding deduction.
Restricted Stock
Unless the participant makes an election under Section 83(b) of the Code within thirty (30) days of the grant date, the participant does not recognize income at the time of grant. Instead, the participant recognizes ordinary income (equal to the Fair Market Value of the shares at the time of vesting) at the time the restrictions lapse. Dividends received before vesting that are automatically reinvested pursuant to the Plan are taxable as ordinary income when received. The Company is generally entitled to a deduction at the time and in the amount of income recognized by the participant. If a Section 83(b) election is made, the participant recognizes ordinary income at grant equal to the Fair Market Value of the shares (as if unrestricted) on the grant date.
Restricted Stock Units (RSUs)
No income is recognized at grant. The participant recognizes ordinary income at the time of settlement equal to the Fair Market Value of the shares delivered (or cash paid). The Company is generally entitled to a corresponding deduction.
Performance Awards and Other Awards
No income is recognized at grant. The participant recognizes ordinary income at the time of payment or settlement equal to the amount received in cash or the Fair Market Value of shares received. The Company is generally entitled to a corresponding deduction.

22	2026 Proxy Statement

PROPOSAL 3
Code Section 162(m)
Code Section 162(m) generally limits the Company’s federal income tax deduction for compensation paid to “covered employees” (as defined in Section 162(m)) to $1 million per year. The 2026 Incentive Plan is not intended to enable the Company to obtain deductions that would otherwise be unavailable under Section 162(m).
Code Section 409A
The Plan is intended to comply with or be exempt from Section 409A of the Code. Awards that constitute nonqualified deferred compensation subject to Section 409A must comply with the timing, form, and other requirements of Section 409A.
New Plan Benefits
Awards under the 2026 Incentive Plan are discretionary, and the identity of recipients and the nature, size, and terms of Awards to be granted in the future cannot be determined at this time. Because no Awards have been granted under the 2026 Incentive Plan, the following table shows the Awards that are currently expected to be granted under the Plan to our named executive officers, directors, and employees as a group as “Not Determinable”. The table does not reflect past Awards made under the 2018 Incentive Plan.

Name and Position	Title	Number of Shares / Units	Value ($)
John Wasson	Chair and Chief Executive Officer	Not Determinable	Not Determinable
James Morgan	Chief Operating and Financial Officer	Not Determinable	Not Determinable
Anne Choate	President	Not Determinable	Not Determinable
Sergio Ostria	Executive Vice President – Growth, Marketing & Innovation	Not Determinable	Not Determinable
All Executive Officers as a Group		Not Determinable	Not Determinable
All Nonemployee Directors as a Group		Not Determinable	Not Determinable
All Non-Executive Officer Employees as a Group		Not Determinable	Not Determinable

For information regarding the equity awards previously granted under the 2018 Incentive Plan to our named executive officers and Nonemployee Directors, please see the compensation tables and related narrative disclosure in the Compensation Discussion and Analysis and Director Compensation sections of this Proxy Statement.
Equity Compensation Plan Information
The following table sets forth, as of December 31, 2025, information about shares of our common stock that are issuable under our equity compensation plans (all of which have been approved by our stockholders):

Plan Category	(a) Number of Securities to be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	(b) Weighted- Average Exercise Price Of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved By Security Holders	406,399(1)	0	785,433
Equity Compensation Plans Not Approved By Security Holders	0	0	0
Total	406,399	0	785,433

(1)	Includes 262,879 RSUs, 6,020 director RSUs, and 137,500 performance shares outstanding under the 2018 Incentive Plan.
(2)	Exercise price is for outstanding stock options only; RSUs, director RSUs, and performance shares have no exercise price.

2026 Proxy Statement	23

PROPOSAL 3
As of April 8, 2026, 579,624 shares remained available for issuance of future awards under the 2018 Incentive Plan. Stock awards totaling 476,772 (including shares of restricted stock units and performance shares) are outstanding under all plans. The 2026 Incentive Plan, if approved by our stockholders, will replace the 2018 Incentive Plan. The Initial Share Reserve of 1,321,000 Shares under the 2026 Incentive Plan is not reflected in the table above, which presents information as of December 31, 2025.
Interests of Certain Persons in the Proposal
Our executive officers, Nonemployee Directors, and other employees have an interest in this proposal because they are eligible to receive Awards under the 2026 Incentive Plan. However, the Committee has not yet made any decisions regarding Awards to be granted under the 2026 Incentive Plan, and no specific Awards are contingent upon stockholder approval of the 2026 Incentive Plan.
Vote Required
Approval of the 2026 Incentive Plan requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting (meaning the number of shares voted “FOR” must exceed the number of shares voted “AGAINST”); provided, a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of this proposal because they are not counted as votes cast.
This is a “non-routine” matter, meaning that brokerage firms do not have discretionary authority to vote uninstructed shares on this proposal. Accordingly, if you hold your shares in street name and you do not provide voting instructions to your broker, bank, or other holder of record, your shares will not be voted on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2026 INCENTIVE PLAN.

The following resolution will be presented for stockholder approval at the Annual Meeting:

“RESOLVED, that the ICF International, Inc. 2026 Omnibus Incentive Plan, in the form attached as Exhibit A to this Proxy Statement, be and hereby is approved and adopted.”

24	2026 Proxy Statement

PROPOSAL 4
PROPOSAL 4
RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm (the “independent auditor”) for the fiscal year ending December 31, 2026, and requests that stockholders ratify this appointment. For a discussion of factors considered by the Audit Committee in connection with the appointment of Grant Thornton, see “Audit Committee Report – Auditor Selection”.
Grant Thornton previously audited our consolidated financial statements for 2025 and 2024. Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.
If our stockholders do not ratify Grant Thornton as our independent auditor, the Audit Committee may reconsider its decision. Even if stockholders vote in favor of the appointment, the Audit Committee may, in its discretion, and without re-submitting the matter to the Company’s stockholders, direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

DESCRIPTION OF PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table sets forth the fees for professional audit services provided by Grant Thornton for the audit of our annual financial statements for the fiscal years ended December 31, 2025, and 2024, and fees billed for other services provided by Grant Thornton during those periods:

Type of Fees	2025	2024
Audit fees	$2,392,731	$2,247,969
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total fees	$2,392,731	$2,247,969

Audit Fees
These are fees for professional services rendered by Grant Thornton for the audits of our annual consolidated financial statements, the audit of internal controls over financial reporting, the review of consolidated financial statements included in our quarterly reports on Form 10-Q, and the audit of our compliance with OMB Circular A-133. The audit fees provided by Grant Thornton also include services that were provided in connection with certain non-U.S. statutory audits.
Audit-Related Fees
Audit-related fees comprise fees for professional services rendered by Grant Thornton and include employee benefit plan audits, due diligence related to acquisitions and accounting consultations that are not reported in “Audit Fees”. There were no such services rendered by Grant Thornton in 2025 or 2024 that met the above category description.
Tax Fees
These are fees for professional services rendered by Grant Thornton with respect to tax compliance, tax advice, and tax planning. There were no services rendered by Grant Thornton in 2025 or 2024 that met the above category description as such services were performed by other service providers.
All Other Fees
These are fees for professional services rendered by Grant Thornton for products and services other than the services reported in “Audit Fees”, “Audit-Related Fees” or “Tax Fees” and include statutory filings and related fees for the Company’s international business. There were no such fees rendered by Grant Thornton in 2025 or 2024 that met the above category description.

2026 Proxy Statement	25

PROPOSAL 4
Pre-Approval of Audit and Non-Audit Services
The Audit Committee is authorized by its charter to pre-approve all audit and permitted non-audit services to be performed by our independent auditor. The Audit Committee reviews and approves the independent auditor’s retention to perform audit services, including the associated fees. The Audit Committee also evaluates other known potential engagements of the independent auditor, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At subsequent meetings, the Audit Committee will receive updates on the services actually provided by the independent auditor, and management may present additional services for approval. The Audit Committee has delegated authority to the Chair of the Audit Committee to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between Audit Committee meetings. If the Chair approves any such engagement, he or she will report that approval to the full Audit Committee at its next meeting.
Approval of Fees
Our Audit Committee has reviewed all of the fees described above. In connection with the Audit Committee’s review and approval of the amount of fees paid to the independent auditor for audit, audit-related, and other services, the Audit Committee considers, among other factors:
•	The independent auditor’s qualifications and quality control procedures;
•	The quality of the independent auditor’s overall performance;
•	The complexity of the audit and related services in a particular year;
•	Publicly available information concerning audit fees paid by peer companies; and
•	The impact, if any, of the level of audit and non-audit fees on the auditor’s independence.
The Audit Committee believes that such fees are compatible with maintaining the independence of Grant Thornton.

26	2026 Proxy Statement

AUDIT COMMITTEE REPORT
AUDIT COMMITTEE REPORT
The Audit Committee is appointed by the Board, and each of the members of the Audit Committee has been determined by the Board to be “independent” under the applicable Nasdaq standards. The Board has also determined that all of the members of the Audit Committee are “financially literate” under the Nasdaq rules. The Audit Committee’s Chair, Ms. Marilyn Crouther, and Committee members Mr. Michael Van Handel and Dr. Srikant Datar each qualify and are designated as “audit committee financial experts”, as defined by the SEC.
Audit Committee Duties
Under the Audit Committee’s Charter, the committee’s duties and responsibilities include, among others:
•	Overseeing the relationship with the independent auditor, including being directly responsible for the appointment and compensation of the Company’s independent auditor;
•	Assessing the qualifications, performance and independence of the Company’s independent auditor;
•	Reviewing the activities, qualifications, and performance of the Company’s internal audit function;
•	Monitoring financial reporting and disclosure and related matters;
•	Reviewing and evaluating the Company’s overall risk profile, the procedures and policies adopted to identify and manage such risks and related disclosures;
•	Retaining independent external advisors, as the Audit Committee determines necessary or appropriate;
•	Annually reviewing the adequacy of the Audit Committee’s charter and the Audit Committee’s own performance; and
•	Preparing this report to the Company’s stockholders.
The Audit Committee also periodically reviews the Company’s Code of Business Ethics and Conduct (the “Code of Ethics”) and receives reports from the Company’s Compliance Committee, a management committee which is charged with the implementation of the Code of Ethics. In connection with these responsibilities, the Audit Committee oversees the Company’s procedures for the receipt, retention, and treatment, on a confidential basis, of any complaints received by the Company’s Compliance Committee. The Company encourages employees and third-party individuals and organizations to report concerns about our accounting, internal accounting controls, auditing matters, or other matters that may or appear to involve financial or any other wrongdoing.
Audit Committee Oversight Role
In performing its functions, the Audit Committee acts in an oversight capacity. In that role, the Audit Committee relies on the work and assurances of: (a) the Company’s management, which has the primary responsibility for financial statements and reports, internal controls and financial reporting processes; (b) the internal audit function; and (c) the independent auditor that, in its reports, expresses opinions on the conformity of the Company’s financial statements to United States Generally Accepted Accounting Principles and on the effectiveness of the Company’s internal controls over financial reporting.
Audit Committee Activities
During the year, the Audit Committee meets with management and representatives of the independent auditor and the internal audit function to review and discuss the Company’s quarterly financial statements before the Company’s results are released to the public. Members of the Committee also review the Company’s quarterly reports on Form 10-Q and the annual report on Form 10-K. In the course of these activities, the Audit Committee:
•	Reviews the scope of overall plans for and status of the annual audit and internal audit program;
•	Consults with management, the internal audit function, and the independent auditor on topics such as the Company’s processes for risk assessment, and risk management and related disclosures;
•	Reviews and approves the Company’s policy for pre-approval of audit and permitted non-audit services by the independent auditor;
•
Reviews, with management and the independent auditor, the internal audit function and the scope and effectiveness of the Company’s disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of the Company’s financial statements, in connection with the certifications made by the Company’s Chief Executive Officer and Chief Financial Officer;

•	Receives advice on critical accounting policies and the impact of new accounting principles and guidance; and
•
Reviews significant legal and other developments in the Company’s processes for monitoring compliance with law and Company policies and oversees the activities of the Company’s Chief Ethics and Compliance Officer and management’s Compliance Committee.

The Audit Committee meets regularly, and not less than annually, with the independent auditor, in each case with and without members of management present, to discuss the results of the auditor’s examinations and evaluations of the Company’s internal controls and the overall quality and integrity of the Company’s financial reporting.

2026 Proxy Statement	27

AUDIT COMMITTEE REPORT
Review of Fiscal Year 2025 Financial Statements
The Audit Committee reviewed and discussed with our management and with our independent auditor, Grant Thornton, the consolidated financial statements of ICF and its subsidiaries and related notes, the disclosures under the headings “Management’s Discussion and Analysis” and “Management’s Report on Internal Controls” and other financial disclosures as set forth in our 2025 Form 10-K. In connection with this review, the Audit Committee:
•
Discussed with Grant Thornton those matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), issued by the Public Company Accounting Oversight Board (“PCAOB”), and Rule 2-07 (Communication with Audit Committees) of SEC Regulation S-X; and

•
Received from Grant Thornton the written communications required by Ethics and Independence Standard No. 3526 (Communication with Audit Committees Concerning Independence), issued by the PCAOB, as to Grant Thornton’s compliance with all rules, standards, and policies of the PCAOB and SEC governing auditor independence.

Based on the activities, reviews, and discussions outlined above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2025, be included in our 2025 Form 10-K.
Auditor Selection
As described under the heading, “Proposal 4: Ratification of the Selection of the Independent Registered Public Accounting Firm”, the Audit Committee also approved the selection of Grant Thornton as the Company’s independent auditor for the fiscal year ending December 31, 2026, as being in the best interest of the Company. Grant Thornton has served as the Company’s independent auditor since the Company went public in 2006.
In connection with the appointment of the independent auditor, the Audit Committee discusses and considers factors such as the following:
•	The independent auditor’s historical and recent performance on the audit, taking into account the views of management and the internal audit function;
•	External data relating to audit quality and performance, including recent PCAOB reports on the independent auditor and its peer firms;
•	The familiarity of the independent auditor, and the team assigned to the Company’s audit and related work, with the government services industry;
•	The independent auditor’s tenure as the Company’s independent auditor and its familiarity with the Company’s accounting policies and practices and internal control over financial reporting;
•	The independent auditor’s capacity, capability, and expertise in handling the breadth and complexity of the Company’s global operations;
•	The independent auditor’s independence and objectivity and the quality and candor of communications within management and the Audit Committee; and
•	The appropriateness of the independent auditor’s fees for audit and non-audit services.
For a discussion of factors considered by the Audit Committee in reviewing the amount of fees paid to Grant Thornton for audit and other services, see “Proposal 3: Ratification of the Selection of the Independent Registered Public Accounting Firm – Approval of Fees”.
The Audit Committee also reviews and considers the performance of the lead audit partner. Under applicable law, the lead audit partner must rotate after five (5) years. The Company’s current lead audit partner is serving in that capacity for his third year. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involved meetings between the Chair of the Audit Committee and the candidate for the role, as well as discussions and meetings with the Audit Committee and management.

Audit Committee
/s/ Marilyn Crouther
Marilyn Crouther, Audit Committee Chair

/s/ Caroline Angoorly
Caroline Angoorly

/s/ Dr. Srikant M. Datar
Dr. Srikant M. Datar

/s/ Michael J. Van Handel
Michael J. Van Handel

/s/ Dr. Michelle A. Williams
Dr. Michelle A. Williams

28	2026 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
CORPORATE GOVERNANCE AND BOARD MATTERS
Board and Committee Meetings in 2025
The table below shows the number of Board and committee meetings held in 2025. Our Board has eight (8) regularly scheduled meetings per year and calls special meetings as the need arises. These meetings are usually held at our corporate headquarters in Reston, Virginia.

Number of Meetings Held
Board of Directors	8
Audit Committee	8
Human Capital Committee	6
Governance and Nominating Committee	4

Directors are expected to attend Board meetings, our annual meeting of stockholders, and the meetings of the committees on which they serve. During 2025, each director attended at least seventy-five percent (75%) of the total meetings of the Board and those committees on which he or she served. Each director attended our annual meeting of stockholders held in 2025.
Corporate Governance Guidelines
Our Board has established a set of Corporate Governance Guidelines that addresses such matters as, among other things, the roles of the Board and management (including the role of the Lead Independent Director), Board and director responsibilities, Board composition, selection of directors, operations of the Board (including meetings), and functions of the Board committees. The Board believes such guidelines, which are reviewed at least annually, are appropriate for the Company in its effort to maintain “best practices” as to corporate governance.
Director Independence
The Board has affirmatively determined that Mses. Caroline Angoorly and Marilyn Crouther, Drs. Michelle Williams and Srikant Datar, and Messrs. Randall Mehl, Scott Salmirs and Michael Van Handel are independent directors in accordance with the requirements of Nasdaq and the rules of the SEC. We believe we comply with all applicable requirements of the SEC and Nasdaq relating to director independence and the composition of the committees of our Board.
Board Leadership Structure; Lead Independent Director
Mr. John Wasson, the Company’s CEO assumed the position of Chair of the Board effective upon Mr. Sudhakar Kesavan’s retirement in 2020. Consistent with its past practice when Mr. Kesavan served as both Chair of the Board and CEO, the Board believes combining the CEO and Chair positions is appropriate and in the best interests of the Company and its stockholders because it provides the following advantages:
•	The CEO is the director most familiar with the Company’s business and industry and is best situated to lead Board discussions on important matters affecting ICF International; and
•	Having the CEO serve in such roles creates a firm link between management and the Board and promotes the development and implementation of corporate strategy.
The Board continues to believe that when an executive serves as the Chair, it is in the best interests of the Company and its stockholders to designate a Lead Independent Director who is an independent director and, among other duties:
•	Chairs any meeting of the independent directors in executive session;
•	Facilitates communications between other members of the Board and the Chair; however, each director is free to communicate directly with the Chair;
•	Works with the Chair in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board;
•	Consults with the Chair on matters relating to corporate governance and Board performance;
•
Leads the deliberation and action by the Board or a Board committee regarding any offer, proposal, or other solicitation or opportunity involving a possible acquisition or other change of control of the Company, including by merger, consolidation, asset or stock sale or exchange, or recapitalization;

•	In conjunction with the Chair of the Governance and Nominating Committee, oversees and participates in the annual Board evaluation and succession planning process;
•	Participates in the Human Capital Committee’s annual performance evaluation of, and succession planning for, the Chair and CEO; and
•	Meets with any director whom the Lead Independent Director deems is not adequately performing his or her duties as a member of the Board or any committee.
The charter of the Governance and Nominating Committee calls for the annual review of the Lead Independent Director position. The Company believes that having a Lead Independent Director,

2026 Proxy Statement	29

CORPORATE GOVERNANCE AND BOARD MATTERS
particularly in presiding over executive sessions of independent directors, effectively encourages full engagement of all directors. Dr. Srikant Datar was elected to serve as ICF’s Lead Independent Director as of May 27, 2021.
Each of our directors, other than Mr. Wasson, is independent and the Board believes that our independent directors provide effective oversight of management. The Board has complete access to the Company’s management team, and the Board and its committees regularly receive reports from management on the Company’s business affairs and the issues it faces.
The Board believes that its programs for overseeing risk, as described under “Risk Oversight” below, would be effective under a variety of leadership frameworks; therefore, this factor does not materially affect its choice of structure.
Risk Oversight
Our business is subject to a variety of risks. Some of the Company’s most significant risks, including with respect to cybersecurity, are outlined in our 2025 Form 10-K under Item 1A, “Risk Factors”, which can be found on page 19 of that document.
Our Board provides guidance to management regarding our strategy, including review of our operational results and related trends and factors contributing to or affecting our results, long-term strategy, financial reporting, and risks associated with these aspects of the Company’s business. The involvement of the Board in setting our business strategy is an important part of determining the types and appropriate levels of risk undertaken by the Company.
Management is responsible for managing the day-to-day risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. As described more fully below, the Board fulfills this responsibility both directly and through its standing committees, each of which assists the Board in overseeing portions of the Company’s overall enterprise risk management (“ERM”) program.
The Company’s ERM program is designed to identify, assess, monitor, and manage the Company’s risks. As part of the annual ERM program, the Company:
•	Defines risk profiles and identifies existing and new/emerging risks.
•
Conducts and completes regular enterprise risk assessments to ascertain and define the most significant risks facing the Company, which incorporates input from multiple levels of management and our Board. This process includes the evaluation and prioritization of the most significant risks facing the Company across major risk categories, taking into account multiple factors, including the potential impact of risk events should they occur, the likelihood of occurrence and the effectiveness of existing risk mitigation strategies. The Board reviews and approves the annual enterprise risk management plan that will be the subject of additional focus and reporting throughout the year.

•
Develops action plans to monitor, manage, and mitigate risk with greater focus on the highest-priority risks. The responsibility for managing each of the highest-priority risks is assigned to one (1) or more of the Company’s senior executives.

•
Includes regular reporting from management to the Board on the status and completion of actions associated with the higher priority risks identified as part of the current ERM plan. In addition, management provides more detailed briefings throughout the year to the Board regarding the most significant risks identified in the approved plan.

As described above, the Board, along with the Audit Committee, oversees a number of risks, which include those associated with major operational activities, cybersecurity and potential acquisitions. The Company’s cybersecurity risk management and oversight is further outlined in our 2025 Form 10-K under Item 1C, “Cybersecurity”, which can be found on page 31 of that document. The Audit Committee reviews and evaluates the Company’s overall risk profile, and the procedures and policies implemented by management to identify and manage such risks. The Human Capital Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. Under its Charter, the Governance and Nominating Committee manages material risks and opportunities generally associated with sustainability and governance matters, elements of our culture and values, the independence of the Board, and potential conflicts of interest.
Board Evaluation
Each year, the directors undertake an evaluation for the Board and each committee on which they serve that elicits feedback on the performance and effectiveness of the Board and its committees. This process is conducted as either a self-evaluation or an external evaluation supported by an independent third party. As part of this evaluation, the directors are asked to consider the role of the Board and its committees, relations with management, composition, and meetings. The responses and comments are compiled by the Corporate Secretary and presented to the Governance and Nominating Committee for initial review. The responses and comments are then presented to each committee and the full Board. Where appropriate, the Governance and Nominating Committee may consider feedback received from the evaluation process when it submits director nominees to the full Board (and, where applicable, recommends assignments to various committees). In the case of the external evaluation, the responses from the Directors and other feedback are compiled by the third party conducting the evaluation and presented for discussion with the Board. The most recent external Board evaluation was conducted in 2023. In addition, every other year as part of the Board evaluation process, the Lead Independent Director and the Governance and Nominating Committee Chair meet individually and hold peer evaluations with each Director. These supplemental discussions are intended to enhance the existing Board evaluation process and foster even greater discussion regarding the adequacy and effectiveness of the Board and such committees.

30	2026 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Committees
The Board has three (3) designated standing committees: Audit Committee, Human Capital Committee and Governance and Nominating Committee. Each committee is composed entirely of independent directors, as defined by Nasdaq. Each committee has a charter, and a current copy of each committee charter can be found in the “Investor Relations – Corporate Governance” portion of our website (www.icf.com).

Name	Audit	Human Capital	Governance and Nominating
Caroline Angoorly (I)
Marilyn Crouther (I)
Dr. Srikant Datar (I)(L)
Randall Mehl (I)
Scott Salmirs (I)
Michael Van Handel (I)
John Wasson
Dr. Michelle Williams (I)

 – Chair • – Member * – Audit Committee Financial Expert (I) – Independent (L) – Lead Independent Director
Audit Committee
•	The Board has a designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Exchange Act.
•	The Audit Committee is expected to meet at least four (4) times per year.
•
Each member of the Audit Committee is “independent” as defined by Rule 10A-3 of the Exchange Act and, in accordance with the listing standards of Nasdaq, each Audit Committee member is financially literate.

•	Ms. Crouther, Dr. Datar and Mr. Van Handel are each an “audit committee financial expert” as defined under SEC rules.
•	Ms. Crouther, Dr. Datar and Mr. Van Handel also qualify as financial experts in accordance with the listing standards of Nasdaq applicable to Audit Committee members.
•	The report of the Audit Committee required by the rules of the SEC is included in this Proxy Statement under “Audit Committee Report”.

Audit Committee Marilyn Crouther Caroline Angoorly Dr. Srikant Datar Michael Van Handel Dr. Michelle Williams Meetings held in 2025: 8	Responsibilities:
• appoint, evaluate, and oversee the Company’s independent auditor;
• review the financial reports and related financial information provided by the Company to governmental agencies and the general public;
• monitor compliance with the Company’s Code of Ethics;
• review the Company’s system of internal and disclosure controls and the effectiveness of its control structure;
• review the Company’s accounting, internal and external auditing, and financial reporting processes;
• review other matters with respect to the Company’s accounting, auditing, and financial reporting practices and procedures as it may find appropriate or may be brought to its attention;
• approve the engagement of other firms engaging in audit services for the Company, such as in an acquisition capacity;
• approve all of the non-audit services provided by the independent auditor in accordance with the Audit Committee’s pre-approval procedures; and
• after each meeting, report to the full Board regarding its activities.

2026 Proxy Statement	31

CORPORATE GOVERNANCE AND BOARD MATTERS
Human Capital Committee
•	The Board has a designated standing Human Capital Committee.
•	The Human Capital Committee is expected to meet at least three (3) times per year.
•	Each member of the Human Capital Committee qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act and meets the requirements of Nasdaq Rule 5605(d)(2)(A).
•
See the CD&A portion of this Proxy Statement for more information regarding the role of the Human Capital Committee, management, and compensation consultants in determining and/or recommending the amount and form of executive compensation.

The report of the Human Capital Committee required by the rules of the SEC is included in this Proxy Statement under “Human Capital Committee Report”.

Human Capital Committee	Responsibilities:
Randall Mehl Marilyn Crouther Scott Salmirs Meetings held in 2025: 6	• assist the Board in its responsibilities related to management, organization, performance, and compensation;
• consider and authorize the Company’s compensation philosophy;
• evaluate senior management’s performance and approve all material elements of executive officer compensation;
• review administration of the Company’s incentive compensation, retirement, and equity-based plans;
• review and provide feedback on the Company’s culture; and
• after each meeting, report to the full Board regarding its activities.

Governance and Nominating Committee
•	The Board has a designated standing Governance and Nominating Committee.
•	The Governance and Nominating Committee is expected to meet at least three (3) times per year.
•	The Governance and Nominating Committee’s responsibilities include oversight of the Company’s sustainability and governance activities and related reporting in its charter.

Governance and Nominating Committee	Responsibilities:
Michael Van Handel Dr. Srikant Datar Scott Salmirs Meetings held in 2025: 4	• identify and recommend candidates to be nominated for election as directors at the Company’s annual meeting, consistent with criteria approved by the full Board;
• annually evaluate and report to the Board on its performance and effectiveness;
• annually review the composition of each Board committee and present recommendations for committee membership to the full Board, as needed;
• research, evaluate, and make recommendations regarding director compensation;
• consider and advise the Board on matters relating to the affairs or governance of the Board;
• consider matters relating to senior management succession;
• review and approve all potential “related person transactions” as defined under SEC rules;
• after each meeting, report to the full Board regarding its activities; and
• monitor and oversee matters related to sustainability and governance, as well as elements of the Company’s culture and values.

32	2026 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
Human Capital Committee Interlocks and Insider Participation
Ms. Crouther, and Messrs. Mehl and Salmirs were the members of our Human Capital Committee during the year ended December 31, 2025. None of them are or were an officer or employee of the Company. None of our executive officers served as a member of the board of directors or the compensation committee of any entity that has one (1) or more executive officers serving as a member of our Board or Human Capital Committee.
Process for Selecting and Nominating Directors
As noted in the accompanying chart, the Governance and Nominating Committee and the Board will consider candidates for director who are recommended by stockholders. The Governance and Nominating Committee and the Board review stockholder nominations in accordance with the requirements set out in the Company’s Amended and Restated Bylaws. Stockholder recommendations should be submitted in writing to: ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia, 20190, Attention: Corporate Secretary. Such stockholder’s notice shall set forth, for each nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act and pursuant to the Company’s Bylaws (including such person’s written consent to being named as a nominee and to serving as a director if elected). Among other information, the notice shall also include, as to the stockholder giving notice: (a) the name and address of the stockholder; (b) the class or series and number of shares of the Company which are, directly or indirectly, owned by such stockholder, as well as options, warrants, convertible securities, stock appreciation rights, and similar instruments of the Company (“Derivative Instruments”) that are held by the stockholder; (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right, directly or indirectly, to vote any shares of any security of the Company; (d) any short interest in any security of the Company directly or indirectly owned by such stockholder; (e) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company; (f) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (g) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Company or Derivative Instruments.
To be eligible to be a nominee for election or re-election as a director of the Company, a person must submit to the Corporate Secretary (in accordance with the time periods prescribed for delivery of notice under the Company’s Bylaws) at the above address a written response to a questionnaire with respect to the background and qualification of such person (such questionnaire shall be provided by the Corporate Secretary upon written request) and a written representation and agreement (in the form provided by the Corporate Secretary upon written request) that such person: (a) is not and will not become a party to (i) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein; and (c) would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company.
In recommending director candidates for the Board of Directors, the Governance and Nominating Committee takes into account all factors it considers appropriate, which may include, among others, experience, skills, expertise, strength of character, judgment, relevant industry background and other considerations under Nasdaq listing or other standards. The Governance and Nominating Committee is responsible for identifying the primary qualifications and other key skills best suited to service on the Company’s Board of Directors, including the background and other experience most relevant to the Company’s business and business operations. The Company seeks to build and maintain a Board composed of individuals with the primary qualifications and other key skills in order to ensure that its directors are well-situated to oversee and provide direction to the Company and its business.

2026 Proxy Statement	33

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Continuing Education
The Board believes that director continuing education is important for maintaining a current and effective Board and has adopted a Director Continuing Education Policy. The Company’s policy encourages directors to participate in continuing education and accredited director education programs, with the intent of becoming and remaining well informed about the Company, its industry and business, its relative performance to its competitors and regulatory issues and economic trends affecting the Company. The Governance and Nominating Committee reviewed education opportunities available for Board members and has identified a series of courses and programs that would be beneficial to directors in their service on the ICF Board and Board committees.
Prohibition on Insider Trading
In accordance with the Company’s Policy on Insider Information and Securities Trading (“Policy on Insider Information”), each of our employees, officers, and directors is prohibited from buying or selling Company securities when such individual is aware of material non-public information about the Company, or information about other public companies which such individual learns as our employee or director. These individuals are also prohibited from providing such information to others. We believe our Policy on Insider Information is reasonably designed to promote compliance with insider trading laws, rules, and regulations and any applicable listing standards. Our Policy on Insider Information can be found attached as Exhibit 19.0 to our 2025 Form 10-K.
Prohibitions on Derivatives Trading, Hedging and Pledging
Pursuant to the Company’s Policy on Insider Information the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The policy specifically prohibits directors, officers and other employees from engaging in short sales of the Company’s securities and transactions in puts, calls or other derivative securities (sometimes referred to as “hedging”). In addition, stock grant agreements prohibit the pledging or assignment of awards. Each of the NEOs and directors complied with this policy during fiscal year 2025.
Previously, individual stock grant agreements prohibited the pledging or assignment of stock grants. In April 2020, the Company adopted an updated and more comprehensive Hedging and Pledging Transactions Policy (the “Hedging and Pledging Policy”), which is applicable to our directors, Section 16 reporting officers, and other designated officers of the Company and which was further updated in September 2020. The new policy establishes a restriction on short sales and other hedging transactions, pledging, and the establishment of margin accounts.
Directors and other covered officers who established pledging arrangements within the prior limitations will be prohibited from establishing new arrangements and are encouraged to wind down and conclude any legacy arrangements. There are currently no directors with any legacy pledging arrangements in place.

34	2026 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
Stockholder Engagement and Communications with the Board
Management and members of the Board endeavor to engage with a significant portion of our stockholders each year. This is done through multiple forums, including quarterly earnings presentations, our annual meeting of stockholders, our Investor Day events, investor conferences and web communications, as well as our SEC filings, our annual report, and our proxy statement. Additionally, you may contact the Board by sending a letter marked “Confidential” and addressed to the Board, ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia, 20190, Attention: Corporate Secretary. In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board, and posts communications to the full Board, specific committees or individual directors, as appropriate. Communications that are intended specifically for the Lead Independent Director, the independent directors or non-management directors should be marked as such.
Political Contributions and Lobbying
The Company encourages our employees to be active in civic and community activities, including participation in the political and democratic process. Our policy also encourages employees to ensure that those individual activities are kept separate from their work for the Company.
The Company does engage, from time to time, in discussions with various levels of governments on public policy issues. While our activities in this area are fairly limited, when we determine it is in the best interest of the Company to do so, we work with governments to provide information and perspectives that support our point of view, including through government relations professionals. The Company, and those who act on our behalf, meet registration, disclosure and other reporting requirements regarding these activities.

2026 Proxy Statement	35

CORPORATE GOVERNANCE AND BOARD MATTERS
Director Compensation Table for 2025
The following table provides the compensation earned by individuals who served as non-employee directors of the Company during 2025.

Name(1)	Fees Earned Paid in Cash ($)(2)	Stock Awards ($)(3)	Total Compensation ($)(4)
Marilyn Crouther	130,085	149,915	280,000
Dr. Srikant Datar	140,085	149,915	290,000
Caroline Angoorly(5)	79,861	187,389	267,250
Michael Van Handel	120,085	149,915	270,000
Randall Mehl	108,085	149,915	258,000
Scott Salmirs	106,085	149,915	256,000
Dr. Michelle Williams	102,085	149,915	252,000

(1)
Mr. Wasson is not included in this table because, during 2025, he was an employee of the Company and therefore received no compensation for his director service. The compensation received by Mr. Wasson as an employee of the Company is shown in the 2025 Summary Compensation Table.

(2)	Represents the cash retainers and annual payments earned in 2025.
(3)
Directors receive a director equity award in the form of RSUs in the annual amount of $150,000, with the award rounded down to the nearest whole share and the balance paid in cash, issued on the first (1st) business day of July following the annual meeting for continuing directors and directors appointed at the annual meeting, with such grant vesting in equal quarterly increments on September 1, December 1, March 1, and June 1. The values included represent the aggregate grant date fair value of the RSU award granted in fiscal year 2025, computed in accordance with FASB ASC Topic 718. The grant date fair value per share of each RSU was $87.16 per share of ICF common stock, with the balance paid out in cash. All other payments, including meeting retainers, are paid in cash.

(4)	Total Compensation for each director may differ from the sum of the individual components due to changes in roles and/or committee assignments during 2025.
(5)
Ms. Angoorly joined the Company’s Board in March 2025; therefore, her totals reflect two awards granted on April 1, 2025, and July 1, 2025. The grant date fair value per share of the RSU award on April 1, 2025, was $84.40.

Director Compensation
The following discussion outlines compensation that was earned by our non-employee directors during 2025. The compensation of our Board is evaluated from time to time by our Governance and Nominating Committee.
Directors employed by us do not receive additional compensation for their service on the Board. All directors are entitled to reimbursement of expenses incurred attending each meeting of the Board and each committee meeting.
All director compensation, other than the director equity grant, is paid in cash, on a quarterly basis in advance. Cash fees are pro-rated on the date of any directors’ departure from the Board for an upcoming quarter; provided, that a director who serves until the annual meeting of stockholders shall receive the full amount of cash fees for that quarter. Cash fees for new directors are pro-rated based upon the date of the director’s appointment to the Board.

36	2026 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
There were no changes made to the Board compensation program in 2025. Cash retainer fees for 2025 were as follows:

Annual Retainer for Non-Employee Director:		$ 90,000
Additional Annual Retainer for Lead Director:		$30,000
Committee Retainers:	Chair	Member
Audit Comm.	$ 20,000	$ 12,000
Human Capital Comm.	10,000	8,000
Governance and Nominating Comm.	10,000	8,000

Non-employee directors received an annual cash retainer in 2025 of $90,000. For individual committees, committee members receive member retainers, while committee chairs receive a chair retainer in addition to member retainers.
In addition to the cash retainers, the directors are granted an annual equity award, in the form of a grant of RSUs, vesting quarterly over a one (1)-year period. The number of shares granted is determined by dividing $150,000 by the closing price on the Nasdaq Stock Market of the Company’s common stock on the first (1st) business day of July following the annual meeting of stockholders, with the award rounded down to the nearest whole share and the balance paid in cash.
Board Stock Ownership Guidelines
The Board believes that its members should be incentivized to focus on the Company’s long-term stockholder value. As such, the Board adopted a Board member stock ownership policy establishing, as a guideline (but not an absolute requirement), that non-employee members of the Board are expected to own shares of Company common stock valued at five (5) times such director’s annual cash retainer fees, which may include shares of unvested restricted stock (i.e., directors are strongly encouraged to hold common stock valued at $450,000). Such ownership level is to be achieved over a period of four (4) years after becoming a member of the Board. As of April 8, 2026, each of our non-employee directors either met these stock ownership guidelines or is expected to meet the ownership guidelines within the specified time period.
Code of Ethics
The Company has a Code of Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics requires that the Company’s directors, executive officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics, directors, executive officers, and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Code of Ethics is updated from time to time to reflect changes in laws, best practices and the Company’s business.
The Code of Ethics and all Board committee charters are posted in the “Investors—Corporate Governance” portion of our website (www.icf.com). A copy of any of these documents is available in print (free of charge) to any stockholder who requests a copy by writing to: ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia, 20190, Attention: Corporate Secretary. The Company will disclose on its website at www.icf.com, to the extent and in the manner permitted by Item 5.05 of Form 8-K, the nature of any amendment to the Code of Ethics (other than technical, administrative, or other non-substantive amendments) and our approval of any material departure from a provision of the Code of Ethics that has been made known to any of our executive officers.
Certain Relationships and Transactions with Related Persons
Our Code of Ethics, which applies to all directors, executive officers and employees, emphasizes the importance of avoiding situations or transactions in which personal interests interfere with the best interests of the Company and/or our stockholders. In addition, the Board has a written policy and process for reviewing and evaluating interested director transactions designed to alert the Board, and in particular the Governance and Nominating Committee, of material transactions involving the Company and directors and their affiliates so that the Board may be aware of and consider such transactions in advance, on a case-by-case basis. As to matters coming before the Board in which individual directors may have a personal interest, the Board has adopted procedures to ensure that all directors voting on such a matter disclose any personal interest, abstain from voting on the matter, and discuss the transaction with counsel if necessary. The Board has delegated the task of discussing, reviewing, and approving transactions between the Company and any of our executive officers or Board members to the Governance and Nominating Committee.
There have not been any transactions during the last fiscal year to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers, or holders of more than five percent (5%) of our capital stock had or will have a direct or indirect material interest other than equity and other compensation, termination, change-in-control, and other arrangements, which are described in the section captioned “Executive Compensation—Potential Payments upon Termination or Change of Control” of this Proxy Statement.
Other Transactions Considered for Independence Purposes
For each director and nominee for director who is identified as independent, the SEC rules require the description of transactions, relationships or arrangements that are not required to be disclosed as related person transactions, but that were considered by the Board in determining that the director is independent. There were no such transactions during fiscal year 2025 with each respective company and each such director had no control or influence over decisions made with respect to such contracts. The Board affirmatively determined that each such transaction did not impair the applicable director’s independence. There were no such transactions during fiscal year 2025.

2026 Proxy Statement	37

CORPORATE GOVERNANCE AND BOARD MATTERS
Our Commitment to Corporate Responsibility
Powered by our Purpose. Our purpose as a company is to build a more prosperous and resilient world for all. That is what motivates and inspires us. It is also how we measure our impact—from contributing to a healthier planet and creating more resilient communities to supporting economic development and growth. Our focus on corporate citizenship guides how we conduct business, support our employees, operate sustainably, and contribute to our communities. Each year, we compare our performance to our corporate citizenship goals and consider how we can meet the moment for a more positive and lasting impact.
From our initial founding in 1969 as the Inner City Fund to today, we provide societal benefit through our services, professional development for employees, profitable growth for investors, and reliably ethical business conduct. We are motivated to engage productively with all our stakeholders, including by:
•	Investing in our employees and ensuring a workplace that welcomes everyone and where we can all do our best work.
•	Serving our clients and managing suppliers with integrity, while contributing to a low-carbon value chain.
•	Setting a science-based target for greenhouse gas (“GHG”) emissions, issuing our Climate Transition Plan and growing the environmental capabilities we offer our clients.
•	Giving back to our communities and society, both philanthropically and through our innovative services.
•	Creating long-term value for our shareholders through solid management.
Governance ensures we fulfill our commitments. While governance involves the actions and behaviors of all employees, it is a particular responsibility of our leaders as they guide ICF in accordance with our values. Our Corporate Responsibility (“CR”) program receives oversight from the Board, the CEO, and the CR Council as part of our overall governance. The Board considers risks and opportunities related to climate, cybersecurity, and regulatory changes as part of our ERM process, long-term strategic planning, and regular briefings.
ICF’s Chair also serves as CEO of the firm and is intimately familiar with its operations. ICF’s CEO serves as a connection point between the Board’s oversight and the management team’s execution of business activities and operations. The CEO’s CR responsibilities include oversight of risks (including climate and cybersecurity), oversight of strategy (including climate and resilience), oversight of codes (such as inclusive HR policies), approval of resources (for example, to manage and reduce GHG emissions and purchase verified offsets), among other matters.

Revenue Generation*
85% of our $1.87B revenue in 2025 comes from services delivering positive impacts:
33% was from social areas supporting health, education, and development programs.
52% was from environmental areas supporting energy savings, resilience, natural resources, and emission reduction programs. *Consistent with our financial reporting

The CR Council supports the integration of corporate citizenship principles into our business strategy. It oversees CR reporting and reviews recommendations from the CR advisory committee. It reports to the CEO, is chaired by the executive vice president of growth, marketing, & innovation, and is composed of senior executives.

38	2026 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
Reporting for Transparency. Productive relationships with stakeholders require trust. To that end, we report annually on our performance on important measures not currently required in financial reporting, including our progress toward goals regarding human capital management, sustainability, philanthropy and other targets. We report on ICF’s performance in alignment with the Task Force for Climate-related Financial Disclosure (“TCFD”)1, the Sustainability Accounting Standards Board (“SASB”), the United Nations (“UN”) Global Compact, and progress toward our science-based targets, among other global sustainability goals. This information and more can be found in our latest Corporate Citizenship Report (www.icf.com/company/about/corporate-citizenship). Below are some highlights of our performance.

Investing in Our People	Making a Sustainable Commitment	Supporting Important Causes
89% of employees engaged with at least one of our learning platforms 100% of employees have access to AI/GenAI tools and training 95% of participants in our panel learning series recommend the experience 100% of new managers completed our people manager training	100%	$930,000

net renewable electricity for global operations via renewable energy certificates

90%[2]
absolute reduction in Scope 1 and 2
GHG emissions since 2013 baseline

SBTi
approved science-based GHG reduction target

Climate Transition Plan published in 2025

		corporate cash donations and matching funds $777,000 employee donations through our giving program 1 to 1 ICF matched employee donations 6.8K+ Reported employee volunteer hours

Our Goals and Approach. ICF set a science-based target for GHG emissions, which we achieve through these activities:
•	Conduct: Conduct an annual assessment of our emissions footprint.
•	Target: Set reduction targets and develop plans to achieve them.
•
Plan: Implement our plan to reduce emissions from significant sources – including our offices, business travel and employee commuting. Invest in certified renewable energy credits equivalent to one hundred percent (100%) of the electricity used by our global operations and purchase verified carbon offsets to address remaining scope 1, 2 and 3 emissions.

•	Report: Disclose our progress transparently and in alignment with globally recognized frameworks and standards, including CDP, TCFD and UNGC.
By way of background, Scopes 1, 2, and 3 referenced in this section refer to defined terms established by the Greenhouse Gas Protocol. In this regard, Scope 1 refers to direct GHG emissions from sources owned or controlled by ICF; Scope 2 refers to GHG emissions from purchased electricity; and Scope 3 refers to GHG emission sources beyond the walls of our facilities. With respect to Scope 3, prior to 2018, ICF measured business travel and commuting only. Beginning in 2018, we began to measure emissions embedded in our purchased goods and services.
[1]	Now incorporated into the International Financial Reporting Standards (“IFRS”) Foundation’s sustainability disclosure standards, known as IFRS S1 and IFRS S2.
[2]	Reflects 2024 data.

2026 Proxy Statement	39

CORPORATE GOVERNANCE AND BOARD MATTERS
Growing responsibly.3 Since establishing our baseline in 2013, we reduced emissions while continuing to grow. We achieved this ahead of our target. In 2021, the Science Based Targets initiative (“SBTi”) approved our initial 2"C target. After meeting our 2025 goal, ICF committed to a science-based emissions reduction target of 1.5°C with a goal date of 2030. We are proud to announce that our new 1.5˚C target was approved by SBTi at the end of 2024.
This graph depicts Scope 1 and 2 emissions (after accounting for RECs), along with calculated Scope 3 emissions from business travel and employee commuting.4

Human Capital Management. Our human capital strategy is fundamental to our success as a global solutions and technology provider. To that end, we put immense effort into attracting, developing, and retaining highly qualified individuals who deliver innovation, efficiency, and impact to the clients and communities we serve. We have designed our human resources programs to enable our workforce of experts to reach its full potential. We develop our employees so they can build our capability for the future; reward and support employees through competitive pay and benefit programs; and evolve and invest in technology, tools, and resources that maximize our impact.
As of December 31, 2025, we employed approximately 8,400 people, 83% of whom were employed full-time. The results of our continuous employee listening surveys consistently reflect a strong level of engagement that empowers our employees to thrive in their work, in our culture, and in their lives. A vast majority of employees find their work meaningful, feel valued, and are proud to work at ICF. Additionally, they report that their values align with the work we do and intend to stay at ICF.
Culture and Values. We’ve built a culture rooted in expertise, innovation, and purpose, enabling us to build a more prosperous and resilient world for all. We are a vibrant community of experts, united by our drive to increase the value we provide and make a positive impact. Grounded in data-driven insights and our shared purpose, we foster a high-performance environment that values creativity, agility, critical thinking, mutual respect and support, and a multidisciplinary approach. Since our founding in 1969, we have been a mission-driven company delivering high-impact results that help our clients move forward with confidence.
We believe our culture and values help us attract a wide pool of talent, perspectives, and experiences so we can select the most capable people to support a workplace culture that best serves our clients. From day one, we strive to help our employees reach their fullest potential by empowering them to put ICF’s values into action as they work, connect, and support each other across teams, client partnerships, and time zones.
Talent Acquisition, Development, and Retention. Successful talent attraction and retention depend on a strong employer brand that reflects both a compelling employee value proposition and a healthy work-life balanced environment and unique culture. We continue to invest in the team, technology, and storytelling that bring this culture to life and differentiate us in the market. Our digital and social media presence, built with an employee first lens, highlights the experiences and impact of our people and strengthens our visibility as an employer of choice.
[3]	Inclusive of most recent data. The 2025 GHG inventory will be completed around June 2026.
[4]	Does not include emissions from purchased goods and services, which we began estimating in 2018.

40	2026 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
In 2025, our talent acquisition efforts reached 1.5 million unique prospects; investments like this help us maintain a targeted pipeline of skills-based talent. Fifteen percent of career site visitors who engaged with our blog content applied for a role, and one in five hires came through engagement features built into our careers site technology. Our programmatic hiring strategy, supported by technology driven efficiencies, continues to shorten time-to-find for new hires.
Once a new hire joins us, we engage with the employee to enable them up for long-term success with a robust onboarding program, including sessions focused on our purpose and values, well-being and benefits offerings, and growth opportunities. Regardless of their role, team, or location, all employees have opportunities to make connections and build community, including informal networking, and formal mentoring and peer connection programs.
When our employees grow, our solutions thrive. We have tailored learning and development offerings for every stage of career, and every type of learner, ranging from experiential learning to informal learning and formal courses. In 2025, we delivered digital and instructor-led programs to build skills in various areas, including leadership, people management, project management, consulting, business development, finance, technology, collaboration, and innovation skills. To increase enterprise-wide access to industry-leading content, we also partnered with best-in-class providers like LinkedIn Learning, Pluralsight, Workday Learning, and Microsoft to provide our employees with self-paced digital learning programs. Alongside bringing our AI expertise and services to clients and partners, we invest in AI training programs that empower employees to take innovative approaches to client work and day-to-day operations. Integrating responsible AI practices, policies, and tools has delivered productivity gains, greater insights, and stronger collaboration by improving efficiency, creating a more agile work environment, and freeing up time for higher-value activities and strategic initiatives.
For managers and leaders, we offer programs that support their development and ensure they have the tools and resources they need to be effective, whether they are at an emerging, experienced, or senior level. In 2025, we introduced a new enterprise-wide approach to continue building our pipeline of tomorrow’s leaders. This program provides a robust, shared framework for developing leaders in their current roles and preparing highly effective leaders for future roles, in line with our business objectives.
Employees participate in our Impact Conversations program which includes an annual performance appraisal with their manager, alongside regular feedback and coaching, and career growth planning. In addition, our anytime feedback process and recognition program empower employees to give and receive feedback from their peers, managers, and leaders at any point during the year.
Year on year, we experience voluntary employee turnover that is consistently below industry benchmarks. In 2025, our overall company turnover was 12.9% and when excluding our on-call team members, it was 9.4%.
Our approach has earned independent recognition. Over the past year, ICF was named to the Fortune list of America’s Most Innovative Companies; recognized by Forbes as one of America’s Best Employers for Company Culture; and included among the Best Companies to Work For by U.S. News & World Report. We were also recognized as a Best Place to Work by PRWeek and as an employer of choice across multiple categories by Newsweek.
Employee Well-being. Our well-being and total rewards team benchmarks externally and evaluates evolving workforce needs, incorporating insights from voluntary employee surveys. This process helps ensure that our offerings align with what employees value most. When surveyed, employees reported that the top three reasons they continue to work at ICF are the ability to work remotely, flexible work schedules, and strong relationships with co-workers and managers.
We also conducted a survey to inform our 2026 benefits strategy. Based on this input, we expanded mental health resources, introduced a new medical coverage carrier to improve access and manage costs, enhanced reproductive and family health support, and hosted more than 30 educational webinars.
Of those surveyed, 95% reported that ICF’s mental health offerings improved their wellbeing. Our commitment to supporting employees holistically, regardless of location, reinforces our focus on fostering a resilient, engaged workforce that drives long-term success. Recognizing this approach, FlexJobs named ICF among its Top 100 Companies to Watch.
Advancing Global Goals. ICF is a signatory of the UN Global Compact on human rights, labor, environment and anti-corruption. We are committed to making these principles part of our strategy, culture, and day-to-day operations. Through our operations, client services, and philanthropy, we champion the UN Sustainable Development Goals (“SDGs”). With our clients, we are addressing climate resilience, improving health and education, and spurring economic growth.

2026 Proxy Statement	41

EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE OFFICERS OF THE COMPANY
The following table includes information with respect to the individuals who served as our executive officers as of April 8, 2026.
The age indicated for each individual is as of December 31, 2025.

Name	Age	Title
John Wasson	64	Chair and Chief Executive Officer
James Morgan	60	Chief Operating and Financial Officer
Anne Choate	52	President
Sergio Ostria	63	Executive Vice President – Growth, Marketing & Innovation
Ranjit Chadha	54	Vice President and Corporate Controller, Principal Accounting Officer

Names in BOLD above are the NEOs of the Company.
Biographical information for Mr. Wasson can be found on his director page in Proposal 1.

James Morgan currently serves as the Company’s Chief Operating and Financial Officer (“COFO”), a position he has held since March 1, 2026. From June 2022 until he assumed the role of COFO, Mr. Morgan served as the Company’s Executive Vice President and Chief Operating Officer. Prior to that, he served as the Company’s Executive Vice President and Chief of Business Operations from February 2020 to June 2022. From the time Mr. Morgan joined the Company in 2012 until February 2020, he served as our Executive Vice President and Chief Financial Officer. From 2011 until his employment by the Company, Mr. Morgan served as a member of the Board of Directors and as the Executive Vice President and Chief Financial Officer of Serco, Inc., a division of Serco Group PLC. From 1993 until 2011, Mr. Morgan held a number of positions at Science Applications International Corporation (“SAIC”), including Senior Vice President and Senior Financial Officer, Strategic and Operational Finance from 2005 until 2011 and Senior Vice President, Business Transformation Officer from 2008 until 2011. Previously, Mr. Morgan was an Experienced Senior Consultant in the Special Services and Contracting Group at Arthur Andersen & Company. Mr. Morgan received his Bachelor of Science in Accounting from North Carolina State University and his Master of Business Administration from The George Washington University. Mr. Morgan has been a Certified Public Accountant; his license is currently inactive.
Anne Choate serves as the Company’s President, a role she assumed on January 1, 2026. From March 2022 through December 2025, she served as the Company’s Executive Vice President of the Energy, Environment and Infrastructure Operating Group. In that position, she oversaw a team that advises commercial federal, state and local clients on energy markets, clean energy, climate resilience, environmental planning, conservation, transportation planning and disaster management. Prior to her promotion in March 2022, Ms. Choate served as Senior Vice President and Group Leader of Energy, Environment and Infrastructure from January 2020 to March 2022, and as Senior Vice President and Division Leader from January 2016 to December 2019. In those roles, she was responsible for overseeing ICF’s work on social programs, global health and federally focused work on energy, climate and transportation. From mid-2004 to December 2015, Ms. Choate led smaller teams and lines of business, focusing on decarbonization, resilience, transportation and energy issues. Ms. Choate joined ICF in 1995, after working as an intern with the Environmental Protection Agency’s Office of Air Quality Planning and Standards. Over her career, Ms. Choate has supported decarbonization planning and clean energy activities for federal, state and commercial clients, as well as leading resiliency efforts for multiple cities and investor-owned utilities. She served as a member of the Standing Committee on Extreme Weather and Climate Change Adaptation under the national Academies of Science/Transportation Research Board, and was an author of the National Climate Assessment, released in 2018. She serves on the Board of The Nature Conservancy – Pennsylvania/Delaware Chapter and was recently named a Clean Energy Empowerment and Education (C3E) Ambassador. Ms. Choate holds a Master of Science in

42	2026 Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY
Environmental Science from Johns Hopkins University and a Bachelor of Arts in Environmental Science and Policy from Duke University.
Sergio Ostria serves as the Company’s Executive Vice President, Growth, Marketing and Innovation. In that role, which he has held since January 2020, he leads ICF’s Corporate Strategy, Marketing, and Chief Technology Officer (“CTO”) functions, aligning the company’s long-term strategy with its technology agenda and market positioning. He led the Company’s Energy, Aviation and Infrastructure (“EAI”) Group, which housed over 1,400 professionals specializing in energy markets consulting, energy efficiency program design and implementation, environmental planning and assessment of infrastructure investments, and aviation industry consulting. Prior to leading the Company’s EAI Group, Mr. Ostria led the Company’s following businesses: from 2011 to 2015, the Energy, Environment & Transportation Group; from 2008 to 2011, the Energy, Climate and Transportation group; from 2006 to 2008, the Company’s Environment, Transportation and Regulation group, and from 1999 to 2006, the Company’s Transportation practice. Prior to joining the Company, from 1997 to 1999, Mr. Ostria served as a Principal with Hagler Bailly, Inc., an energy, environmental, and transportation consultancy; and from 1996 to 1997 he served as a Vice President with Apogee Research, Inc., a transportation and environmental consultancy that was acquired by Hagler Bailly in 1997. Prior to these positions, Mr. Ostria was a Senior Associate with DRI/McGraw-Hill, a Senior Analyst with Jack Faucett
Associates, Inc., and an Analyst with Energy and Environmental Analysis. Throughout his consulting career, Mr. Ostria has specialized in the design, implementation, and evaluation of integrated, systems-oriented approaches to solving challenges that transcend the energy, environment and transportation fields. Mr. Ostria has a Master of Arts in Economics from The George Washington University and a Bachelor of Arts in Economics from University of Maryland.
Ranjit S. Chadha has served as Vice President, Corporate Controller for the Company since January 2023 and as Principal Accounting Officer since April 2023, after joining the Company in October 2022, as Interim Controller. Prior to joining the Company, Mr. Chadha served as Chief Accounting Officer at Dentsply Sirona Inc., a publicly traded global dental equipment and supplies manufacturing company from 2020 to 2022. Prior to joining Dentsply Sirona Inc., Mr. Chadha served as Senior Vice President, Corporate Financial Planning & Analysis and as Corporate Controller at Leidos, a publicly traded Fortune 500 aerospace and defense company from 2016 to 2020. Prior to Leidos, Mr. Chadha held several positions at Computer Sciences Corporates (aka DXC Technology) from 2009 to 2015. Mr. Chadha began his career with PricewaterhouseCoopers. Mr. Chadha holds a Bachelor of Science in Mathematics, Physics and Chemistry from St. Stephens College in Delhi, India. He is also a Certified Public Accountant and a Chartered Accountant from the Institute of Chartered Accountants of India.

2026 Proxy Statement	43

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information regarding beneficial ownership of our common stock as of April 8, 2026:
•	each person, or group of affiliated persons, known to us to beneficially own more than five percent (5%) of the outstanding shares of our common stock;
•	each of our directors and nominees for director;
•	each person who was a NEO; and
•	all of our directors and executive officers as a group.
The percentages shown in the following table are based on 18,112,370 shares of common stock outstanding as of April 8, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options, RSUs, and PSAs held by that person that were exercisable as of April 8, 2026, or within sixty (60) days of that date. The shares issuable under those options, RSUs and PSAs are treated as if they were outstanding for computing the percentage ownership of the person holding those options, RSUs or PSAs, but are not treated as if they were outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.
The following table sets forth the number of shares of our common stock beneficially owned by the indicated parties. Unless otherwise indicated, the address of each person is: c/o ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia 20190.

	Shares beneficially owned
Name and Address of Beneficial Owner Directors, Director Nominees & Executive Officers	Number	Percentage
John Wasson(1)	113,892	*
James Morgan	49,683	*
Barry Broadus	11,814	*
Anne Choate	10,480	*
Sergio Ostria	26,467	*
Ranjit Chadha	258	*
Caroline Angoorly	2,164	*
Marilyn Crouther	8,582	*
Dr. Srikant Datar(2)	44,000	*
Randall Mehl	21,574	*
Scott Salmirs	9,373	*
Michael Van Handel	16,254	*
Dr. Michelle Williams	6,221	*
Directors, Director Nominees and Executive Officers as a group (twelve (12) persons)	308,948	1.71%
Beneficial Owners Holding More Than Five Percent (5%)**
Capital Research Global Investors(3) 333 South Hope Street 55th Floor Los Angeles, CA 90071	1,607,461	8.7%
BlackRock, Inc. and subsidiaries as a group(4) 50 Hudson Yards, New York, NY 10001	1,472,676,	7.8%
Wasatch Advisors LP(5) 505 Wakara Way Salt Lake City, UT 84108	2,594,215	6.4%
Dimensional Fund Advisors LP(6) 6300 Bee Cave Road Building One Austin, TX 78746	978,455	5.4%

*	Represents beneficial ownership of less than one percent (1%).

44	2026 Proxy Statement

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
**	Percentages are as of the last Form 13G or 13G/A filing for each five percent (5%) holder.
(1)	The total number of shares listed as beneficially owned by John Wasson includes 91,873 shares of common stock held in three (3) family trusts and 716 shares held indirectly by his spouse.
(2)
The total number of shares listed as beneficially owned by Dr. Srikant Datar includes 40,279 shares of common stock held in two (2) estate planning limited liability companies, of which Dr. Datar is a co-manager and 3,721 shares held directly.

(3)
Based upon information contained in the Schedule 13G/A filed by Capital Research Global Investors (“Capital Research”) with the SEC on November 13, 2025, Capital Research beneficially owned 1,607,461 shares of common stock as of September 30, 2025, with sole voting power over 1,607,461 shares, shared voting power over no shares, sole dispositive power over 1,607,461 shares and shared dispositive power over no shares.

(4)
Based upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 26, 2024, BlackRock beneficially owned 1,472,676 shares of common stock as of December 31, 2023, with sole voting power over 1,424,142 shares, shared voting power over no shares, sole dispositive power over 1,472,676 shares and shared dispositive power over no shares.

(5)
Based upon information contained in the Schedule 13G/A filed by Wasatch Advisors LP (“Wasatch Advisors”) with the SEC on April 6, 2026, Wasatch Advisors beneficially owned 1,174,850 shares of common stock as of March 31, 2026, with sole voting power over 850,129 shares, shared voting power over no shares, sole dispositive power over 1,174,850 shares and shared dispositive power over no shares.

(6)
Based upon information contained in the Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional Fund”) with the SEC on April 9, 2026, Dimensional Fund beneficially owned 978,455 shares of common stock as of March 31, 2026, with sole voting power over 961,963 shares, shared voting power over no shares, sole dispositive power over 978,455 shares and shared dispositive power over no shares.

2026 Proxy Statement	45

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION

46	2026 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

NEOs
• John Wasson, Chair and CEO[1]
• James Morgan, Chief Operating and Financial Officer[2]
• Barry Broadus, Former Executive Vice President and Chief Financial Officer
• Anne Choate, President[3]
• Sergio Ostria, Executive Vice President
[1]	During the 2025 fiscal year, Mr. Wasson served in the role of Chair, President and CEO.
[2]	During the 2025 fiscal year, Mr. Morgan served in the role of Executive Vice President and Chief Operating Officer.
[3]	During the 2025 fiscal year, Ms. Choate served in the role of Executive Vice President of the Energy, Environment and Infrastructure Business Group.
In this section, we describe the material components of the Company’s executive compensation program for our NEOs, whose compensation is set forth in the 2025 Summary Compensation Table and other compensation tables contained in this Proxy Statement. Mr. Broadus served as the Company’s Executive Vice President and Chief Financial Officer until his retirement on March 1, 2026. His compensation is reported herein for periods during which he served as an executive officer of the Company.
We also provide an overview of our executive compensation philosophy and executive compensation program. In addition, we explain how and why the Human Capital Committee (for purposes of this CD&A, the “Committee”) arrived at the specific compensation decisions regarding our NEOs for fiscal year 2025.
The Committee has responsibility for establishing, implementing, and monitoring adherence to the Company’s compensation philosophy. The Committee strives to ensure that the total compensation paid to the Company’s executives is fair, reasonable, and competitive. The types of compensation and benefits provided to the Company’s NEOs are similar to those provided to other members of the Company’s executive leadership team.
Fiscal Year 2025 – Financial Highlights
Beginning in 2025, the professional services market in which the Company serves the federal government underwent dramatic change resulting from the implementation of numerous executive orders and significant and fundamental changes to federal procurement policies and practices. More significantly, across the federal government contracting environment, there was a major reduction in the federal government workforce of approximately 20%, according to some publications. There were widespread contract and grant terminations reported to range from $1-2 trillion, further procurement consolidation advanced by the General Services Administration, and a major overhaul to the Federal Acquisition Regulations was initiated. The U.S. Congress was unable to agree on appropriations for Government Fiscal Year
2026 and a federal government shutdown began on October 1, 2025, which lasted until November 12, 2025 and resulted in the longest shutdown of the federal government in U.S. history.
The impacts of these unprecedented changes were widespread and substantially affected many federal government contractors. The Company itself saw a reduction of $279.5 million in revenue in 2025 from its U.S. federal government clients, primarily as a result of terminated contracts due to the Administration’s changing priorities and substantial disruption in the typical U.S. federal government procurement cycle.
Notwithstanding the dramatic change in its federal government business, the Company sharpened its focus in its federal government market and emphasized other growing and diversified portions of its client portfolio, which include commercial, international government and U.S. state and local government clients. The Company was therefore able to offset the impacts to its federal business with increases of $117.2 million, $8.5 million, and $6.9 million from its commercial, international government, and U.S. state and local government clients, respectively. Despite the major challenges presented at the outset of the year, the Company and its management exceeded its initial guidance framework and it did so despite a six-week U.S. government shutdown that occurred late in fiscal year 2025. The Company also maintained margins that were similar to 2024, despite the revenue decline. Furthermore, the Company ended 2025 with a firm backlog, a healthy book-to-bill ratio of 1.19 and a business development pipeline of $8.6 billion, reflecting effective execution on existing contracts and agility in capturing new business opportunities with capabilities that support laying the foundation for a return to growth in 2026.
Despite the challenges faced in 2025, this performance underscores the Company’s competitive strengths, namely its diversified business model, deep domain expertise, and cross-cutting technology offerings, most of which are provided under outcome-based or fixed price contracts.
Compensation Highlights
The Committee took the following actions during fiscal year 2025 to maintain governance best practices and the pay-for-performance nature of our executive compensation program:
•
In light of the anticipated impact of changes in federal government spending priorities on the Company’s near-term revenue outlook, the Committee determined not to increase base salaries for any of the NEOs for 2025. During the federal government shutdown in the fourth quarter of 2025, the Board also approved a temporary 20% reduction to each NEO’s base salary for the duration of the shutdown.

•
Following its review of the Company’s 2025 financial results, the Committee exercised discretion to reduce each NEO’s earned short-term incentive payout by 5%, reflecting the Committee’s assessment that a downward adjustment was appropriate to align incentive outcomes with overall Company performance.

2026 Proxy Statement	47

EXECUTIVE COMPENSATION
•
Continued utilizing performance share awards (“PSAs”) as a key component of ICF’s long-term incentive program. PSAs are performance-contingent awards under which executives may earn shares depending on the Company’s actual performance against pre-established performance measures. The performance periods of the PSAs are long-term and align executives’ interests with the interests of long-term stockholders.

•
Conducted an annual review to ensure compliance with stock ownership guidelines for our named executive officers (“NEOs”). As of April 8, 2026, each NEO met the stock ownership guidelines or is expected to meet the applicable stock ownership guidelines within the specified time period.

•	Continued the performance focus of the Company’s Annual Incentive Plan (as defined below), rigorously linking pay to performance. Annual threshold, target and maximum performance goals were established with appropriate incentive payouts at each level.
•	Continued the annual review of NEO compensation against best practices and market data.
•
Extensively reviewed external executive compensation trends to ensure that the Company’s executive compensation practices align with market best practices. The peer group and other market data from nationwide salary services are used to provide a relevant basis for determining executive pay levels.

•
Supported the continuation of an annual, non-binding, advisory vote of the Company’s stockholders regarding the Company’s overall pay-for-performance NEO compensation program (“Say on Pay”). The Say on Pay vote at the Annual Meeting (Proposal 2) will be the sixteenth consecutive annual Say on Pay vote by stockholders.

Stockholder-Aligned Executive Compensation Practices

The Company implements and maintains leading practices in its executive compensation programs as outlined below:
What We Do

✔	Our pay-for-performance named executive compensation program is presented for a non-binding advisory vote during the annual meeting of stockholders.
✔	Target compensation is analyzed and compared against peer data and regressed market-based benchmarks. Actual compensation may increase or decrease depending on performance.
✔
Our selection of peer companies is balanced so the Company’s revenue is close to the median of the peer group. The peer group is reviewed annually to ensure appropriate companies are included and others removed if involved in mergers and acquisitions.

✔	The independent Committee has engaged an independent compensation consultant.
✔	We require one (1)-year minimum vesting for our equity awards, except for grants totaling no more than a maximum of five percent (5%) of the shares available for grant.
✔	Our annual equity award grants provide for vesting over three (3) years for RSUs and PSAs.
✔	All NEOs and other designated executive officers are subject to stock ownership requirements which further align their interests with stockholders.
✔
We maintain compensation recovery policies and practices, sometimes referred to as clawback provisions, including a Nasdaq-compliant Compensation Recovery Policy, as well as compensation recovery provisions (including upon events of fraud or detrimental conduct that causes reputational harm to the Company) in our equity compensation plan and related award agreements. The Compensation Recovery Policy permits the clawback of both cash and equity awards, including time-based equity awards.

✔	The severance agreements with our NEOs have a “double trigger” in connection with any severance benefits payable following a change of control.
✔	We provide no material perquisites.
✔	We review tally sheets for each executive annually to ensure there is sufficient retention capability built into the pay package, and that the NEOs have similar interests as stockholders.

What We Don’t Do

Our executive officers and directors are prohibited from hedging Company shares.

The individual equity grant agreements prohibit the pledging or assignment of stock grants. We have also adopted a Hedging and Pledging Policy that has full restrictions on pledging, assignment of stock grants and establishment of margin accounts.

Our 2018 Incentive Plan prohibits the repricing of equity awards or cash-buyout of underwater stock options and PSAs.
Our 2018 Incentive Plan does not allow the recycling of shares used to exercise options or sold to pay withholding taxes.
We do not issue dividend payments on unvested equity awards.
We do not provide tax gross-ups. The 2026 Incentive Plan, if approved by stockholders, maintains each of these restrictions.

48	2026 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Philosophy and Objectives
The fundamental objectives of the Company’s compensation philosophy remain:
Reward performance and contribution to our business. Our compensation programs are designed to reward extraordinary performance with higher compensation. Likewise, where individual performance falls short of expectations and/or Company performance lags behind budgeted plan performance, the programs deliver lower or no payouts.
Pay-for-performance and retention must be balanced. Although performance is a key element of the Company’s compensation philosophy, in order to attract and retain a highly skilled work force we must remain competitive with the pay of our peer companies with which we compete for talent. We assess competitiveness using a peer group where the Company’s revenue is close to the peer group median. In addition, we review market benchmarks for pay across several large global compensation surveys, regressed for our company size.
Compensation should be aligned with stockholder interests. Key employees should receive a substantial proportion of their compensation as equity in order to align their individual financial interests with the financial interests of our stockholders.
The relationship between overall Company goals and each individual’s personal goals should be clear. Employees should be able to easily understand how their efforts can affect their pay, both directly through individual performance and indirectly by contributions to the business unit and the Company achieving strategic and operational goals.
Provide no material perquisites for NEOs. Our compensation programs include only those perquisites commonly provided to attract and retain the NEOs and/or improve a NEO’s ability to carry out responsibilities safely and effectively.
Guidelines for ICF’s Executive Officer Compensation Program
Development of Financial/Strategic Performance Goals. Each year, Company management presents its budget, revenue forecast, and strategy to the Board in the November/December timeframe, allowing the Board and management to develop a consensus on financial and strategic goals for the following year. These goals are reflected in the compensation program for the following year and the metrics that will drive individual performance goals, total compensation targets, and actual compensation levels.
Executive Stock Ownership Policy
The Company strives to ensure alignment with stockholder interests by means of ensuring that Company executives have an equity stake in the Company that is consistent with the long-term performance of the Company. The Executive Stock Ownership Policy, as amended, (the “2018 Executive Stock Ownership Policy”) requires executives to own ICF common stock in a value equal to, or in excess of, the multiple of their annual base salary as shown below.

•	Executive Chair:*	5x
•	CEO:	5x
•	Other NEOs:	2x
•	Other designated executives:	1x

*	While the policy references an Executive Chair, that position is currently vacant, and we do not currently intend to fill that position.
The following types of equity count toward satisfying the stock ownership requirement: (a) any shares held outright as a result of vested RSUs or PSAs, (b) shares acquired through the exercise of stock options or purchased through the Company’s employee stock purchase plan qualified pursuant to Section 423 of the Code or through the open market, and (c) unvested RSUs. In addition, designated executives are required to hold all shares acquired from vested RSUs, vested PSAs, and stock option exercises, net of shares withheld for taxes, until they meet the 2018 Executive Stock Ownership Policy requirements. The policy was amended in September 2021 to remove vested and “in the money” stock options from the ownership calculation.
Stock ownership levels are to be achieved within five (5) years of appointment or designation, as the case may be. For executives appointed or designated mid-year, such levels, if not achieved by their fifth (5th) anniversary of becoming such an executive, are to be achieved no later than December 31 of that fifth (5th) year. As of April 8, 2026, each of our NEOs either met these stock ownership guidelines or is expected to meet the applicable ownership guidelines within their specified time period.

2026 Proxy Statement	49

EXECUTIVE COMPENSATION
Elements of Compensation Program. Consistent with prior years, the principal components of our NEOs’ 2025 compensation included: (a) base salary, (b) short-term incentive or bonus (our Annual Incentive Plan, as defined below) and (c) long-term incentive equity awards. The following table outlines the key components of our compensation program for our NEOs (excluding health and similar benefits, which are generally available to all employees).

	Compensation Element	Purpose	Design
Fixed Component	Base Salary	Provide a pay opportunity that is generally competitive with other companies with which we compete for talent	Based on performance, length of time in position, and pay relative to market

Short-Term Incentive Performance-Based Component	Annual Incentive Plan
Optimize the profitability and growth of the Company through incentives consistent with the Company’s goals
Link and align the personal interests of participants with an incentive for excellence in individual performance
Promote collaboration and teamwork

Financial performance targets are established at the beginning of each fiscal year
Actual awards will be based on the performance of the Company and the executive against the fiscal year’s goals
80% of award based on financial targets and 20% based on individual performance

Long-Term Incentive Performance-Based Component	Long-Term Incentive Equity Awards
Enhance the link between the creation of stockholder value and long-term executive incentive compensation
Encourage participants to focus on long-term Company performance
Provide an opportunity for increased equity ownership by executives and provide a retention tool for key talent

Grants are performance-based and time-based as follows:
50% performance based = PSAs with 3-year cliff vesting based on performance metrics
 •
2-year adjusted EPS goal
 •
3-year rTSR goal as a modifier
50% time based = RSUs with back- loaded 3-year vesting at 25%, 25%, 50% per year

Actual pay versus target for the amount of the short-term incentive and the long-term incentive grants, and the resulting mix of pay components versus target mix, will vary due to the performance of the Company and the NEOs. This provides the Committee flexibility in awarding incentive compensation and making pay adjustments to maintain competitive levels of total compensation. For each NEO, the Committee reviews a tally sheet which assigns a dollar amount to each identified compensation element as well as current and potential wealth accumulation based on outstanding equity awards. The Committee believes the tally sheet is a useful tool to ensure there is sufficient retention capability built into existing pay packages and that the NEOs have a stake in the Company’s performance, consistent with the interests of Company stockholders.

50	2026 Proxy Statement

EXECUTIVE COMPENSATION
Assessment of Annual Performance.
For purposes of compensation awards:
The Committee reviewed various performance summaries and reports and made recommendations to the Board regarding compensation for the Chair and CEO (for purposes of this CD&A, the “CEO”). In the case of executives other than the CEO, the CEO reviewed the performance of the executive team, provided a summary of the fiscal year accomplishments by the executive team and Company as a whole to the Committee, and made recommendations to the Committee based on these reviews and an analysis of competitive market data. The Committee took this input into account when determining compensation for the other NEOs.
Impact of Acquisitions. Because strategic merger and acquisition transactions have historically been an integral element of the Company’s growth strategy, our executive compensation structure reflects the time and effort needed to successfully identify, negotiate, and integrate acquisitions. Typically, our executives are rewarded for this element through share price appreciation in the long-term incentive component rather than receiving an explicit cash award tied to merger and acquisition transactions. However, based on the timing and size of the acquisition, executives may earn an additional short-term incentive with no change in previously established performance targets. The Committee has a pre-determined decision matrix to use in making decisions related to merger and acquisition transactions.
Implementing Our Objectives
The Committee uses competitive compensation data from the study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company performance, individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
Use of Market Data
ICF uses regressed survey data from several globally recognized compensation surveys to supplement peer group data. This is especially helpful in addressing NEO roles other than the CEO and CFO roles. The other executive roles are not always consistent with the third (3rd), fourth (4th) and fifth (5th) paid NEOs in proxy filings of our peers in the peer group. Therefore, market data is reviewed to support the peer group data.
Use of Peer Company Data
The Committee annually reviews our peer group and the methodology for choosing participating companies. The five (5) guiding principles used for the selection of peer companies are:
•
Size: We aim to position ourselves near the peer group’s median revenues, and we generally select peers between 0.5x to 2.5x of our revenue. In some instances, a peer may fall outside this range if it is otherwise deemed a strong business and talent comparator.

•	Similar business characteristics: Selected peer companies either compete with us or have similar market demands.
•	Talent pool: Selected peer companies compete with us for talent.
•	External constituents: Some selected peer companies were named by our equity research analysts as peers or are other companies that identify ICF as a peer.
•
Sectors: In addition to focusing on Professional Services (our designated Global Industry Classification Standard), other relevant sectors, including Energy, IT Services, Health Care Technology and Commercial Services were also reviewed.

We believe the companies selected for our 2025 peer group, as listed below (the “2025 Peer Group”), continue to reflect our current mix of services.

2026 Proxy Statement	51

EXECUTIVE COMPENSATION
The following companies were identified in Fall 2024 to assist with fiscal year 2025 pay decisions as our 2025 Peer Group.

Number	Company Name	2025 Revenue (millions)
1	Booz Allen Hamilton Holding Corporation	$11,980
2	CACI International Inc.	8,628
3	Science Applications International Corporation	7,262
4	Tetra Tech, Inc.	5,443
5	Maximus, Inc.	5,431
6	FTI Consulting Inc.	3,789
7	CBIZ, Inc.	2,758
8	Unisys Corporation	1,950
	ICF International, Inc.	1,873
9	Huron Consulting Group Inc.	1,699
10	VSE Corporation	1,112
11	CRA International Inc.	752
12	Resources Connection, Inc.	551
13	Exponent Inc.	582

Revenue data based on each company’s respective most recently completed fiscal year-end.
Annual Compensation Practice Review
In anticipation of the upcoming executive compensation review cycle, the Committee continued its engagement of Aon Human Capital Solutions Practice, a division of Aon plc (“Aon”), as its independent compensation consultant to assist the Committee in reviewing the Company’s compensation policies and practices for 2025. In particular, the Committee asked Aon to discuss current executive compensation trends and provide feedback regarding management’s competitive assessment for executive positions. For additional information regarding Aon and its relationship with the Committee see “Role of Compensation Consultants in Compensation Decisions” below.
In making its compensation determinations, the Committee reviewed and assessed the analysis and recommendations of Company management. The Committee also requested the views of Aon and obtained an assessment of management’s analysis from management’s executive compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”). Management asked Semler Brossy to report on executive compensation market trends and best practices, as well as advise on new regulatory requirements from time to time. In connection with its evaluation of management’s recommendations, as well as its discussions with Aon and Semler Brossy, the Committee determined that, while the peer group compensation data was the appropriate primary focus, the Company does compete with many other companies for top executive-level talent. Thus, the peer group assessment is just one of many inputs into the Committee’s decisions.
Role of Management in Compensation Decisions. In early 2025, the Committee made compensation determinations for all NEOs with respect to 2025 compensation. In the case of executives other than the CEO, the CEO reviewed the performance of the executive team, provided a summary of the fiscal year accomplishments by the executive team and Company as a whole to the Committee, and made recommendations to the Committee based on these reviews and an analysis of competitive market data.
The Committee considered the performance of the Company and of the CEO and made recommendations to the Board regarding their compensation. The Committee considered input from the CEO with respect to the approval of compensation for the other NEOs.
Role of Compensation Consultants in Compensation Decisions. In retaining Aon in 2025, the Committee determined, and periodically re-assesses such determination, that Aon’s engagement does not present any conflicts of interest. In making this determination, the Committee considered the following factors, consistent with SEC requirements:
(a)	the provision of other services to the Company by Aon (including, without limitation, the engagement of Aon by the Governance and Nominating Committee);
(b)	the fees to be paid to Aon by the Committee and by the Governance and Nominating Committee;
(c)	the policies and procedures of Aon that are designed to prevent conflicts of interest;
(d)	any business or personal relationship between Aon and a member of the Committee;
(e)	any stock of the Company owned by Aon or the Aon personnel providing services to the Committee; and
(f)	any business or personal relationships between the executive officers of the Company and Aon or the Aon personnel providing services to the Committee.
The Committee’s charter provides the Committee with sole authority to retain, terminate, and approve fees of a compensation consultant to the Committee and that all such fees, as determined by the Committee, shall be paid by the Company.

52	2026 Proxy Statement

EXECUTIVE COMPENSATION
In 2025, Aon continued to serve in an advisory capacity to review and discuss with the Committee and/or the Committee Chair the competitive assessment performed by the Company’s management, offer suggestions, and provide insight into market compensation trends.
In addition, as noted above, management retained Semler Brossy to assist in developing its recommendations to the Committee regarding compensation benchmarking, compensation practices, short-term incentive design, and long-term incentive design, particularly the Performance Program.
The Committee considered management’s assessment and recommendations, as well as the information provided by both Aon and Semler Brossy (with respect to management’s assessment), in making its compensation determinations. However, as specified in its charter, the Committee retains final approval of all material elements of executive compensation, with the exception of the CEO compensation, which is approved by the Board.
2025 Say on Pay Vote
At the Company’s 2025 annual meeting of stockholders, approximately ninety-eight percent (98%) of the votes cast on the Say on Pay proposal were voted in favor of our overall pay-for-performance NEO compensation program. The Human Capital Committee and the Board believe this affirms the stockholders’ strong support of the Company’s approach to NEO compensation, and no structural changes were made to the program for 2025.
Executive Compensation Components
For the fiscal year ended December 31, 2025, the principal components of compensation for our NEOs included: (a) base salary; (b) short-term incentive (our Annual Incentive Plan); and (c) long-term incentive equity awards.
For the NEOs, the Committee has discretion with respect to the size, types, amounts, and principal components of compensation, and, in the case of cash bonuses and equity awards, whether to make any available. For incentive compensation, the Committee establishes pre-determined percentage weights for each component of the Annual Incentive Plan, and pre-determined percentage weights for equity awards. The following section summarizes the role of each compensation component and how decisions are made for the NEOs.
Base Salary
The Committee annually reviews the salaries of our NEOs. In considering salary adjustments, the Committee takes into account individual performance, years of experience in the role and changes in job responsibilities. All amounts were determined considering performance and market alignment with peer group and market survey data. Annual base salaries for 2024 and 2025 are shown below. For 2025, the Committee determined not to increase base salaries for any of the NEOs, reflecting the Committee’s assessment of the anticipated impact of changes in federal government spending priorities on the Company’s near-term revenue outlook.
During the federal government shutdown in the fourth quarter of 2025, Mr. Wasson recommended, and the Board approved, a temporary twenty percent (20%) reduction of the annual base salaries for each NEO for the duration of the shutdown. Mr. Wasson and Mr. Broadus also elected to take unpaid leave during this period. These reductions are reflected in the Salary column of the Summary Compensation Table.

ANNUAL BASE SALARY
Executive	2024 Base Salary	2025 Base Salary	2025 % Increase
John Wasson	$1,039,064	$1,039,064	0.0%
James Morgan	$659,906	$659,906	0.0%
Barry Broadus	$514,800	$514,800	0.0%
Anne Choate	$535,000	$535,000	0.0%
Sergio Ostria	$488,255	$488,255	0.0%

Short-Term Incentive Compensation
Both cash bonuses and equity awards are made pursuant to our 2018 Incentive Plan. The 2018 Incentive Plan is designed to: (a) optimize the profitability and growth of the Company through incentives consistent with the Company’s goals; (b) link and align the personal interests of participants with an incentive for excellence in individual performance; and (c) promote teamwork.
Annual Incentive Plan for 2025. Based on the alignment with our peer group, market survey data, and individual performance, the Committee concluded that target cash incentive awards as a percentage of base salary for the Company’s 2025 short-term incentive or management bonus program (the “Annual Incentive Plan”) would increase for Ms. Choate, as shown below. The Annual Incentive Plan targets for all other NEOs were unchanged for 2025.

ANNUAL INCENTIVE PLAN TARGETS (as a percentage of Base Salary)
Executive	2024 Target	2025 Target
John Wasson	125%	125%
James Morgan	80%	80%
Barry Broadus	70%	70%
Anne Choate	60%	70%
Sergio Ostria	50%	50%

2026 Proxy Statement	53

EXECUTIVE COMPENSATION
Consistent with prior years, our 2025 Annual Incentive Plan is weighted eighty percent (80%) on financial performance tied to financial and strategic goals and weighted twenty percent (20%) on individual performance. The individual portion is contingent on achievement of non-financial goals approved by the Committee. For 2025, the payout opportunity for individual performance was capped at 125% of target. The Committee sets each of the goals at levels that it believes are attainable, but which still require consistently high-level performance by each executive.
The financial portion (eighty percent (80%)) of the Annual Incentive Plan for NEOs is based on the following:

2025 FINANCIAL PERFORMANCE FACTORS
	Performance Range	Threshold Payout	Target Payout	Maximum Payout	Weighting
Adjusted EPS	85% - 115%	50%	100%	200%	50%
Company Gross Revenue	80% - 125%	40%	100%	125%	30%
		Total Financial Goals:			80%

For 2025, we maintained a performance threshold for Company Gross Revenue and Group Gross Revenue of eighty percent (80%), which allows for a forty percent (40%) payout. Performance was measured on a straight-line interpolation between a threshold of eighty percent (80%) and ninety percent (90%), and any performance above ninety percent (90%) was measured on the straight-line interpolation between ninety percent (90%) and one hundred twenty-five percent (125%).
Performance between threshold and maximum levels for all other performance factors in the 2025 Annual Incentive Plan is determined by straight-line interpolation between the targeted amounts. Performance below any threshold level results in no bonus amount for that performance factor.
The 2025 Company performance factors and actual results, as described herein, are shown in the following table. The 2025 financial targets were lower than in 2024 as a result of the Administration’s changing priorities, as well as the disruption in the typical U.S. federal government procurement cycle. These challenges were in sight very early in 2025 and were taken into account for goal setting. Despite these headwinds, the committee set financial targets it believed were appropriate and challenging.

2025 FINANCIAL PERFORMANCE GOALS
	2025(2)
	Threshold	Target	Maximum	Actual
Adjusted EPS (1)	$5.28	$6.21	$7.14	$6.03
Company Gross Revenue	$ 1,536.0	$1,920.0	$2,400.0	$1,872.9

(1)	See attached Annex A to this Proxy Statement for a description of the GAAP reconciliation.
(2)	Company Gross Revenue is presented in millions and rounded.
Based on the Committee’s approval of adjusted financial results, the financial portion of the 2025 Annual Incentive Plan was earned as follows:

FINANCIAL PERFORMANCE FACTORS – RESULTS
Executive	Target	Actual
John Wasson	80%	72.96%
James Morgan	80%	72.96%
Barry Broadus	80%	72.96%
Anne Choate	80%	72.96%
Sergio Ostria	80%	72.96%

With respect to each NEO’s individual performance, the Committee’s payout determinations considered each executive’s contributions toward the individual non-financial goals established at the start of the year. Each NEO was assigned individual goals, including, but not limited to:
•	Implementing strategic organic growth initiatives and identification and successful integration of acquisitions;
•	Evolving enterprise systems, technology, and processes with measurable impacts; and
•	Ensuring ICF has an appropriate depth of talent ready to succeed the top two (2) levels of senior leaders.
In addition, Mr. Wasson has a specific goal related to delivering on our culture and people engagement.
The Committee approved the following results for the individual performance portion of the NEOs’ compensation as follows:

INDIVIDUAL PERFORMANCE FACTORS – RESULTS
Executive	Target	Actual
John Wasson	20%	18.0%
James Morgan	20%	18.0%
Barry Broadus	20%	18.0%
Anne Choate	20%	22.5%
Sergio Ostria	20%	13.5%

54	2026 Proxy Statement

EXECUTIVE COMPENSATION
The Committee and the Board considered performance across the full range of incentive plan objectives, including results relative to Gross Revenue and Adjusted EPS goals. Given the unprecedented challenges in our markets in 2025, NEO short-term incentive (“STI”) compensation was reduced by five percent (5%). This adjustment aligns incentive outcomes, reflects a balanced assessment of payouts relative to Company performance and is consistent with the Company’s compensation philosophy and overall Company results:

Executive	Actual Results as % of Target	Results with 5% Reduction	2025 Bonus
John Wasson	90.96%	86.41%	$1,122,332
James Morgan	90.96%	86.41%	$456,185
Barry Broadus	90.96%	86.41%	$311,391
Anne Choate	95.46%	90.69%	$339,619
Sergio Ostria	86.46%	82.14%	$200,517

Long-Term Incentive Equity Awards
Equity Awards. The long-term incentive equity awards component of the Company’s compensation program is designed to:
•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;
•	encourage participants to focus on long-term Company performance;
•	provide an opportunity for increased equity ownership by executives;
•	provide a retention tool for key talent; and
•	maintain competitive levels of long-term incentive compensation.
In determining awards to the NEOs, the Committee considers current value and projected share usage. Equity awards vary among participants based on their positions within the Company, their individual contributions, and the value they have added to the organization. Competitive survey and peer company market data was provided by Aon.
The NEOs’ annual long-term equity award is divided evenly with fifty percent (50%) weight on RSUs and fifty percent (50%) weight on PSAs. RSUs are focused on executive retention with three (3)-year ratable time-based vesting requirements and are settled in shares. PSAs are tied to the Company’s compounded annual growth rate in Adjusted EPS and the Company’s cumulative total stockholder return relative to its compensation peer group (“rTSR”) and are also settled in shares.
Performance Share Awards. The number of shares that the participant ultimately will receive in connection with a PSA is based on the Company’s performance during two (2) periods. The initial performance period (the “Initial Performance Period”) is two (2) years, from the beginning of year one (1) to the end of year two (2), and at the end of such period the PSA will be calculated based on
Adjusted EPS (“PSA Adjusted EPS”). There will be no payout if PSA Adjusted EPS does not meet or exceed threshold performance. Note that although we do not disclose forward-looking goals due to competitive sensitivity, we will disclose goals and achievements at the end of the performance period.

Performance Level vs. Adjusted EPS Goal	% of Payout
Maximum	150%
Target	100%
Threshold	50%
<Threshold	0%

The secondary performance period (the “Secondary Performance Period”) is three (3) years, from the beginning of year one (1) to the end of year three (3), with the PSA further calculated and paid out at the end of such period based on rTSR multiplied by the Adjusted EPS payout calculation.

rTSR Performance Level vs. Compensation Peer Group	Modifier of Adjusted EPS Result
Maximum – 75th percentile	125%
Target – 50th percentile	100%
Threshold – 25th percentile	75%

The PSA shares are eligible to vest only following the expiration of the Secondary Performance Period. Actual shares vested will be based on the actual financial measures and rTSR achieved within a range between thirty-seven point five percent (37.5%) and one hundred eighty-seven point five percent (187.5%) of the target number of shares. Performance between threshold and maximum will be determined by straight line interpolation between the targeted amounts.
The number of RSUs and PSAs awarded to an individual participant is determined by:
1.	Dividing the target dollar value of the annual equity grant by two (2) to determine the amount to be granted as RSUs, with the other half to be delivered as PSAs.
2.
Dividing the resulting RSU and PSA grant target values by the average share price of ICF stock over the twenty (20)-day period up to and including the grant date to arrive at the number of RSUs and PSAs to be granted, rounding down to the nearest whole share. The Committee approves annual awards at a pre-determined quarterly meeting of the Committee, and such awards are effective at a pre-determined date.

2025 Long-Term Equity Grants. In 2025, we continued the use of RSUs and PSAs. The RSUs have a three (3)-year vesting schedule. The PSAs are tied to the Company’s PSA Adjusted EPS and rTSR. The Initial Performance Period began on January 1, 2025 and will end on December 31, 2026 (two (2) years), and at the end of such period the percentage of PSAs available for vesting will be calculated based on PSA Adjusted EPS. The

2026 Proxy Statement	55

EXECUTIVE COMPENSATION
Secondary Performance Period began on January 1, 2025 and will end on December 31, 2027 (three (3) years), with the PSA vesting further modified at the end of such period based on rTSR. The shares underlying the PSAs will be eligible to vest only following the expiration of the Secondary Performance Period.
In making determinations about long-term incentive equity grants, the Committee considers a variety of pertinent factors, including competitive market data from peer companies and nationally recognized executive compensation surveys, the macro political and economic environment, changes in the Federal government affecting government contractors, Company and individual performance, items beyond the control of management, retention considerations and other factors.
The Committee approved the following 2025 long-term incentive equity awards for our NEOs.

	RSU EQUITY AWARDS		PSA EQUITY AWARDS		TOTAL EQUITY AWARDS
	Grant Date Fair Value(1)	Underlying Shares (#)	Grant Date Fair Value(1)	Underlying Shares (#)	Grant Date Fair Value	Underlying Shares (#)
John Wasson	$2,480,938	29,246	$2,234,979	29,246	$4,715,918	58,492
James Morgan	961,124	11,330	865,839	11,330	1,826,963	22,660
Barry Broadus	393,272	4,636	354,283	4,636	747,555	9,272
Anne Choate	587,533	6,926	529,285	6,926	1,116,818	13,852
Sergio Ostria	419,654	4,947	378,050	4,947	797,704	9,894

(1)	Represents the target grant date fair value computed in accordance with FASB ASC Topic 718.
2024 Performance Share Awards. In 2024, we granted PSAs under our Performance Program, the vesting of which was tied in the Initial Performance Period to the PSA Adjusted EPS and, in the Secondary Performance Period, to the Company’s rTSR performance.
The Initial Performance Period for these PSAs began on January 1, 2024, and ended on December 31, 2025.
In February 2026, the Committee met to review the Initial Performance Period EPS measurement and the proposed adjustments to the reported EPS, for the purpose of considering the exclusion of several items from EPS and determining the PSA Adjusted EPS.
As a starting point, the Committee noted that the Company reported EPS of $4.95 for the fiscal year ended December 31, 2025. The Committee then reviewed and considered whether certain expenses should be excluded from the reported EPS. After discussion and deliberation, the Committee approved aggregate exclusions of approximately $7.6 million or $0.41 per share, including the impact of taxes. The Committee also approved an adjustment in the amount of $0.07 to remove the dilutive impact of the Applied Energy Group (“AEG”) acquisition.
The after-tax adjustments for the exclusions resulted in an adjustment to reported EPS of $0.48, or a PSA Adjusted EPS of $5.43 for purposes of determining calculations for the Initial Performance Period. See attached Annex B to this Proxy Statement for a description of the GAAP reconciliation.
The Committee’s determination was between the Threshold and Target requirements, which were $5.18 and $5.44, respectively, and would generate a payout calculation of ninety-eight point zero five percent (98.05%), subject to the application of the Secondary Performance Period factor. The Secondary Performance Period began on January 1, 2024, and will end on December 31, 2026 (three (3) years). The PSAs are eligible to vest only following the completion of the Secondary Performance Period.

Performance Level	2024 Grant Target Adjusted EPS	% Payout
Maximum	$5.86	150%
Target	$5.44	100%
Actual	$5.43	98.05%
Threshold	$5.18	50%
< Threshold	<$5.18	0%

2023 Performance Share Awards. In 2023, we granted PSAs under our Performance Program, the vesting of which was tied in the Initial Performance Period to the PSA Adjusted EPS and, in the Secondary Performance Period, to the Company’s rTSR performance. The Initial Performance Period for these PSAs began on January 1, 2023, and ended on December 31, 2024.
In February 2025, the Committee approved the Initial Performance Period EPS measurement and the adjustments to reported EPS, for the purpose of considering the exclusion of several items from EPS and determining the PSA Adjusted EPS. The Committee’s determination was exceeding Maximum requirement, which was $5.32, and would generate a payout calculation of one hundred fifty percent (150.0%) subject to the application of the Secondary Performance Period factor. The Secondary Performance Period began on January 1, 2023, and ended on December 31, 2025 (three (3) years). The PSAs are eligible to vest only following the expiration of the Secondary Performance Period.

56	2026 Proxy Statement

EXECUTIVE COMPENSATION

Performance Level	2023 Grant Target Adjusted EPS	% Payout
Actual	$6.01	150%
Maximum	$5.32	150%
Target	$4.94	100%
Threshold	$4.71	50%
<Threshold	<$4.71	0%

The Company engaged Aon to calculate its cumulative total stockholder return over the Performance Period relative to its Peer Group for the secondary performance factor. It was measured by (a) the sum of (i) the Company’s Average Stock Price (for the forty-five (45)-day trading period ending December 31, 2025), and (ii) the cumulative amount of dividends declared during the
Performance Period, assuming dividend reinvestment on the ex-dividend date, divided by (b) the Company’s Average Stock Price at the beginning of the Performance Period (for the forty-five (45)-day trading period ending December 31, 2022); provided, that for purposes of calculating rTSR percentile rank, the Company is excluded from the Peer Group. Aon calculated the Company’s total stockholder return at the 20th percentile of the Peer Group resulting in a seventy five percent (75%) rTSR vesting modifier to the PSA Adjusted EPS calculation of one hundred fifty percent (150.0%), resulting in a total of approximately one hundred twelve point five percent (112.5%) of target shares vested. The Committee approved and certified the calculation, and the vested shares were released in January 2026.
Retirement and Other Benefits
Savings Plan. Our NEOs are eligible to participate in the Company’s tax-qualified defined contribution profit-sharing plan, which has a Section 401(k) feature. Under the terms of this plan:
•	Eligible employees may elect to contribute up to seventy percent (70%) of their eligible compensation as salary deferral contributions to the plan, subject to statutory limits.
•
We make matching contributions each pay period equal to one hundred percent (100%) of an employee’s 401(k) contributions up to the first three (3%) of the employee’s compensation. We also make matching contributions equal to fifty percent (50%) of the employee’s 401(k) contributions up to the next two (2%) of the employee’s compensation.

•	We do not make matching contributions for employee 401(k) contributions in excess of five percent (5%) of the employee’s compensation.
Company contributions to this plan for our NEOs are included under the “All Other Compensation” column of the Summary Compensation Table below.
Perquisites. The Company does not provide any material perquisites or personal benefits to its NEOs.
Severance Benefits. As of December 31, 2025, the Company was a party to severance protection agreements with Messrs. Wasson, Morgan, Broadus, Ostria and Ms. Choate, that provide severance benefits in the event of a termination in connection with a change of control and in certain other situations. We believe these agreements serve to promote stability and continuity among our NEOs. The terms of these agreements and information regarding applicable payments under such agreements are provided under “Wasson Employment and Severance,” “Payments to Other NEOs Pursuant to Severance Letter Agreements,” and “Potential Payments Change of Control,” below.
Compensation Practices and Risk
The Committee annually considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk-taking. We do not believe the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company in connection with risk management practices and risk-taking incentives.
The Committee’s goal is to design and establish a compensation program to encourage prudent risk management and discourage inappropriate risk-taking by granting a diverse portfolio that rewards the creation of long-term stockholder value. To help achieve this goal, the Committee considers the risk profile of the primary compensation elements, including base salary, the Annual Incentive Plan, and equity awards.
The Committee believes that the base salaries of the NEOs, being fixed in amount, do not encourage inappropriate risk-taking. Performance factors which serve as the basis for the Annual Incentive Plan of the Company’s NEOs may be adjusted each year to account for changes in our business and related risks. Also, a significant proportion of the NEOs’ compensation is in the form of equity awards with performance and retention features that extend over a period of years. These equity awards do not encourage unnecessary or excessive risk-taking because their ultimate value is tied to our stock price and other stockholder-aligned measures (i.e., adjusted EPS growth). The equity awards are subject to long-term vesting schedules so as to help ensure that the NEOs have significant value tied to long-term stock price performance. Specifically, all equity compensation is based either on performance over a three (3)-year period or vesting for a three (3)-year period. This encourages the NEOs to focus on long-term performance, as well as annual results, further reducing inappropriate risk-taking likely to produce only short-term benefits and allowing sufficient time for risk outcomes to emerge.

2026 Proxy Statement	57

EXECUTIVE COMPENSATION
Compensation Recovery Policy. The Company maintains compensation recovery, or clawback, policies and practices, enforced through a Nasdaq-compliant Compensation Recover Policy adopted during 2023, the provisions of our 2018 Incentive Plan, and related award agreements. Together, these policies and practices meet and exceed the requirements of Rule 5608 of the Nasdaq Rulebook by providing for potential recovery of incentive compensation in the event of financial restatements (whether or not the result of fraud) or detrimental conduct causing business or reputational harm to the Company, among other triggers. Incentive compensation subject to the policy includes cash and equity incentives, including time-based awards.
Timing of Equity Awards. Neither the Board nor the Committee takes material non-public information into account when determining the timing or terms of equity award grants and we do not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation. The Company did not grant awards of stock options to any NEO at any point during fiscal year 2025, including within four (4) business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Current Report on Form 8-K that discloses material non-public information, and ending one (1) business day after the filing or furnishing of any such report.
Summary Compensation Table
The table below sets forth compensation information for the NEOs for each of fiscal years 2025, 2024, and 2023, as applicable.

Name and principal position (a)	Year (b)	Salary ($)(1) (c)	Stock Awards ($)(2) (d)	Non-Equity Incentive Compensation ($)(3) (e)	All Other Compensation ($)(4) (f)	Total ($) (g)
John Wasson	2025	1,003,096	4,715,918	1,122,332	16,332	6,857,678
Chair, President and CEO	2024	1,039,064	4,316,286	1,803,019	16,176	7,174,545
	2023	1,008,800	3,422,952	1,214,130	15,576	5,661,458

James Morgan	2025	647,230	1,826,963	456,185	16,376	2,946,754
Executive Vice President	2024	659,906	2,015,415	732,858	14,084	3,422,263
and COO	2023	640,685	1,170,488	493,492	14,027	2,318,692

Barry Broadus(5)	2025	501,732	747,555	311,391	17,244	1,577,922
Executive Vice President and CFO	2024	514,800	801,938	496,644	17,347	1,830,729
	2023	468,000	610,660	305,592	15,576	1,399,828

Anne Choate	2025	524,728	1,116,818	339,619	14,828	1,995,993
Executive Vice President and Group Leader,	2024	535,000	555,384	450,622	14,628	1,555,634
Energy, Environment and Infrastructure	2023	500,000	986,818	252,528	14,028	1,753,374

Sergio Ostria	2025	478,871	797,704	200,517	16,376	1,493,468
Executive Vice President – Growth,	2024	488,255	653,559	334,012	14,941	1,490,767
Marketing and Innovation	2023	N/A	N/A	N/A	N/A	N/A

[Titles listed above reflect positions held as of December 31, 2025]
(1)
Amounts in the Salary column reflect actual base salary earned during 2025. For 2025, each NEO’s annual base salary was temporarily reduced by twenty percent (20%) for five (5) weeks during the federal government shutdown. Additionally, Mr. Wasson and Mr. Broadus also took thirty-two (32) and sixteen (16) hours of leave without pay, respectively, in 2025. Approved 2025 annual base salaries for the NEOs are reported under Annual Base Salaries on page 53 of this Proxy Statement.

(2)
The amounts reported in the “Stock Awards” column (d) of the table above reflect the aggregate grant date fair value of RSUs and PSAs. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a discussion of the methodologies used to value the awards reported in the “Stock Awards” column (d), please see the discussion of stock awards contained in Note 14 – Stock-Based Compensation in our consolidated financial statements included in our 2025 Form 10-K.

58	2026 Proxy Statement

EXECUTIVE COMPENSATION
The grant date fair value of PSAs is calculated based upon the probable performance under the awards’ goal, which was target performance achievement. Assuming the target and maximum payout of the PSAs is achieved, the value of each NEO’s award as of the grant date is as follows:

Name	2025 Grant Date Fair Value PSAs at Target Payout ($) (reflected in table)	2025 Grant Date Fair Value PSAs at Maximum Payout ($)
John Wasson	2,234,979	4,190,586
James Morgan	865,839	1,623,447
Barry Broadus	354,283	664,281
Anne Choate	529,285	992,409
Sergio Ostria	378,050	708,843

(3)	Amounts shown consist of cash payouts under the Annual Incentive Plan.
(4)	Details of the amounts reported in the “All Other Compensation” column for 2025 are provided in the table below.

	John Wasson	James Morgan	Barry Broadus	Anne Choate	Sergio Ostria
Imputed Income for company paid life insurance	2,376	2,376	4,572	828	2,376
Employer Contributions to 401(k) Plan	13,956	14,000	12,672	14,000	14,000
Total	16,332	16,376	17,244	14,828	16,376

(5)
Mr. Broadus served as Executive Vice President and Chief Financial Officer until his retirement on March 1, 2026. His compensation is reported for periods during which he served as an executive officer of the Company.

Grants of Plan-Based Awards in 2025
The following table provides information concerning all plan-based awards granted to the NEOs during 2025.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($) (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)			All Other Stock Awards Number of; Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards
Name	Grant Date	Award Type	Target ($)	Threshold (#)	Target (#)	Maximum (#) ($)
John Wasson	1/01/2025	AIP	1,298,830
	3/20/2025	PSA(4)		10,967	29,246	54,836		2,234,979
	3/20/2025	RSU(3)					29,246	2,480,938
James Morgan	1/01/2025	AIP	527,925
	3/20/2025	PSA(4)		4,249	11,330	21,244		865,839
	3/20/2025	RSU(3)					11,330	961,124
Barry Broadus	1/01/2025	AIP	360,360
	3/20/2025	PSA(4)		1,739	4,636	8,693		354,283
	3/20/2025	RSU(3)					4,636	393,272
Anne Choate	1/01/2025	AIP	374,500
	3/20/2025	PSA(4)		2,597	6,926	12,986		529,285
	3/20/2025	RSU(3)					6,926	587,533
Sergio Ostria	1/01/2025	AIP	244,128
	3/20/2025	PSA(4)		1,855	4,947	9,276		378,050
	3/20/2025	RSU(3)					4,947	419,654

(1)
Amounts represent the target cash bonus payouts for fiscal year 2025 awards under the Annual Incentive Plan. The actual payout amounts under the Annual Incentive Plan for 2025 are reported in the Non-Equity Incentive Compensation column of the Summary Compensation Table above. The financial performance-based bonus is worth eighty percent (80%) of the overall payout, calculated on achievement of threshold targets and interpolation between minimum and maximum targets for each performance factor. The individual performance-based bonus is worth twenty percent (20%) of the payout, determined upon achievement of non-financial goals set by the Committee.

2026 Proxy Statement	59

EXECUTIVE COMPENSATION
(2)
The PSAs in these columns represent the threshold, target, and maximum number of shares issuable under the 2025 performance program. The final payout is subject to the achievement of the performance goals.

(3)
These RSU awards, granted pursuant to the annual equity grant, vest in three (3) installments, a twenty-five percent (25%) installment on each of March 20, 2026, and March 20, 2027, and a fifty percent (50%) installment on March 20, 2028. The closing price per share on the Nasdaq Stock Market of the Company’s common stock on the grant date of March 20, 2025, was $84.83.

(4)
The grant date fair value for the PSAs, which are subject to performance conditions, is based on the probable outcome of the performance conditions. As of the date hereof, the probable outcome of the performance conditions is the achievement of target performance. The grant date fair value per share for the PSAs on the grant date of March 20, 2025, was determined to be $76.42.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table provides information concerning stock awards that have not yet vested for each NEO, outstanding as of December 31, 2025.

	Stock Awards
	RSUs		Performance Shares
Name	Number of Shares or Units or Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John Wasson	7,676(5)	654,763	17,272(2)	1,473,312
	10,136(6)	864,601	13,515(3)	1,152,830
	29,246(7)	2,494,684	29,246(4)	2,494,684
James Morgan	2,625(5)	223,913	5,906(2)	503,803
	3,218(6)	274,495	4,291(3)	366,022
	11,330(7)	966,449	11,330(4)	966,449
	3,170(6)	270,401
Barry Broadus	1,369(5)	116,776	3,081(2)	262,841
	1,883(6)	160,620	2,511(3)	214,188
	4,636(7)	395,451	4,636(4)	395,451
Anne Choate	1,053(5)	89,821	2,370(2)	202,193
	1,304(6)	111,231	1,739(3)	148,337
	6,926(7)	590,788	6,926(4)	590,788
	1,960(8)	167,188
Sergio Ostria	887(5)	75,661	1,996(2)	170,248
	952(6)	81,206	1,270(3)	108,331
	4,947(7)	421,979	4,947(4)	421,979
	1,218(6)	103,895

(1)	Based upon a value per share of $85.30, which was the closing price per share on the Nasdaq Stock Market of the Company’s common stock on December 31, 2025.
(2)
Represents PSAs granted on March 20, 2023, for the 2023-2025 performance period. The PSAs were earned and paid out in shares of ICF stock at the end of the three (3)-year performance period, based upon the performance of two metrics (PSA Adjusted EPS and rTSR). The number of shares of stock shown in this column is the actual number of shares earned and paid out at 112.50% of the target. The performance achievement was approved by the Human Capital Committee and the shares were released on January 20, 2026.

(3)
Represents PSAs granted on March 20, 2024, for the 2024-2026 performance period. The PSAs are earned and paid out in shares of ICF stock at the end of the three (3)-year performance period, based upon the performance of two metrics (PSA Adjusted EPS and rTSR). The Initial Performance Period, which is based on PSA Adjusted EPS, began on January 1, 2024, and ended on December 31, 2025. On February 12, 2026, the Human Capital Committee approved the PSA Adjusted EPS of $5.43 which results in a payout of ninety-eight point zero five percent (98.05%) of the target. This percentage will be further modified by the rTSR performance factor for the Secondary Performance Period. The Secondary Performance Period began on January 1, 2024, and will end on December 31,

60	2026 Proxy Statement

EXECUTIVE COMPENSATION
2026. The rTSR will be applied as a modifier to the PSA Adjusted EPS metric, as a multiplier ranging from seventy-five percent (75%) to one hundred twenty-five percent (125%). The number of shares of stock shown in this column is based on the actual PSA Adjusted EPS level of performance at one hundred fifty percent (150%) of target and the rTSR performance at one hundred percent (100%) of target.
(4)
Represents PSAs granted on March 20, 2025, for the 2025-2027 performance period. The PSAs are earned and paid out in shares of ICF stock at the end of the three (3)-year performance period based upon the performance of two (2) metrics (PSA Adjusted EPS and rTSR), subject to the Human Capital Committee’s approval. The number of shares of stock shown in this column is based on the target level of performance (one hundred percent (100%) as both the Initial Performance Period and the Secondary Performance Period have not been finalized.

(5)
These unvested shares are time-based RSUs that vest in three (3) installments: a twenty-five percent (25%) installment on each of March 20, 2024, and March 20, 2025, and a fifty percent (50%) installment on March 20, 2026.

(6)
These unvested shares are time-based RSUs that vest in three (3) installments: a twenty-five percent (25%) installment on each of March 20, 2025, and March 20, 2026, and a fifty percent (50%) installment on March 20, 2027.

(7)
These unvested shares are time-based RSUs that vest in three (3) installments: a twenty-five percent (25%) installment on each of March 20, 2026, and March 20, 2027, and a fifty percent (50%) installment on March 20, 2028.

(8)
These unvested shares are time-based RSUs that vest in three (3) installments: a twenty-five percent (25%) installment on each of November 7, 2024, and November 7, 2025, and a fifty percent (50%) installment on November 7, 2026.

Stock Vested During 2025
The following table provides information concerning the vesting of stock awards for each NEO, on an aggregate basis, during 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John Wasson	31,190	3,449,488
James Morgan	12,180	1,326,158
Barry Broadus	7,588	816,220
Anne Choate	4,116	419,069
Sergio Ostria	4,505	493,982

(1)	The value of the PSAs and RSUs realized on vesting equals the value of the shares underlying the PSAs and RSUs on the date of vesting.
Deferred Compensation Plan
We maintain a non-qualified deferred compensation plan (the “Deferred Compensation Plan”) for a select group of key management and highly compensated employees who have been designated as eligible to participate in the Deferred Compensation Plan by the Board or the Human Capital Committee.
The Deferred Compensation Plan allows participants to defer up to eighty percent (80%) of base salary and/or up to one hundred percent (100%) of bonus and commissions. All amounts deferred are one hundred percent (100%) vested. In addition, we may credit a participant’s Deferred Compensation Plan account with our contributions required under an employment agreement or any other agreement and/or with discretionary contributions by us.
The Company’s contributions are vested pursuant to the terms of any relevant agreement or, if none, on the anniversary of the date on which such contribution was credited to the participant’s account balance, in accordance with the following schedule; provided, however, that the participant must be in service to the Company as an employee on such anniversary to receive vesting credit:
•	Less than one (1) year—zero percent (0%)
•	One (1) year but less than two (2) years—thirty-three percent (33%)
•	Two (2) years but less than three (3) years—sixty-seven percent (67%)
•	Three (3) or more years—one hundred percent (100%)
One (1) of the NEOs participated in the Deferred Compensation Plan in 2025. No Company contributions were made or credited under the Deferred Compensation Plan in 2025. Deferred Compensation Plan accounts are deemed to be invested in one (1) or more investment options selected by each participant from investment options offered under the Deferred Compensation Plan.
Deferred Compensation Plan participants are entitled to receive distributions from their Deferred Compensation Plan accounts

2026 Proxy Statement	61

EXECUTIVE COMPENSATION
upon separation from service, death, disability, and/or upon a specified date. Subject to the provisions of Section 409A of the Code, Deferred Compensation Plan participants may elect to receive distributions from the Deferred Compensation Plan in single lump-sum payments or installment payments over a period of two (2) to five (5) years for deferrals to specified dates, or two (2)
to fifteen (15) years for deferrals until death, disability or other separation from service. If no such election is made, a participant shall be deemed to have elected a lump-sum form of payment. The following table sets forth information, as of December 31, 2025, regarding contributions and balances of NEOs under the Deferred Compensation Plan:

	Executive Contributions in 2025 FY (1)	Company Contributions for 2025 FY	Aggregate Earnings in 2025 FY(2)	Aggregate Distributions in 2025 FY	Aggregate Balance at 12/31/2025(3)
John Wasson	$232,455	$0	$827,317	$0	$ 6,489,522
James Morgan	-	-	-	-	-
Barry Broadus	-	-	-	-	-
Anne Choate	-	-	-	-	-
Sergio Ostria	-	-	-	-	-

(1)	The full amount of executive contributions is included in the Salary and Non-Equity Incentive Compensation columns of the Summary Compensation Table.
(2)
There were no above-market or preferential earnings on deferred compensation in fiscal year 2025; accordingly, no portion of the amounts in the Aggregate Earnings column are reported as compensation in the Summary Compensation Table.

(3)
Certain amounts in the Aggregate Balance at 12/31/2025 column were previously reported in the Summary Compensation Table in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns (in the case of executive contributions). Prior year contributions total $3,132,975 since Mr. Wasson started participating in the plan.

Potential Payments upon Termination or Change of Control
We maintain severance, and/or change of control agreements with our NEOs. The following summaries describe and quantify the payments each NEO would receive if his or her employment with the Company were terminated or if we experienced a change of control and the NEO’s employment was terminated following the change of control. The summaries assume that the termination and/or change of control occurred on December 31, 2025, and that the relevant stock price is the closing price per share on the Nasdaq Stock Market of the Company’s common stock on December 31, 2025, which was $85.30 per share.
The severance provisions of our agreements with our NEOs have a “double trigger” requirement following a change of control. Our NEOs do not receive such severance and other benefits in connection with a change of control unless they are also terminated without cause or resign for good reason within twelve (12) months following the change of control, except for Mr. Wasson, who has a twenty-four (24)-month period.
In addition, the executives are entitled to accelerated vesting of restricted stock and other equity awards in accordance with their terms, although some are not payable until their original vesting dates.
Payment of these severance benefits is subject to the executive’s compliance following termination with certain covenants and requirements, such as confidentiality and non-solicitation of customers and employees, and receipt of customary releases.
All amounts and benefits under the agreements described below are to be paid in a manner and form that complies with Code Section 409A or an exception thereunder. The agreement also provides that in the event we determine that any payment, distribution, or other action to or for the executive’s benefit would reasonably be expected to cause any loss of deductions under
Code Section 280G, we have the authority to reduce any or all such payments, distributions or other actions to the extent reasonably necessary to avoid the imposition of such excise tax.
Wasson Severance Agreement
We do not have an employment agreement, as such, with Mr. Wasson, but we have entered into a revised Restated Severance Protection Agreement, described below.
Certain changes in Mr. Wasson’s severance arrangements became effective on October 1, 2019, when he became our CEO.
In general terms, under the revised agreement, in the event of an involuntary termination of Mr. Wasson upon death or disability, by the Company for Cause, or a voluntary termination by Mr. Wasson without Good Reason, he would not be entitled to severance, but would be entitled to his accrued compensation and, except in the case of a termination for Cause, a pro rata bonus for the portion of the year prior to the termination. In the event of a termination more than twenty-four (24) months after a change of control by the Company without Cause or by Mr. Wasson for Good Reason, he would receive (a) his accrued compensation, (b) pro rata bonus, (c) twenty-four (24) months of health and certain other benefits, and (d) two (2) times the sum of his base salary plus target annual incentive plan bonus. In the event of a termination within twenty-four (24) months after a change of control by the Company without Cause or by Mr. Wasson for Good Reason, he would receive (i) his accrued compensation, (ii) pro rata bonus, (iii) thirty-six (36) months of health and certain other benefits, and (iv) three (3) times the sum of his base salary plus target annual incentive plan bonus.
“Cause” for the termination of Mr. Wasson’s employment with the Company means any of the following: (a) any act that would

62	2026 Proxy Statement

EXECUTIVE COMPENSATION
constitute a material violation of the Company’s material written policies; (b) willfully or knowingly engaging in conduct (i) materially and demonstrably injurious to the Company, or (ii) causing material and adverse reputational or financial harm to the Company; provided, however, that no act or failure to act, on Mr. Wasson’s part, shall be considered “willful” or “knowing” unless done, or omitted to be done, by Mr. Wasson not in good faith and without reasonable belief that his action or omission was in the best interest of the Company; (c) being indicted for, or if not indicted for, being charged with (i) a crime of embezzlement or a crime involving moral turpitude, (ii) a crime with respect to the Company involving a breach of trust or dishonesty; or (iii) in either case, a plea of guilty or no contest to such a crime; (d) abuse of alcohol in the workplace, use of any illegal drug in the workplace or a presence under the influence of alcohol or illegal drugs in the workplace; (e) failure to comply in any material respect with applicable law; or (f) willful failure to follow the lawful directives of the Board.
“Good Reason” means the occurrence of any of the events or conditions described in clauses (a) through (e) below, without Mr. Wasson’s written consent:
(a) any (i) material adverse change in Mr. Wasson’s status, title, position, or responsibilities (including reporting responsibilities) from Mr. Wasson’s status, title, position, or responsibilities, (ii) assignment to Mr. Wasson of duties or responsibilities which are inconsistent with Mr. Wasson’s status, title, position, or responsibilities, or (iii) the failure of Mr. Wasson to continue to serve as an executive officer of a public company, in each case except in connection with the termination of Mr. Wasson’s employment due to disability, Cause, as a result of Mr. Wasson’s death, or by Mr. Wasson other than for Good Reason;
(b) a reduction in Mr. Wasson’s base salary or any failure to pay Mr. Wasson any cash compensation to which Mr. Wasson is entitled within fifteen (15) days after the date when due;
(c) the imposition of a requirement that Mr. Wasson be based (i) at any place outside a fifty (50) mile radius from
Mr. Wasson’s principal place of employment or (ii) at any location other than our corporate headquarters, except, in each case, for reasonably required travel on our business, which is not materially greater in frequency or duration than prior to the imposition of the requirement;
(d) any material breach by the Company of any provision of the agreement; or
(e) the failure of the Company to obtain, as contemplated by the agreement, an agreement, reasonably satisfactory to Mr. Wasson, from any successor entity to assume and agree to perform the agreement; provided, that Mr. Wasson (i) provides us with written notice of the condition giving rise to the Good Reason within ninety (90) days of Mr. Wasson’s knowledge of the initial existence of the condition, (ii) provides us with the opportunity to cure within thirty (30) days of Mr. Wasson’s written notice, and (iii) if we do not cure the condition within such thirty (30) day cure period, terminates employment within two (2) years after the date of the initial existence of the condition. A termination will not be deemed to be for Good Reason if Mr. Wasson agrees in writing that a particular condition that would otherwise constitute Good Reason does not constitute Good Reason.
Under the terms of Mr. Wasson’s PSA agreements, upon termination without Cause or for Good Reason, all performance shares will vest and be delivered at the end of the performance period based on actual performance. In the event of a termination without Cause or for Good Reason within two (2) years after a change of control, the PSA’s will fully vest as of the date of termination and be payable, based on attainment of target EPS performance and actual rTSR performance, calculated to the date of termination, within thirty (30) days after the termination.
The payments that would have been made to Mr. Wasson, pursuant to his agreements, other than following a change of control, are in the table below. Payments are calculated using the base salary and target bonus in effect as of a termination of employment on December 31, 2025. Severance costs are subject to change as base salary and target bonus amounts change over time. See discussions of 2025 Base Salary and Target bonuses on page 53.

	Pro Rata Bonus at Target ($)	Severance ($)	Welfare Benefits ($)	Outplacement Services ($)	Equity Awards ($)(1)(2)
J. Wasson
With Cause	-	-	-	-	-
Without Cause or for Good Reason	1,298,830	4,675,788	55,513	6,000	8,655,295
Death or Disability	1,298,830				8,222,984
Retirement	-	-	-	-	8,655,295

(1)	Based upon a value per share of $85.30, which was the closing price per share on the Nasdaq Stock Market of the Company’s common stock on December 31, 2025.
(2)	rTSR in December 2025 was calculated to be seventy-five percent (75%) for the 2024 grant and seventy-five percent (75%) for the 2025 grant.

2026 Proxy Statement	63

EXECUTIVE COMPENSATION
The payments that would have been made to Mr. Wasson, pursuant to his agreements, following a change of control, are in the table below. Payments are calculated using the base salary and target bonus in effect as of a termination of employment on December 31, 2025. Severance costs are subject to change as base salary and target bonus amounts change over time. See discussions of 2025 Base Salary and Target bonuses on page 53.

Name	Pro Rata Bonus at Target ($)	Severance ($)	Welfare Benefits ($)	Outplacement Services ($)	Equity Awards ($)(1)(2)
J. Wasson	-	-	-	-	-
With Cause	-	-	-	-	-
Without Cause or for Good Reason	1,298,830	7,013,682	83,270	6,000	8,222,984
Death or Disability	1,298,830				8,222,984
Retirement	-	-	-	-	8,655,295

(1)	Based upon a value per share of $85.30, which was the closing price per share on the Nasdaq Stock Market of the Company’s common stock on December 31, 2025.
(2)	rTSR in December 2024 was calculated to be seventy-five percent (75%) for the 2024 grant and seventy-five percent (75%) for the 2025 grant.
Payments to other NEOs Pursuant to Severance Letter Agreements
On February 27, 2020, we entered into severance letter agreements with Messrs. Morgan and Ostria, replacing prior arrangements. On January 6, 2022, we entered into a new agreement with Mr. Broadus in connection with his appointment to serve as Senior Vice President and CFO. On October 1, 2021, we entered into a severance letter agreement with Anne Choate, Executive Vice President and Group Leader. The terms of these severance letter agreements (the “Agreements”) are the same.
Under the Agreements, severance is available in the event (a) the executive’s employment is involuntarily terminated without Cause (as defined in our most current omnibus incentive plan (the “Plan”)) before a Change of Control (as defined in the Plan by reference to Code Section 409A), or (b) there is a Change of Control and within twelve (12) months thereafter the executive’s employment is involuntarily terminated without Cause or terminated by the executive for Good Reason (each as defined in the Plan).
Not for Cause Termination Other than Following a Change of Control
In the event we involuntarily terminate an executive’s employment for a reason other than Cause, death, disability, or retirement, or longer than twelve (12) months after a Change of Control, the executive is entitled to receive the following benefits:
•
Twelve (12) months of severance pay calculated based on the executive’s base salary at the time of termination, payable commencing within sixty (60) days after termination and in accordance with the Company’s normal payroll practices;

•
The sum of (a) the executive’s target bonus for the year in which the executive’s employment was involuntarily terminated, plus (b) a prorated share of the executive’s target bonus for the year in which the executive’s employment was involuntarily terminated based on the number of full months in the final calendar year in which the executive was employed, payable in a lump sum within ninety (90) days after termination;

•
The option to continue the executive’s health insurance coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), with the monthly COBRA premiums for the executive and dependents during the severance payment period being equal to the amount the executive would have paid each month for such group health plan coverage had the executive remained actively employed, which premiums will be payable by the executive, such benefit to cease if the executive becomes employed and is eligible to receive group health plan coverage from the new employer; and

•	The option to participate in a six (6)-month executive career transition service.
Under the terms of the NEO PSA agreements, upon termination without Cause or for Good Reason, a prorated number of the PSAs will vest according to the actual EPS and rTSR performance during the entire performance period, prorated based on the number of months of the performance period prior to the date of termination, and be payable at the end of the performance period.

64	2026 Proxy Statement

EXECUTIVE COMPENSATION
Termination without Cause or for Good Reason Following a Change of Control
In the event that, within twelve (12) months after a Change of Control, the executive’s employment is terminated without Cause by the Company or by the executive for Good Reason, the executive is entitled to receive the following:
•
Twenty-four (24) months of severance pay calculated based on the executive’s base salary at the time of termination, payable commencing within sixty (60) days after termination and in accordance with the Company’s normal payroll practices;

•	The executive’s target bonus for the year in which the executive’s employment was involuntarily terminated, payable in a lump sum within ninety (90) days after termination;
•
The option to continue the executive’s health insurance coverage in accordance with COBRA, with the monthly COBRA premiums for the executive and dependents during the severance payment period being equal to the amount the executive would have paid each month for such group health plan coverage had the executive remained actively employed, which premiums will be payable by the executive, such benefit to cease if the executive becomes employed and is eligible to receive group health plan coverage from a new employer; and

•	The option to participate in a six (6)-month executive career transition service.
Under the Agreements, “Good Reason” means if, within the twelve (12) months following a Change of Control, any of the following events occur to which the executive has not consented in writing: (a) a material reduction of the nature and scope of the authority, functions or duties that were assigned to the executive immediately prior to the Change of Control; (b) a material reduction in the compensation the executive was eligible to receive (including applicable bonus plans) immediately prior to the Change of Control; (c) we relocate the executive’s primary office and work location fifty (50) miles or more away from the primary office and work location at which the executive was situated immediately prior to the Change of Control; or (d) the entity effectuating the Change of Control fails to adopt the Agreement.
The vesting of any equity awards will be in accordance with the Plan and the applicable award agreement. Other than PSAs, equity grants will vest on an accelerated basis following a Change of Control if the executive is terminated other than for cause within two (2) years following the Change of Control.
In the event of a termination without Cause or for Good Reason within two (2) years after a Change of Control, the PSAs will fully vest as of the date of termination and be payable, based on attainment of target EPS performance and actual rTSR performance during the period prior to the date of termination, within thirty (30) days after the termination.
The payments that would have been made to Mr. Morgan, Mr. Broadus, Ms. Choate, and Mr. Ostria pursuant to the severance letter agreements, other than following a Change of Control, are presented in the tables below. Payments are calculated using the base salary and target bonus in effect as of a termination of employment on December 31, 2025. Severance costs are subject to change as base salary and target bonus amounts change over time. See discussion of 2025 Base Salary and Target bonuses on page 53.

Name	Bonus Payment ($)	Salary Continuation ($)	Welfare Benefits ($)	Outplacement Services ($)	Unvested Awards ($)(1)(2)
J. Morgan
With Cause	0	0	0	0	0
Without Cause	527,925	659,906	19,626	3,000	1,019,911
Death or Disability	0	0	0	0	3,238,393
Retirement	0	0	0	0	2,755,169

Name	Bonus Payment ($)	Salary Continuation ($)	Welfare Benefits ($)	Outplacement Services ($)	Unvested Awards ($)(1)(2)
B. Broadus
With Cause	0	0	0	0	0
Without Cause	360,360	514,800	11,039	3,000	522,313
Death or Disability	0	0	0	0	1,392,885
Retirement	0	0	0	0	1,196,160

2026 Proxy Statement	65

EXECUTIVE COMPENSATION

Name	Bonus Payment ($)	Salary Continuation ($)	Welfare Benefits ($)	Outplacement Services ($)	Unvested Awards ($)(1)(2)
A. Choate
With Cause	0	0	0	0	0
Without Cause	374,500	535,000	0	3,000	461,110
Death or Disability	0	0	0	0	1,715,532
Retirement	0	0	0	0	1,420,138

Name	Bonus Payment ($)	Salary Continuation ($)	Welfare Benefits ($)	Outplacement Services ($)	Unvested Awards ($)(1)(2)
S. Ostria
With Cause	0	0	0	0	0
Without Cause	244,128	488,255	16,126	3,000	357,002
Death or Disability	0	0	0	0	1,250,733
Retirement	0	0	0	0	1,039,743

(1)	Based upon a value per share of $85,30, which was the closing price per share on the Nasdaq Stock Market of the Company’s common stock on December 31, 2025.
(2)	Interim rTSR in December 2025 was calculated to be seventy-five percent (75%) for the 2024 grant and seventy-five percent (75%) for the 2025 grant.
The payments that would have been made to Mr. Morgan, Mr. Broadus, Ms. Choate, and Mr. Ostria pursuant to the severance letter agreements following a change of control are presented in the following tables. Payments are calculated using the base salary and target bonus in effect as of a termination of employment on December 31, 2025. Severance costs are subject to change as base salary and target bonus amounts change over time. See discussion of 2025 Base Salary and Target bonuses on page 53.

Name	Pro Rata Bonus Target ($)	Severance Payment ($)	Welfare Benefits ($)	Outplacement Services ($)	Unvested Awards ($)(1)(2)
J. Morgan
With Cause	0	0	0	0	0
Without Cause or for Good Reason	1,055,850	1,319,812	29,349	3,000	3,238,393
Death or Disability	0	0	0	0	3,238,393
Retirement	0	0	0	0	2,755,169

Name	Pro Rata Bonus Target ($)	Severance Payment ($)	Welfare Benefits ($)	Outplacement Services ($)	Unvested Awards ($)(1)(2)
B. Broadus
With Cause	0	0	0	0	0
Without Cause or for Good Reason	720,720	1,029,600	16,559	3,000	1,392,885
Death or Disability	0	0	0	0	1,392,885
Retirement	0	0	0	0	1,196,160

66	2026 Proxy Statement

EXECUTIVE COMPENSATION

Name	Pro Rata Bonus Target ($)	Severance Payment ($)	Welfare Benefits ($)	Outplacement Services ($)	Unvested Awards ($)(1)(2)
A. Choate
With Cause	0	0	0	0	0
Without Cause or for Good Reason	749,000	1,070,000	0	3,000	1,715,532
Death or Disability	0	0	0	0	1,715,532
Retirement	0	0	0	0	1,420,138

Name	Pro Rata Bonus Target ($)	Severance Payment ($)	Welfare Benefits ($)	Outplacement Services ($)	Unvested Awards ($)(1)(2)
S. Ostria
With Cause	0	0	0	0	0
Without Cause or for Good Reason	488,255	976,510	24,190	3,000	1,250,733
Death or Disability	0	0	0	0	1,250,733
Retirement	0	0	0	0	1,039,743

(1)	Based upon a value per share of $85.30, which was the closing price per share on the Nasdaq Stock Market of the Company’s common stock on December 31, 2025.
(2)	Interim rTSR in December 2025 was calculated to be seventy-five percent (75%)for the 2024 grant and seventy-five percent (75%) for the 2025 grant.
Payments in the Event of Death or Disability
If any NEO dies or becomes disabled while employed by us, any unvested RSUs held by that NEO will vest and become exercisable immediately. PSAs will vest according to the target EPS for the period and the actual performance of the rTSR, with the date of death or disability serving as the end of the performance period for such measurement.
Payments in the Event of Retirement
If Mr. Wasson retires while employed by us, the PSAs will vest upon the date of retirement and be paid out based on the actual EPS and rTSR performance at the end of the measurement period. All Unvested RSUs held by the Participant as of the date of the Retirement shall continue to vest in accordance with the vesting schedule in effect on the date of the grant.
If Mr. Morgan, Mr. Broadus, Mr. Ostria or Ms. Choate retires while employed by us, PSAs will vest according to the actual EPS and rTSR performance for the applicable performance period, as adjusted for the pro rata share of the performance period completed. All Unvested RSUs held by the Participant as of the date of the Retirement shall continue to vest in accordance with the vesting schedule in effect on the date of the grant.

2026 Proxy Statement	67

HUMAN CAPITAL COMMITTEE REPORT
HUMAN CAPITAL COMMITTEE REPORT
The Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and those discussions, the Human Capital Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and was appropriate for incorporation by reference into the 2025 Form 10-K.

Human Capital Committee

/s/ Randall Mehl
Randall Mehl Human Capital Committee Chair

/s/ Marilyn Crouther
Marilyn Crouther

/s/ Scott Salmirs
Scott Salmirs

68	2026 Proxy Statement

CEO PAY RATIO
CEO PAY RATIO
Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO, John Wasson, to the median of the annual total compensation of our other employees.
For the fiscal year ended on December 31, 2025, no material changes were made to the Company employee population, pay levels or demographics. There were also no material changes in pay for the employee who we identified last year as the median employee. As such, we believe the person we identified continues to be a good representative for the CEO pay ratio calculation.
We determined the median employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our NEOs for purposes of the Summary Compensation Table disclosed in the Compensation Discussion & Analysis section of this Proxy Statement. The median employee’s annual 2025 total compensation was $101,504. The annual total compensation of our CEO, as reported in the Summary Compensation Table in this Proxy Statement, was $6,857,678. Based on this information for 2025, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 68:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

Median of the Annual Total Compensation of All Employees (except CEO)	Annual Total Compensation of CEO	Ratio of CEO Pay to Median Employee Pay
(A)	(B)	(C) = (B)/(A)
$101,504	$6,857,678	68:1

(A)	Median employee’s compensation plus Company’s 401(k) contribution is used for the calculation.
(B)	Data from the “Total” Column from the Summary Compensation Table disclosed for 2025 in this Proxy Statement.
Since the median employee did not change from 2024, the following discussion focuses on the methodology used to select that individual for 2024. When we initially established the median employee in 2024, we identified the median of the annual total compensation of all our employees, as well as determined the annual total compensation of our median employee, the methodology and the material assumptions, adjustments, and estimates we used are set out below.
We determined that, as of December 31, 2024, our employee population consisted of 9,317 individuals (including full-time and part-time employees, other than the CEO). Of these individuals, 8,499 were located in the U.S. and U.S. territories, and 818 were located in eleven (11) other countries around the world.
The scale of our operations in many of these foreign countries is smaller, and we employ less than six (6) employees in six (6) of these eleven (11) countries.
We chose to exclude all fourteen (14) of our employees in the six (6) countries as follows:
•	Cameroon: one (1) employee
•	China: four (4) employees
•	Germany: one (1) employee
•	Kenya: five (5) employees
•	Liberia: two (2) employees
•	Netherlands: one (1) employee
Additionally, we excluded one hundred forty-one (141) employees who worked zero (0) hours during 2024 and therefore had zero ($0) earnings. This includes flexible, part-time employees and employees on leave of absence.
In total, we excluded one point six percent (1.6%) of our workforce from the identification of the “median employee”, as permitted by SEC rules.
Our population, after taking into consideration the permitted adjustments described above, consisted of 9,162 employees. This includes employees who were hired in 2024 but did not work for us for the entire twelve (12)-month period. Our adjusted employee population consisted of 8,358 employees in the U.S. and 804 international employees located collectively in Canada (71), Belgium (201), the United Kingdom (260), Spain (40), and India (232).
We identified our median employee based on the total taxable earnings paid during the twelve (12)-month period ended December 31, 2024. For purposes of determining the total compensation actually paid, we included: the amount of base salary (or, in the case of hourly workers, base wages including overtime pay) the employee received during the twelve (12) months ended December 31, 2024, and the amount of any cash incentives paid to the employee in such period, as reflected in our payroll records. We did not annualize the total cash compensation of any permanent employee employed for less than the full year.
Except as described in this section, we did not rely on any material assumptions, adjustments (e.g., the cost-of-living adjustments) or estimates (e.g., statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for our median employee or our CEO.
For purposes of identifying the median employee, we applied the average of exchange rate of each of the four (4) countries in which the employees in our adjusted employee population reside. We calculated such rates by using the average exchange rates of each such country for each month of fiscal year 2024. The average exchange rates for each such country for fiscal year 2024 are:
- 1 CAD = 0.733822 USD
- 1 EUR = 1.084237 USD
- 1 GBP = 1.278941 USD
- 1 INR = 0.011970 USD
The SEC’s pay ratio disclosure rules provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee and the pay ratio. Our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures. In addition, the percentage of employees outside of the United States may vary substantially from company to company. Factors such as these may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our sector.

2026 Proxy Statement	69

PAY VS. PERFORMANCE
PAY VS. PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“CEO”) and Non-CEO NEOs and Company performance for the fiscal years listed below. The Human Capital Committee did not consider the pay vs. performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for CEO[1] ($)	Compensation Actually Paid to CEO[1,2,3] ($)	Average Summary Compensation Table Total for Non-CEO NEOs[1] ($)	Average Compensation Actually Paid to Non-CEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Non-GAAP EPS[5] $
					TSR ($)	Peer Group TSR ($)
2025	6,857,678	4,885,264	2,003,534	1,572,046	117.82	149.33	92	6.77
2024	7,174,545	4,736,954	2,074,848	1,600,640	163.61	156.69	110	7.45
2023	5,661,458	9,344,246	1,716,606	2,533,532	183.33	134.51	83	6.50
2022	4,848,381	4,601,982	1,462,435	1,350,244	134.81	114.03	64	5.77
2021	4,398,947	6,389,100	1,351,755	2,097,296	138.79	126.16	71	4.82

(1) John Wasson was our CEO for each year presented. The individuals comprising the Non-CEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
James C. Morgan	James C. Morgan	James C. Morgan	James C. Morgan	James C. Morgan
Bettina Welsh	Bettina Welsh	Barry Broadus	Barry Broadus	Barry Broadus
Sergio Ostria	Barry Broadus	Anne Choate	Anne Choate	Anne Choate
Mark Lee	Anne Choate	Mark Lee	Sergio Ostria	Sergio Ostria
Mark Lee

(2) The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3) Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the CEO and the Non-CEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for CEO ($)	Exclusion of Stock Awards and Option Awards for CEO ($)	Inclusion of Equity Values for CEO ($)	Compensation Actually Paid to CEO ($)
2025	6,857,678	(4,715,918)	2,743,504	4,885,264

Year	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-CEO NEOs ($)	Average Inclusion of Equity Values for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2025	2,003,534	(1,122,260)	690,772	1,572,046

70	2026 Proxy Statement

PAY VS. PERFORMANCE
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for CEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for CEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for CEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for CEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for CEO ($)	Total - Inclusion of Equity Values for CEO ($)
2025	4,686,365	(1,174,721)	—	(768,140)	—	2,743,504

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-CEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-CEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-CEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-CEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-CEO NEOs ($)	Total – Average Inclusion of Equity Values for Non-CEO NEOs ($)
2025	1,115,227	(253,086)	—	(171,369)	—	690,772

(4) The amounts set forth under the heading “Peer Group TSR” reflect the value, as of the end of the applicable fiscal year, of a hypothetical initial investment of $100 made on December 31, 2020, into the S&P Composite 1500 – Commercial & Professional Services Index.
(5) The Human Capital Committee determined that Non-GAAP EPS was the most important financial performance measure used to link Company performance to Compensation Actually Paid to our CEO and Non-CEO NEOs in 2025. More information on Non-GAAP EPS used for STI and LTI can be found in Annexes A and B. This performance measure may not have been the most important financial performance measure for all prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

2026 Proxy Statement	71

PAY VS. PERFORMANCE
Relationship Between CEO and Non-CEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and the Company’s cumulative TSR over the five (5) most recently completed fiscal years. The chart also compares the Company’s TSR to that of the Peer Group TSR over the same period.

CEO and Average Non-CEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ in Millions)
$10
$8
$6
$4
$2
$0
TSR (12/31/2020 Indexed to $100)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
100
138.79
126.16
134.81
114.03
183.33
134.51
163.61
156.69
117.82
149.33
6.4
2.1
4.6
1.4
9.3
2.5
4.7
1.6
4.9
1.6
2020
2021
2022
2023
2024
2025
Fiscal Year
CEO Compensation Actually Paid
Average Non-CEO NEO Compensation Actually Paid
ICF International Inc. TSR
Peer Group TSR

Relationship Between CEO and Non-CEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and our Net Income during the five (5) most recently completed fiscal years.

72	2026 Proxy Statement

PAY VS. PERFORMANCE
Relationship Between CEO and Non-CEO NEO Compensation Actually Paid and Non-GAAP EPS

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and our Non-GAAP EPS during the five (5) most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our CEO and Non-CEO NEOs for 2025 to Company performance. The measures in this table are not ranked.

Non-GAAP EPS Gross Revenue Relative Total Shareholder Return

2026 Proxy Statement	73

STOCKHOLDERS’ PROPOSALS FOR THE 2027 ANNUAL MEETING
STOCKHOLDERS’ PROPOSALS FOR THE 2027 ANNUAL MEETING
Under applicable SEC rules, any stockholder who intends to present a proposal at the 2027 annual meeting of stockholders and who wishes to have the proposal included in our proxy statement and form of proxy for that meeting must deliver the proposal to us at our executive offices no later than December 24, 2026, or, if next year’s annual meeting of stockholders is held on a date more than thirty (30) calendar days from June 2, 2027, a stockholder proposal must be received a reasonable time before we begin to post, print and mail our proxy materials for such annual meeting of stockholders. All stockholder proposals must comply with all applicable rules and regulations adopted by the SEC.
The Company’s Bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting of stockholders, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary no earlier than the close of business on the one hundred twentieth (120th) day, and not later than the close of business on the ninetieth (90th) day, prior to the first (1st) anniversary of the preceding year’s annual meeting of stockholders (for next year’s 2027 annual meeting of stockholders, these dates would be February 2, 2027 and March 4, 2027, respectively); however, if the annual meeting of stockholders is more than thirty (30) days before or more than sixty (60) days after such anniversary date, the notice must be received not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting of stockholders and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting of stockholders. Further, if the date of the annual meeting of stockholders is more than thirty (30) days before or more than sixty (60) days after such anniversary date, and the first (1st) public announcement of the date of such annual meeting of stockholders is less than one hundred (100) days prior to the annual meeting date, notice must be delivered not later than the close of business on the tenth (10th) day following the public announcement date. A copy of the Bylaws may be obtained from the Company by writing to ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia, 20190, Attention: Corporate Secretary. In addition to the timing requirements set forth above, any stockholder nominations for the election of directors or proposals for business must comply with all other requirements set forth in the Company’s Bylaws.
In addition to complying with the procedures described above, stockholders who intend to solicit proxies in support of a director nominee other than the Company’s nominees for consideration by the stockholders at the Company’s 2027 annual meeting of stockholders must also comply with the SEC’s “universal proxy card” rules under Rule 14a-19 of the Exchange Act (“Rule 14a-19”). Rule 14a-19 requires proponents to provide a notice to the Corporate Secretary of the Company, no later than April 3, 2027, setting forth all of the information and disclosures required by Rule 14a-19. If the 2027 annual meeting of stockholders is set for a date that is not within thirty (30) calendar days of the anniversary of the date of the 2026 Annual Meeting of Stockholders, then notice must be provided by the later of sixty (60) calendar days of the anniversary of the date of the 2026 Annual Meeting of Stockholders or by the close of business on the tenth (10th) calendar day following the day on which a public announcement of the date of the 2027 annual meeting of stockholders is first made.
SOLICITATION BY BOARD; EXPENSES OF SOLICITATION
We will pay all expenses in connection with the solicitation of the proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, electronically, in writing or in person, without receiving any extra compensation for such activities. The Company has engaged Alliance Advisors, LLC, a proxy soliciting firm, to assist in the solicitation of proxies and provide related advice and informational support for a service fee and the reimbursement of customary disbursements, which are not expected to exceed $26,000 in the aggregate. We also will reimburse brokers and nominees who hold shares in their names for expenses they incur to furnish proxy materials to the beneficial owners of such shares.
Any stockholder who has not received a copy of the 2025 Form 10-K may obtain a copy by writing to the Corporate Secretary of the Company. The 2025 Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this Proxy Statement.

ICF INTERNATIONAL, INC.

James E. Daniel Assistant Corporate Secretary

74	2026 Proxy Statement

ANNEX A
ANNEX A
2025 ANNUAL INCENTIVE COMPENSATION ADJUSTED EPS - GAAP RECONCILIATION
The Human Capital Committee establishes performance factors as part of the Company’s Annual Incentive Plan. Included among the performance factors approved by such committee is the performance factor for Adjusted EPS. Since Adjusted EPS is a Non-GAAP measure, the reconciliation of this Non-GAAP measure used by the Company is as follows:
Annual Incentive Plan Adjusted EPS

	$	Actual Adjusted EPS	Diluted Shares
(all numbers in thousands, except Adjusted EPS)
Net Income	91,588	4.95	18,516
Acquisition and divestiture-related expenses(1)	492	0.02	18,516
Severance and other costs related to staff realignment(2)	5,863	0.32	18,516
Charges and adjustments related to facility consolidations and office closures(3)	(138)	(0.01)	18,516
Bonus expense(4)	18,550	1.00	18,516
Income tax effects of the adjustments(5)	(4,756)	(0.25)	18,516
Adjusted Balances	111,599	6.03	18,516

(1)	These are primarily third-party costs related to acquisitions and integration of acquisitions.
(2)
These costs are due to involuntary employee termination benefits for (i) our officers and (ii) a group of employees who have been notified that they will be terminated as part of a business reorganization or exit. For 2025, severance expense includes employee termination benefits as a direct result of contracts terminated for convenience during the year pursuant changes in federal government spending priorities and for which the Company was not reimbursed, or will not be reimbursed, by our federal government customers for these amounts.

(3)
These are exit costs associated with terminated leases or full office closures that we either (i) will continue to pay until the contractual obligations are satisfied but with no economic benefit to us, or (ii) paid upon termination and cease-use of the leased facilities.

(4)
Elimination of accrued incentive bonus of $18.5 million, as approved by the Committee, as part of net income as of December 31, 2025, to present the amount available for determination of the Annual Incentive Plan bonus.

(5)
Income tax effects were calculated using the effective tax rate, adjusted for discrete items, of twenty-two point two percent (22.2%) except for the income tax effect of bonus expense which was calculated using the effective tax rate of eighteen point two percent (18.2%).

2026 Proxy Statement	75

ANNEX B
ANNEX B
2025 PSA ADJUSTED EPS - GAAP RECONCILIATION
In connection with PSAs, upon completion of an Initial Performance Period and the 2018 Incentive Plan as the case may be, and the Performance Program require that the Human Capital Committee (i) reviews the performance of the Company and propose adjustments to the reported EPS; and (ii) determines the PSA Adjusted EPS in accordance with the PSA Agreement and the 2018 Incentive Plan as the case may be, which may exclude certain specified items. These exclusions are intended to ensure that the participants are compensated for the Company’s performance and are neither penalized nor rewarded for certain categories of specified adjustments.
For purposes of calculating the PSA Adjusted EPS for the PSAs granted in 2025 and 2024, the Human Capital Committee began with the Company’s reported diluted EPS of $4.95 and $5.82 for fiscal years 2025 and 2024, respectively, and excluded categories of items and amounts to arrive at the PSA Adjusted EPS of $5.43 and $6.01, respectively. Since PSA Adjusted EPS is a Non-GAAP measure, see the reconciliation of this Non-GAAP measure below:
PSA Adjusted EPS

	2025 Adjusted EPS	2024 Adjusted EPS
Diluted Earnings Per Share	$ 4.95	$ 5.82
Impairment of long-lived assets(1)	-	0.19
Acquisition and divestiture-related expenses(2)	-	0.07
Severance and other costs related to staff realignment(3)	0.32	0.08
Expenses related to facility consolidations and office closures(4)	(0.01)	0.06
Pre-tax gain from divestiture of a business(5)	-	(0.11)
Impact of federal government shutdown(6)	0.19	-
Income tax effects of the adjustments(7)	(0.09)	(0.05)
CMY acquisition adjustment, net of tax(8)	-	(0.05)
AEG acquisition adjustment, net of tax(8)	0.07	-
PSA Adjusted Earnings Per Share	5.43	6.01

(1)	Represents impairment of operating lease right-of-use and leasehold improvement assets associated with exit from certain facilities.
(2)	These are primarily third-party costs related to acquisitions and integration of acquisitions.
(3)
These costs are due to involuntary employee termination benefits for (i) our officers and (ii) a group of employees who have been notified that they will be terminated as part of a business reorganization or exit. For 2025, severance expense includes employee termination benefits as a direct result of contracts terminated for convenience during the year pursuant to changes in federal government spending priorities and for which the Company was not reimbursed, or will not be reimbursed, by our federal government customers for these amounts.

(4)
These are exit costs associated with terminated leases or full office closures that we either (i) will continue to pay until the contractual obligations are satisfied but with no economic benefit to us, or (ii) paid upon termination and cease-use of the leased facilities, and accelerated depreciation related to fixed assets for planned office closures.

(5)	Includes pre-tax gain from the divestitures of our U.S. commercial marketing and Canadian mobile text aggregation businesses.
(6)	The Committee approved these adjustments to neutralize the impacts of the U.S. federal government shutdown that occurred during the fourth quarter of 2025.
(7)	Income tax effects were calculated using the effective tax rate of eighteen point two percent (18.2%).
(8)
The Committee approved these adjustments to neutralize the impacts of our recent acquisitions and divestitures on Adjusted EPS for performance shares for the previously awarded grants from 2023 and 2024.

76	2026 Proxy Statement

EXHIBIT A
EXHIBIT A

ICF International, Inc.
2026 Omnibus Incentive Plan
Adopted June 2, 2026 (subject to stockholder approval)
ARTICLE 1
Establishment, Purpose, and Duration
1.1 Establishment.
ICF International, Inc., a Delaware corporation, and any successor thereto as provided in ARTICLE 20 (the “Company”), establishes an incentive compensation plan to be known as the ICF International, Inc. 2026 Omnibus Incentive Plan (the “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards. This Plan was approved by the Company’s Board of Directors on April 8, 2026, and will become effective upon approval by the Company’s stockholders on June 2, 2026 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
1.2 Objectives of This Plan.
The objectives of this Plan are to optimize the profitability and growth of the Company through incentives consistent with the Company’s goals and that link and align the personal interests of Participants with an incentive for excellence in individual performance, and to promote teamwork. This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.
1.3 Duration of This Plan.
This Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate this Plan at any time pursuant to ARTICLE 18, until all Shares subject to it shall have been purchased or acquired according to this Plan’s provisions. However, in no event may an Award be granted under this Plan on or after ten (10) years from the Effective Date.
ARTICLE 2
Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1 “2018 Plan” means the ICF International, Inc. Amended and Restated 2018 Omnibus Incentive Plan, as amended.
2.2 “Affiliate” means any entity (a) which, directly or indirectly, is controlled by, controls, or is under common control with, the Company, or (b) in which the Company has a significant equity interest, in either case as determined by the Committee, and which is designated by the Committee as such for purposes of the Plan.
2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.
2.4 “Award Agreement” means either: (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a

2026 Proxy Statement	77

EXHIBIT A
written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
2.5 “Beneficial Owner” or “Beneficial Ownership” have the meanings ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.
2.7 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in ARTICLE 10.
2.8 “Cause” means any of the following, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, with respect to any Participant:
(a)	any act that would constitute a material violation of the Company’s material written policies;
(b)
willfully engaging in conduct materially and demonstrably injurious to the Company; provided, however, that no act or failure to act, on the Participant’s part, shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company;

(c)
being indicted for, or if charged with but not indicted for, being tried for (i) a crime of embezzlement or a crime involving moral turpitude, or (ii) a crime with respect to the Company involving a breach of trust or dishonesty, or (iii) in either case, a plea of guilty or no contest to such a crime;

(d)	abuse of alcohol in the workplace, use of any illegal drug in the workplace, or a presence under the influence of alcohol or illegal drugs in the workplace;
(e)
failure to comply in any material respect with the Foreign Corrupt Practices Act of 1977, the Securities Act of 1933, the U.K. Bribery Act 2010, the Exchange Act, the Sarbanes-Oxley Act of 2002, and the U.S. Truthful Cost or Pricing Data Statute (formerly known as the Truth in Negotiations Act), or any rules and regulations issued thereunder, in each case, as may be amended from time to time; and

(f)	failure to follow the lawful directives of the Company’s Chief Executive Officer, the Chief Operating Officer, or the Board of Directors.
2.9 “Change of Control” of the Company means the occurrence of any one or more of the following:
(a)	The sale, lease, transfer, conveyance, or other disposition, in one transaction or a series of related transactions, of substantially all of the assets of the Company to any Person; or
(b)
Any Person becomes the Beneficial Owner (except that a Person shall be deemed to have Beneficial Ownership of all Shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation, or otherwise; or

(c)
A change in the composition of the Board such that individuals who, as of the beginning of any period of twenty-four (24) months determined on a rolling basis (the “measurement date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the measurement date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of a majority of those individuals then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of Board membership occurs as a result of either an actual or threatened election contest with respect to the election or removal of Directors of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be so considered as a member of the Incumbent Board.

(d)
Notwithstanding the foregoing, (i) if any payment or benefit pursuant to an Award is “nonqualified deferred compensation” under Code Section 409A to which an exception to Code Section 409A does not apply, and the payment of benefit of such Award is triggered by a Change of Control, the events described above shall not constitute a Change of Control with respect to such nonqualified deferred compensation unless the event constitutes a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as described under Code Section 409A; and (ii) for the avoidance of doubt, a Change of Control shall not be deemed to have occurred as a result of a sale or other disposition of any Affiliate (or any Affiliate’s assets) by which a Participant may be employed.

2.10 “Clawback Policy” has the meaning set forth in Section 21.1(c).

78	2026 Proxy Statement

EXHIBIT A
2.11 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations and notices thereunder and any successor or similar provision.
2.12 “Committee” means the Human Capital Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board and shall be composed of not less than two Directors, each of whom is a nonemployee director (within the meaning of Rule 16b-3) to the extent Rule 16b-3 is applicable to the Company and the Plan. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
2.13 “Company” has the meaning set forth in Section 1.1.
2.14 “Compensation Recovery Policy” means the Company’s compensation recovery policy, as amended from time to time, that is adopted to comply with (and subject to) the requirements of Section 10D of the Exchange Act and the applicable listing standards of the national securities exchange on which the Shares are listed (or any successor provisions).
2.15 “Director” means any individual who is a member of the Company’s Board of Directors.
2.16 “Effective Date” has the meaning set forth in Section 1.1.
2.17 “Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, an Affiliate, or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, or Subsidiary as an independent contractor, a consultant, or an employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, or Subsidiary during such period. An individual shall not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company, any Affiliates, or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company. For purposes of Awards other than Incentive Stock Options, a leave of absence may continue so long as the Employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with the Company, a Subsidiary, or an Affiliate under an applicable statute or by contract.
2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.19 “Extraordinary Items” means (a) gains or losses which are unusual or infrequent in nature, and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; or (d) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K, or the Compensation Discussion and Analysis section of the Company’s annual Proxy Statement, or successor provisions of comparable documents.
2.20 “Fair Market Value” or “FMV” means, as of any date, the fair market value of a Share determined as follows:
(a)
If the Shares are listed on a national securities exchange, the closing sales price of the Shares reported on the primary exchange on which the Shares are listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; or

(b)
If the Shares are not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Shares on such date that complies with Section 409A and, in the case of Incentive Stock Options, Section 422, of the Code.

2.21 “Full-Value Award” means an Award which is in a form other than an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.
2.22 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.
2.23 “Grant Price” means the price established at the time of grant of an SAR pursuant to ARTICLE 7, used to determine whether there is any payment due upon exercise of the SAR.

2026 Proxy Statement	79

EXHIBIT A
2.24 “Incentive Stock Option” or “ISO” means an Option to purchase Shares that is granted under ARTICLE 6 to an Employee, that is designated as an Incentive Stock Option, and that is intended to meet the requirements of Code Section 422 or any successor provision thereto.
2.25 “Incumbent Board” has the meaning set forth in clause (c) of the definition of “Change of Control”.
2.26 “Initial Share Reserve” has the meaning set forth in Section 4.1.
2.27 “Insider” means a Director or any officer or other person whose transactions in the Shares are subject to Section 16 of the Exchange Act.
2.28 “ISO Subsidiary” has the meaning set forth in Section 6.8(a)(ii).
2.29 “Nonemployee Director” means a Director who is not an Employee.
2.30 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or the Committee may establish in accordance with this Plan.
2.31 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.32 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in ARTICLE 6.
2.33 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.34 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to ARTICLE 10.
2.35 “Parent Corporation” has the meaning set forth in Section 6.8(a)(i).
2.36 “Participant” means any eligible individual as set forth in ARTICLE 5 to whom an Award is granted.
2.37 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy performance goals for a Performance Period, including performance-based compensation for purposes of Code Section 409A. For the avoidance of doubt, the use of performance criteria under the Plan is intended for compensation design purposes and is not intended to imply that any Award will be deductible under Code Section 162(m).
2.38 “Performance Measures” means measures as described in ARTICLE 12 on which the performance goals are based.
2.39 “Performance Period” means the period of time, as determined by the Committee, during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award; provided, however, that in no event (other than in connection with a Change of Control if so provided in an Award or Award Agreement) shall such a period be less than twelve (12) consecutive months.
2.40 “Performance Share” means an Award under ARTICLE 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which applicable Performance Measures have been achieved during a Performance Period.
2.41 “Performance Unit” means an Award under ARTICLE 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which applicable Performance Measures have been achieved during a Performance Period.
2.42 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, on the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in ARTICLE 8.
2.43 “Permitted Transferee” means, with respect to a Participant, (a) any member of the Participant’s “immediate family,” including the Participant’s spouse, domestic partner, former spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, nieces, and nephews (and, in each case, their respective spouses), and (b) any trust, family limited partnership, limited liability company, or other entity or arrangement, in each case, established for the benefit of, or owned solely by, the Participant and/or one or more of the persons described in clause (a).
2.44 “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.45 “Plan” has the meaning set forth in Section 1.1.

80	2026 Proxy Statement

EXHIBIT A
2.46 “Plan Year” means the Company’s fiscal year (which currently begins January 1 and ends December 31, and is subject to change by the Company).
2.47 “Replaced Award” has the meaning set forth in Section 17.1(a).
2.48 “Replacement Award” has the meaning set forth in Section 17.1(a).
2.49 “Restricted Stock” means an Award granted to a Participant pursuant to ARTICLE 8.
2.50 “Restricted Stock Unit” means an Award granted to a Participant pursuant to ARTICLE 8, except no Shares are actually awarded to the Participant on the Grant Date.
2.51 “Retirement” means the Termination of Employment, other than for Cause, of a Participant who is at least sixty (60) years old; provided, that (a) such Participant has a minimum of five (5) years of service with the Company or any Affiliate, and (b) the Committee does not determine, at the time of such Participant’s Termination of Employment, that the Participant has accepted (or is reasonably likely to accept in the immediate future) full-time employment with another business in a similar professional capacity.
2.52 “Share” means a share of common stock of the Company, par value $0.001 per share.
2.53 “Share Payment” has the meaning set forth in Section 19.2.
2.54 “Specified Employee” means a “specified employee” within the meaning of Code Section 409A and any specified employee identification policy or procedure of the Company.
2.55 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of ARTICLE 7 herein.
2.56 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
2.57 “Substitute Awards” has the meaning set forth in Section 4.3(d).
2.58 “Tax Laws” has the meaning set forth in Section 21.19.
2.59 “Termination of Employment” or “terminates employment” means a separation from service of a Participant within the meaning of Code Section 409A.
2.60 “U.S.” means United States.
ARTICLE 3
Administration
3.1 General. The Committee shall be responsible for administering this Plan, subject to this ARTICLE 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
3.2 Authority of the Committee. Subject to any express limitations set forth in the Plan and the Committee’s Charter, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:
(a)
To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award, and the number of Shares subject to an Award;

(b)
To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)	To approve forms of Award Agreements for use under the Plan;
(d)	To determine Fair Market Value of a Share in accordance with Section 2.20 of the Plan;
(e)	To amend the Plan or any Award Agreement as provided in the Plan;

2026 Proxy Statement	81

EXHIBIT A
(f)
To adopt subplans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States, which may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such subplans and/or special provisions, shall be governed by the provisions of the Plan;

(g)	To authorize any person to execute on behalf of the Company any instrument required to effect the grant of a stock award previously granted by the Board;
(h)	To determine whether Awards will be settled in Shares of common stock, cash, or in any combination thereof;
(i)
To impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares, including, without limitation: (i) restrictions under an insider trading policy, as adopted by the Company from time to time, and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

Notwithstanding the powers and authorities of the Committee set forth in this ARTICLE 3:
(aa)
The Committee shall not, without the prior approval of the stockholders of the Company except as otherwise provided in ARTICLE 17, permit the repricing of Options or SARs by any method, including by exchanges for other Awards involving Shares or by cancellation and re-issuance or cash buyout.

(bb)
The Committee may, subject to the minimum one (1)-year vesting, Period of Restriction, and Performance Period provisions of the Plan applicable to Awards to Employees, accelerate the vesting or exercisability of an Award only upon death or disability of a participant, Retirement of a Participant (subject to and in accordance with Section 17.4), or a Change of Control.

(cc)	The Committee shall not provide a tax gross-up to any Participant in connection with any Award.
(dd)
The Committee shall not permit the grant, purchase, or exercise of any Award, or the acquisition of Shares under the Plan, to be financed by a loan or other extension of credit from the Company or any Affiliate or Subsidiary, and shall not accept a promissory note or other indebtedness of a Participant as consideration for any Shares purchased or received under the Plan.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and/or (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.
ARTICLE 4
Shares Subject to This Plan and Maximum Awards
4.1 Number of Shares Available for Grants. Subject to adjustment under Section 4.3, Awards (including ISOs) may be made under the Plan for up to one million three hundred twenty-one thousand (1,321,000) Shares (the “Initial Share Reserve”). Any Shares related to Awards under this Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the Shares, or are settled in cash in lieu of Shares, shall be available again for grant under this Plan. The following Shares, however, may not again be made available for grant in respect of Awards under this Plan: (a) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right; (b) Shares delivered to or withheld by the Company to pay the Option Price or Grant Price of or the withholding taxes with respect to an Award; and (c) Shares repurchased on the open market with the proceeds from the payment of the Option Price of an Option. In compliance with Code Section 422(b)(1), Awards of ISOs may be made under the Plan for up to seven hundred fifty thousand (750,000) Shares. On or after the Effective Date, no further awards will be made under the 2018 Plan, and any shares remaining available for grant under the 2018 Plan as of the Effective Date will be forfeited and shall not be available for issuance under this Plan.

82	2026 Proxy Statement

EXHIBIT A
4.2 Limit on Annual Awards to Nonemployee Directors. Notwithstanding any provision in the Plan to the contrary, the aggregate amount of all compensation granted or paid to a Nonemployee Director during any fiscal year of the Company, including (a) Awards granted to such Nonemployee Director under the Plan pursuant to ARTICLE 13 (with the calculation of the value of such Awards based on the Grant Date fair value for financial accounting reporting purposes) taken together with (b) any cash fees paid by the Company, shall not exceed seven hundred fifty thousand dollars ($750,000).
4.3 Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award shall be subject to the following provisions:
(a)
In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards; provided, that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b)
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

(c)	The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
(d)
Subject to the provisions of ARTICLE 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may grant Awards in substitution for or in assumption of (or to replace) outstanding awards previously granted by a company acquired by the Company or by any Affiliate in connection with any merger, consolidation, acquisition of property or stock, or reorganization (such Awards, “Substitute Awards”) upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 422, 424, and 409A, as and where applicable. Shares delivered in settlement of Substitute Awards shall not reduce the Shares available for Awards under the Plan, and Shares subject to Substitute Awards that expire, are forfeited, or are otherwise terminated shall not be added back to the Plan’s share reserve.

4.4 Exceptions to Minimum One (1)-Year Vesting, Period of Restriction, and Performance Period. Notwithstanding anything contained in the Plan to the contrary, (a) Awards up to a maximum of five percent (5%) of (i) the Initial Share Reserve plus (ii) any increases to the share reserve which are subsequently approved by the vote of the Company’s stockholders may be granted without regard to the minimum one (1)-year vesting, Period of Restriction, and Performance Period requirements of Sections 6.5, 7.5, 8.2, 9.1, and 10.2; and (b) Substitute Awards granted in connection with awards of another company that are already fully vested or have partially vested at least one (1) year from their grant date may be granted without regard to the minimum one (1)-year vesting requirement.
ARTICLE 5
Eligibility and Participation
5.1 Eligibility. Persons eligible to participate in this Plan include (a) all officers and Employees of the Company, as determined by the Committee, including Employees who are members of the Board, (b) all Nonemployee Directors, and (c) consultants and other independent contractors providing bona fide services to the Company or any Subsidiary, as determined by the Committee.
5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.
ARTICLE 6
Stock Options
6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

2026 Proxy Statement	83

EXHIBIT A
6.2  Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.
6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Option’s Grant Date.
6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. In addition, except to the extent permitted by Code Section 409A, no extension of the exercise period fixed on the Grant Date of an Option shall be permitted. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a Participant’s death to achieve favorable tax results or comply with local law.
6.5 Minimum Vesting Period and Exercise of Options. Options granted under this ARTICLE 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant; provided, however, that Options granted to Participants shall become vested and exercisable no earlier than one (1) year after the Grant Date except as otherwise provided in Section 4.4.
6.6 Payment. Options granted under this ARTICLE 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:
(a)	In cash or its equivalent;
(b)
By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that such Shares are not the subject of any pledge or other security interest);

(c)	By a cashless (broker-assisted) exercise;
(d)	By any combination of clauses (a), (b), and (c); or
(e)	Any other method approved or accepted by the Committee in its sole discretion.
Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.
6.7 Termination of Employment or Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this ARTICLE 6, and may reflect distinctions based on the reasons for termination.
6.8 Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an ISO granted to a Participant shall be subject to the following rules:
(a)	Special ISO Definitions.
(i)	“Parent Corporation” means, as of any applicable date, a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).
(ii)	“ISO Subsidiary” means, as of any applicable date, any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

84	2026 Proxy Statement

EXHIBIT A
(iii)
“10% Owner” means an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary, as determined under Section 424(d) of the Code.

(b)	Eligible Employees. ISOs may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary (as permitted under Code Sections 422 and 424).
(c)	Specified as an ISO. The Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.
(d)
Option Price. The Option Price of an ISO granted under the Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must at least equal one hundred percent (100%) of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% Owners, the Option Price may not be less than one hundred ten percent (110%) of such Fair Market Value).

(e)	Right to Exercise. Any ISO granted to a Participant under the Plan shall be exercisable during his or her lifetime solely by such Participant.
(f)	Exercise Period. The period during which a Participant may exercise an ISO shall not exceed ten (10) years (five (5) years in the case of a Participant who is a 10% Owner) from the Grant Date.
(g)
Termination of Employment. In the event a Participant terminates employment due to death or disability, as defined under Code Section 22(e)(3), the Participant (or his or her beneficiary, in the case of death) shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his or her death or disability, as applicable; provided, however, that such period may not exceed one (1) year from the date of such termination of employment or, if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or disability, as defined under Code Section 22(e)(3), the Participant shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; and provided further, that such period may not exceed three (3) months from the date of such termination of employment or, if shorter, the remaining term of the ISO.

(h)
Dollar Limitation. To the extent that the aggregate Fair Market Value of: (i) the Shares with respect to which Options designated as Incentive Stock Options plus (ii) the Shares of common stock of the Company, Parent Corporation, and any Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and any Affiliate and Subsidiary exceeds one hundred thousand dollars ($100,000) (determined as of the Grant Date), such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option or other Incentive Stock Option is granted.

(i)	Duration of Plan. No Incentive Stock Options may be granted more than ten (10) years after the Effective Date.
(j)
Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within thirty (30) days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code Section 421(b) has occurred.

(k)
Transferability. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, at the discretion of the Committee, an ISO may be transferred to a U.S. grantor trust under which a U.S. Participant making the transfer is the sole beneficiary. Any transfer of an ISO that is not permitted under Code Section 422 shall cause such Option (or the portion thereof so transferred) to be treated as an NQSO for all purposes under the Plan (without any obligation of the Company to preserve ISO treatment), and the Committee may require such amendments to the Award Agreement as it deems necessary or advisable to reflect such treatment.

6.9 No Deferral Feature. Except to the extent permitted under Code Section 409A, no NQSO or ISO shall contain any feature for the deferral of compensation (other than the deferral of recognition of income until the exercise of an NQSO).
6.10 Prohibition on Repricing of Options. Consistent with, and except as otherwise permitted under, Section 3.2(aa), the terms of any outstanding Option shall not, without the prior approval of the stockholders of the Company, be amended to effect the repricing of such Option by any method.

2026 Proxy Statement	85

EXHIBIT A
ARTICLE 7
Stock Appreciation Rights
7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
7.2 Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Grant Date.
7.3 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, the number of Shares subject to the SAR, and such other provisions as the Committee shall determine.
7.4 Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a participant’s death to achieve favorable tax results or comply with local law.
7.5 Minimum Vesting Period and Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes; provided, however, that SARs granted to Participants shall become vested and exercisable no earlier than one (1) year after the Grant Date except as otherwise provided in Section 4.4.
7.6 Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b)	The number of Shares with respect to which the SAR is exercised.
7.7 Form of Payment. Payment, if any, with respect to an SAR settled in accordance with Section 7.6 of the Plan shall be made in accordance with the terms of the applicable Award Agreement in cash, Shares, or a combination thereof, as the Committee determines.
7.8 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, Affiliates, or Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
7.9 No Deferral Feature. Except to the extent permitted under Code Section 409A, no SAR shall contain any feature for the deferral of compensation (other than the deferral of recognition of income until the exercise of the SAR).
7.10 Other Restrictions. The Committee shall impose such other conditions or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.
7.11 Prohibition on Repricing of SARs. Consistent with, and except as otherwise permitted under, Section 3.2(aa), the terms of any outstanding SAR shall not, without the prior approval of the stockholders of the Company, be amended to effect the repricing of such SAR by any method.
ARTICLE 8
Restricted Stock and Restricted Stock Units
8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date. The Company shall have the right to condition the issuance of any Shares of Restricted Stock upon the

86	2026 Proxy Statement

EXHIBIT A
Participant’s execution of such documents as the Company may reasonably require, and if the Participant makes an election under Code Section 83(b) with respect to Restricted Stock, the Participant shall provide the Company with a copy of such election (and proof of timely filing) within thirty (30) days after the Grant Date (or such shorter period as the Company may specify), and the Participant shall be solely responsible for all tax consequences of such election.
8.2 Restricted Stock or Restricted Stock Unit Agreement; Minimum Vesting and Period of Restriction. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock, or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine; provided, however, that Awards of Restricted Stock and Restricted Stock Units to Participants shall have a vesting period and Period of Restriction of at least one (1) year except as otherwise provided in Section 4.4.
8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. Except as otherwise provided in this ARTICLE 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.
8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
“The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the ICF International, Inc. 2026 Omnibus Incentive Plan and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from ICF International, Inc.”
8.5 Rights as a Stockholder. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. Any cash dividends or other distributions declared and paid on Shares of Restricted Stock during the Period of Restriction shall be automatically reinvested in additional Shares of Restricted Stock as of the applicable dividend payment date based on the Fair Market Value of a Share on such date, and any such additional Shares shall be subject to the same restrictions (including the same risk of forfeiture) as the Restricted Stock with respect to which such dividends or distributions were paid and shall be held and distributed, if at all, at the same time and in the same manner as such Restricted Stock.
8.6 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
ARTICLE 9
Performance Units/Performance Shares
9.1 Grant of Performance Units/Performance Shares; Minimum Vesting and Performance Period. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine; provided, however, that, other than in connection with a Change of Control if so provided in an Award or Award Agreement, Awards of Performance Units and Performance Shares to Participants shall have a vesting period and Performance Period of at least one (1) year except as otherwise provided in Section 4.4.
9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

2026 Proxy Statement	87

EXHIBIT A
9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. It is intended that payments with respect to Performance Units/Performance Shares either qualify for the short-term deferral exception under Code Section 409A or otherwise be made pursuant to payment terms that comply with Code Section 409A, as set forth in the applicable Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares within seventy-four (74) days after the close of the applicable Performance Period; provided, however, that if such seventy-four (74)-day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. In the absence of other payment arrangements in the Award Agreement in accordance with Code Section 409A, payments related to Performance Units/Performance Shares shall be made in a lump sum within ninety (90) calendar days of the end of the Performance Period; provided, however, that if such ninety (90)-day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment. Notwithstanding any other provision to the contrary in this ARTICLE 9, Performance Units/Shares payable upon a termination of employment of a Specified Employee during the six (6)-month period following such termination of employment, to the extent that they constitute nonqualified deferred compensation subject to Code Section 409A, shall not be paid or issued until within the thirty (30)-day period commencing with the first (1st) day of the seventh (7th) month following the month of the Specified Employee’s termination of employment; provided, that if such thirty (30)-day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment.
9.5 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
9.6 Satisfaction of Performance Goals. Other than in connection with a Change of Control if so provided in an Award or Award Agreement, a Participant shall be eligible to receive payment with respect to a Performance-Based Compensation Award only to the extent that the performance goals for such Performance Period are achieved and the terms of the Award applied against such performance goals determines that all or a portion of such Participant’s Performance-Based Compensation Award has been earned for the Performance Period. Following the completion of a Performance Period, the Committee shall review and determine whether, and to what extent, the Performance-Based Compensation Award for the Performance Period was achieved and then the amount thereof.
ARTICLE 10
Cash-Based Awards and Other Stock-Based Awards
10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
10.2 Other Stock-Based Awards; Minimum Vesting and Performance Period. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine; provided, however, that such Awards to Participants containing a vesting period or Performance Period shall have a vesting period or Performance Period of at least one (1) year except as otherwise provided in Section 4.4. Any grant or offer for sale of Shares without a vesting period shall be limited to Awards granted pursuant to Section 4.4. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

88	2026 Proxy Statement

EXHIBIT A
10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines in accordance with Code Section 409A to the extent applicable.
10.5 Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
ARTICLE 11
Transferability of Awards and Shares
11.1 Transferability of Awards. Except as provided in Section 11.2, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relation order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation of this Section 11.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.
11.2 Committee Action. Except as provided in Section 6.8(k), the Committee may, in its discretion, determine that notwithstanding Section 11.1, Nonqualified Stock Options and Stock Appreciation Rights may be transferable to and exercisable by such transferees, and be subject to such terms and conditions as the Committee may deem appropriate; provided, however, (a) no such transfer may be made for value and (b) no other type of Award may be transferred under this Section 11.2.
11.3 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.
ARTICLE 12
Performance Measures
12.1 Performance Measures. The performance goals upon which the payment or vesting of an Award that is intended to qualify as Performance-Based Compensation may, among others designated by the Committee, include the following Performance Measures:
(a)	Net earnings or net income (before or after taxes);
(b)	Earnings per share;
(c)	Gross or net sales or revenue growth;
(d)	Product invoice;
(e)	Net operating profit;
(f)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(h)	Earnings before or after taxes, interest, depreciation, and/or amortization;
(i)	Gross or operating margins;
(j)	Productivity ratios;
(k)	Share price (including, but not limited to, growth measures and total stockholder return);
(l)	Expense targets;
(m)	Cost reduction or savings;
(n)	Performance against operating budget goals;

2026 Proxy Statement	89

EXHIBIT A
(o)	Margins;
(p)	Operating efficiency;
(q)	Funds from operations;
(r)	Market share;
(s)	Customer satisfaction;
(t)	Working capital targets;
(u)	Gross Revenue;
(v)	Revenue after subcontractor costs;
(w)	Service Sales;
(x)	Contract Backlog;
(y)	Business Pipeline;
(z)	Economic value added or EVA (net operating profit after tax minus the product of capital multiplied by the cost of capital);
(aa)	Debt levels;
(bb)	Days Sales Outstanding; and
(cc)	Contract Awards/Book-to-Bill.
Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any one or more business units of the Company, Subsidiary, and/or Affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (k) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this ARTICLE 12; provided, however, that any restrictions on acceleration of payment under Code Section 409A shall be observed.
12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in Tax Laws, regulations or accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) Extraordinary Items, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.
12.3 Adjustment of Performance-Based Compensation. The Committee shall retain the discretion to adjust Awards that qualify as Performance-Based Compensation upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines.
12.4 Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.
ARTICLE 13
Nonemployee Director Awards
13.1 Awards to Nonemployee Directors. The Board or Committee shall determine and approve all Awards to Nonemployee Directors, which shall be subject to the limitation set forth in Section 4.2. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.
13.2 Awards in Lieu of Fees; Deferral of Award Payment. The Board or Committee may permit a Nonemployee Director the opportunity to: (a) receive an Award in lieu of payment of all or a portion of future Director fees (including but not limited to cash retainer fees and meeting fees) or other types Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable subplan or Award Agreement, or (b) defer the grant or payment of an Award pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in any applicable subplan or Award Agreement. Notwithstanding the foregoing, any election to receive Awards in lieu of fees and any deferral of the grant, vesting, settlement, or payment of an Award by a Nonemployee

90	2026 Proxy Statement

EXHIBIT A
Director shall be permitted only pursuant to a separate written subplan (or written deferral arrangement) adopted by the Company that is intended to comply with Code Section 409A and that specifies (i) the timing and manner of deferral elections, (ii) the permissible payment events and form of payment, and (iii) the timing of payments, and no such deferral shall be effective unless made in accordance with such subplan.
ARTICLE 14
Dividend Equivalents
Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and manner and subject to such limitations (including the limitations set forth in Section 4.2) as determined by the Committee. Any such dividend equivalents shall be subject to the same vesting and forfeiture conditions as the underlying Award and shall be paid (or, if applicable, settled in additional Shares) only if, when, and to the extent the underlying Award vests and is paid or settled. Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared or paid out on Shares that are subject to a Nonqualified Stock Option, ISO, SAR, or cash-settled Restricted Stock Unit, and, further, no dividends or dividend equivalents shall be paid out with respect to any unvested Awards.
ARTICLE 15
Beneficiary Designation
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.
ARTICLE 16
Rights of Participants
16.1 Employment. Nothing in this Plan or an Award Agreement shall: (a) interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, or (b) confer upon any Participant any right to continue his or her employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate or Subsidiary and, accordingly, subject to ARTICLES 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
16.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
ARTICLE 17
Change of Control and Retirement
17.1 Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this ARTICLE 17 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

2026 Proxy Statement	91

EXHIBIT A
(a)
Outstanding Options and SARs Exchanged for Replacement Awards. Upon a Change of Control, if an Award meeting the requirements of Section 17.2 (a “Replacement Award”) is provided to a Participant to replace the Participant’s then-outstanding Options or Stock Appreciation Rights (the “Replaced Award”), then the Replaced Award shall be deemed cancelled and shall have no further force or effect and the Company shall have no further obligation with respect to the Replaced Award.

(b)
Outstanding Options and SARs Not Exchanged for Replacement Awards. Upon a Change of Control, to the extent a Participant’s then-outstanding Options and Stock Appreciation Rights are not exchanged for Replacement Awards as provided for in Section 17.1(a), then such Options and Stock Appreciation Rights shall, subject to Section 17.3, continue to vest and become exercisable as set forth in the applicable Award Agreement.

(c)
Service-Based Outstanding Awards Other Than Options and SARs. Unless otherwise provided in an Award Agreement, upon a Change of Control, all then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate, shall, subject to Section 17.3, continue to vest and be subject to the restrictions related to the vesting or transferability of such Awards.

(d)
Other Awards. Upon a Change of Control, the treatment of then-outstanding Awards not subject to subparagraphs (a), (b), or (c) above shall be determined by the terms and conditions set forth in the applicable Award Agreement.

(e)
Committee Discretion Regarding Treatment of Awards Not Exchanged for Replacement Awards. Unless otherwise provided in an Award Agreement, except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion, (i) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share subject to such Awards a cash payment (or the delivery of Shares, other securities, or a combination of cash, Shares, and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a Share in connection with such transaction and the purchase price per Share, if any, under the Award multiplied by the number of Shares subject to such Award; provided, that if such product is zero (0) or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor; or (ii) provide that the period to exercise Options or Stock Appreciation Rights granted under the Plan shall be extended (but not beyond the expiration date of such Option or Stock Appreciation Right).

(f)
Application of 409A. Notwithstanding anything to the contrary in this ARTICLE 17, to the extent an Award constitutes nonqualified deferred compensation subject to Code Section 409A, any cancellation, substitution, assumption, settlement, cash-out, extension of exercise period, or other action taken pursuant to this ARTICLE 17 shall be implemented only to the extent and in a manner that complies with Code Section 409A (including the rules prohibiting impermissible accelerations and subsequent deferrals), and the Company shall have no obligation to take any action that would cause a violation of Code Section 409A.

17.2 Replacement Awards. An Award shall qualify as a Replacement Award if: (a) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (b) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and (c) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 17.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.
17.3 Termination of Service.
(a)
Nonemployee Directors. Upon a termination of directorship of a Nonemployee Director Participant occurring in connection with or during the period of two (2) years after such Change of Control, other than for Cause, all Awards described in Sections 17.1(a), (b), and (c) above held by the Nonemployee Director Participant shall become fully vested and (if applicable) exercisable and free of restrictions.

(b)
Employees. Upon a Termination of Employment of an Employee Participant in connection with or during the period of two (2) years after such Change of Control, either by the Company without Cause, or by the Employee Participant who terminates employment as a result of:

(i)	a material reduction in the Employee’s authority, duties, or responsibilities;

92	2026 Proxy Statement

EXHIBIT A
(ii)	the Employee’s relocation by the Company of more than fifty (50) miles from the Employee’s then-current work location;
(iii)	a reduction in the rate of the Employee’s then-current annual base salary or target incentive compensation; or
(iv)	failure of the surviving company to assume the Employee’s employment agreement or other applicable agreement relating to the Employee’s employment, then the Employee Participant’s Awards described in Sections 17.1(a), (b), and (c) above shall become fully vested, exercisable, and free of restrictions.
17.4 Retirement. Subject to compliance with Section 4.4, the Committee may provide special vesting and/or payment provisions in the case of a Participant’s Retirement (or similar separation from service), which provisions will be set forth in the Participant’s Award Agreement. Such provisions may be set forth in the original Award Agreement or may be added by amendment, with the Participant’s consent, at any time.
ARTICLE 18
Amendment and Termination
18.1 Amendment and Termination of the Plan and Award Agreements.
(a)
Subject to subparagraphs (b) and (c) of this Section 18.1 and to Section 18.3 of the Plan, the Board may at any time terminate the Plan or any outstanding Award Agreement and the Committee may, at any time and from time to time, amend the Plan or any outstanding Award Agreement.

(b)
Except in connection with a Change of Control or a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), without stockholder approval (i) the terms of an outstanding Award may not be amended to reduce the Option Price of outstanding Options or to reduce the Grant Price of outstanding SARs, and (ii) no outstanding Options or SARs may be cancelled in exchange for cash, other Awards, or Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Options or the Grant Price of the cancelled SARs.

(c)
Notwithstanding the foregoing, no amendment of this Plan shall be made without stockholder approval if stockholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

18.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 12.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 18.2 without further consideration or action.
18.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 18.2, 18.4, or 21.14, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
18.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 18.4 to any Award granted under the Plan without further consideration or action.

2026 Proxy Statement	93

EXHIBIT A
ARTICLE 19
Reporting and Withholding
19.1 Reporting and Tax Withholding. The Company shall have the power and the right to report income and to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. Participants may elect tax withholding above the minimum statutory amount up to the maximum individual statutory tax rate applicable to the Participant (or such lesser amount as may be permitted under then-current accounting principles to qualify the Award for equity classification).
19.2 Share Withholding. With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares or Performance Units, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the tax withholding is to be determined equal to either (a) the minimum statutory withholding requirement, or (b) such greater amount as may be permitted under then-current accounting principles to qualify the Award for equity classification. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
ARTICLE 20
Successors
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE 21
General Provisions
21.1 Forfeiture Events; Recoupment and Clawbacks.
(a)
The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, or Subsidiary, violation of material Company, Affiliate, or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate, or any Subsidiary.

(b)
If any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Award granted or paid to a Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002). The Committee shall determine whether the Company shall effect any such recovery by: (i) seeking repayment from the Participant, (ii) reducing (subject to applicable law and the terms and conditions of the applicable plan, program, or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program, or arrangement maintained by the Company, any Affiliate, or any Subsidiary, (iii) withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) any combination of the foregoing.

94	2026 Proxy Statement

EXHIBIT A
(c)
Applicability of Exchange Act Rule 10d-1 Clawback Policies. Without limiting the foregoing, each Award (and any amounts paid or Shares issued thereunder) shall be subject to the Compensation Recovery Policy and any other clawback, recoupment, or similar policy or arrangement maintained by the Company from time to time, in each case as may be amended and as required by applicable law, regulation, or stock exchange listing standards (a “Clawback Policy”).

(i)
Notwithstanding any other requirements of Sections 21.1(a) or (b), if any Participant is subject to a Clawback Policy, then all Awards granted to such Participant pursuant to this Plan shall be subject to recovery under, and the terms and conditions of, such Clawback Policy.

(ii)	In the event of any conflict between the terms of an Award or this Plan, and the terms of any Clawback Policy, the terms of any Clawback Policy shall control.
(iii)
If an event occurs which could trigger recovery under the terms of both a Clawback Policy and Sections 21.1(a) or (b) of all, or any portion of any, Awards granted to a Participant, then the Committee (A) shall first seek recovery of the amounts required to be recovered pursuant to such Clawback Policy and (B) then may seek recovery pursuant to Sections 21.1(a) or (b), but (Y) only if the amount of recovery under Sections 21.1(a) or (b) is reasonably determined to exceed the amount of recovery under such Clawback Policy and (Z) only to the extent of such excess.

21.2 Legend. The certificates for Shares, or in the case of uncertificated Shares, notices of issuance with respect to such Shares, may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
21.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
21.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
21.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
21.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)
Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
21.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
21.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees and/or Directors, the Committee, in its sole discretion, shall have the power and authority to:
(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;
(b)	Determine which Employees and Directors outside the United States are eligible to participate in this Plan;
(c)	Modify the terms and conditions of any Award granted to Employees and Directors outside the United States to comply with applicable foreign laws;
(d)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

2026 Proxy Statement	95

EXHIBIT A
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
21.10 Uncertificated Shares. Shares issued under the Plan may be evidenced by certificates or in uncertificated (book-entry) form, to the extent permitted by applicable law and the rules of any stock exchange on which the Shares are listed. In the case of uncertificated Shares, the notice of issuance (or other documentation evidencing ownership) shall include a legend substantially in the following form (or such other legend as the Committee determines is appropriate):
“The sale, assignment, transfer, pledge or other disposition of the Shares referenced herein is subject to certain restrictions set forth in the ICF International, Inc. 2026 Omnibus Incentive Plan and the applicable Award Agreement. Copies of the Plan and Award Agreement may be obtained from ICF International, Inc.”
21.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to ensure payment of such amounts except as expressly set forth in this Plan.
21.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
21.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
21.14 Deferred Compensation.
(a)
The Committee may grant Awards under the Plan that provide for the deferral of compensation within the meaning of Code Section 409A. It is intended that such Awards comply with the requirements of Code Section 409A so that amounts deferred thereunder are not includible in income and are not subject to an additional tax of twenty percent (20%) at the time the deferred amounts are no longer subject to a substantial risk of forfeiture.

(b)
Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Code Section 409A and would cause the Participant to incur any penalty tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, the Committee may reform the Plan and Award Agreement to comply with the requirements of Code Section 409A and to the extent practicable maintain the original intent of the Plan and Award Agreement. By accepting an Award under this Plan, a Participant agrees to any amendments to the Award made pursuant to this Section 21.14(b) without further consideration or action.

21.15 Non-Exclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant. Notwithstanding anything contained to the contrary in this Plan or Award Agreements made hereunder, such other compensation arrangements (including, but not limited to, letter agreements, employment agreements, and severance or similar agreements) may contain different or additional vesting provisions (or other provisions) with respect to Awards made under this Plan and, in such case, the terms of such other compensation arrangements shall apply.
21.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
21.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

96	2026 Proxy Statement

EXHIBIT A
21.18 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee.
21.19 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties, and interest under the Tax Laws.
21.20 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with ARTICLE 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her; provided, he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
* * * * *

2026 Proxy Statement	97

`

ICF INTERNATIONAL, INC.
ATTN: CORPORATE SECRETARY
1902 RESTON METRO PLAZA
RESTON, VA 20190-5231

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. ET on June 1, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ICFI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. ET on June 1, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92510-P50553 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ICF INTERNATIONAL, INC.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Ms. Marilyn Crouther	☐	☐	☐
1b. Mr. Michael J. Van Handel	☐	☐	☐
1c. Dr. Michelle A. Williams	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	**Against**	**Abstain**
2. ***ADVISORY VOTE REGARDING ICF INTERNATIONAL'S OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM.*** Approve by non-binding, advisory vote, the Company's overall pay-for-performance executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in the Proxy Statement.	☐	☐	☐
3. ***APPROVAL OF ICF INTERNATIONAL, INC. 2026 OMNIBUS INCENTIVE PLAN.*** Approve a new long-term incentive plan, the ICF International, Inc. 2026 Omnibus Incentive Plan.	☐	☐	☐
4. ***RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.*** Ratify the selection of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: The proxies will vote as the Board of Directors recommends where a choice is not specified.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials:
The proxy materials for the ICF International Annual Meeting of Stockholders, including the 2025 Annual Report on Form-10K, is available over the Internet. To view the proxy materials, please have the reverse side of this proxy card available and visit www.proxyvote.com.

V92511-P50553

ANNUAL MEETING OF STOCKHOLDERS OF ICF INTERNATIONAL, INC.
June 2, 2026
This Proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 22, 2026, and revoking all prior proxies, hereby appoints Caroline Angoorly, Srikant Datar, Randall Mehl, Scott Salmirs, and John Wasson (with full power to act alone and with power of substitution and revocation) to represent the undersigned and to vote, as designated on this proxy card, all shares of common stock of ICF International, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ICF International, Inc. to be held at 8:00 a.m., ET, on Tuesday, June 2, 2026, via a live webcast at www.virtualshareholdermeeting.com/ICFI2026, and any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this proxy card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof, including on whether to adjourn or postpone the meeting.

The proxies will vote as the Board of Directors recommends where a choice is not specified.

Continued and to be signed on reverse side